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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HEXCEL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Hexcel Corporation
Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901-3238

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 8, 2008

         The Annual Meeting of Stockholders of Hexcel Corporation will be held in the Community Room, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut, on May 8, 2008 at 10:30 a.m. for the following matters:

  1.
  To elect ten individuals to serve as directors until the next annual meeting of stockholders and until their successors are duly elected and qualified;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2008; and

  3.
  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         Stockholders of record at the close of business on March 19, 2008 will be entitled to vote at the meeting and any adjournments or postponements. A list of these stockholders will be available for inspection at the executive offices of Hexcel and will also be available for inspection at the annual meeting.

By order of the board of directors

Ira J. Krakower Senior Vice President, General Counsel and Secretary

Dated: March 26, 2008

YOUR VOTE IS EXTREMELY IMPORTANT THIS YEAR IN LIGHT OF THE PROXY CONTEST BEING
CONDUCTED BY OSCAR S. SCHAFER & PARTNERS II LP AND CERTAIN OF ITS AFFILIATES

***CAUTION***

         HEXCEL HAS RECEIVED A NOTICE FROM OSCAR S. SCHAFER & PARTNERS II LP AND CERTAIN OF ITS AFFILIATES ("OSS") THAT THEY INTEND TO NOMINATE MESSRS. EDWARD A. BLECHSCHMIDT, TIMOTHY D. LEULIETTE AND JOACHIM V. HIRSCH FOR ELECTION TO HEXCEL'S BOARD OF DIRECTORS AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS AND MANAGEMENT FIRMLY BELIEVE THAT THE ELECTION OF OSS'S NOMINEES WOULD BE CONTRARY TO YOUR BEST INTERESTS AS A STOCKHOLDER.

         Whether or not you plan to attend the meeting, and whatever the number of shares you own, please complete, sign, date and promptly return the enclosed GOLD proxy/voting instruction card. Please use the accompanying envelope, which requires no postage if mailed in the United States. Alternatively, if you own shares in "street name" through a bank, broker or other nominee, you may vote your shares by telephone or Internet by following the instructions on the proxy/voting instruction form. Please note, however, that if you wish to vote at the meeting and your shares are held of record by a broker, bank or other nominee, you must obtain a proxy issued in your name from that record holder.

         THE BOARD URGES YOU NOT TO SIGN ANY WHITE PROXY CARDS SENT TO YOU BY OSS—EVEN AS A PROTEST VOTE AGAINST OSS. IF YOU HAVE PREVIOUSLY SIGNED A WHITE PROXY CARD SENT TO YOU BY OSS, YOU CAN REVOKE IT BY SIGNING, DATING AND MAILING THE ENCLOSED GOLD PROXY CARD IN THE ENVELOPE PROVIDED.

         If you have any questions or need assistance in voting your shares of Hexcel's common stock, please call Morrow & Co., LLC at (800) 607-0088.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	71
General	71
Fees	71
Audit Committee Pre-Approval Policies and Procedures	71
Vote Required	72
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	72
Review and Approval of Related Person Transactions	72
Related Person Transactions	73
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	73
OTHER MATTERS	73
STOCKHOLDER PROPOSALS	73
CERTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION OF PROXIES	73
COST OF SOLICITATION	74
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING	74
ANNUAL REPORT	74
ANNEX A	A-1

Hexcel Corporation
Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901-3238

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on May 8, 2008

THE MEETING

        This proxy statement is furnished to the holders of Hexcel Corporation ("Hexcel" or the "Company") common stock (the "Common Stock"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 8, 2008, or any adjournments or postponements thereof. This proxy statement and the accompanying proxy/voting instruction card are first being mailed to stockholders on or about March 26, 2008.

        Only stockholders of record at the close of business on March 19, 2008, will be eligible to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, 95,855,771 shares of Common Stock were issued and outstanding and such shares were held by 1,203 holders of record. The holders of 47,927,886 shares will constitute a quorum at the meeting.

        Each share of Common Stock entitles the holder thereof to one vote with respect to each matter that is subject to a vote at the Annual Meeting. All shares that are represented by effective proxies received by the Company in time to be voted shall be voted at the Annual Meeting or any adjournments or postponements thereof. Where stockholders direct how their votes shall be cast, shares will be voted in accordance with such directions. Proxies submitted with abstentions and broker non-votes (as defined below) will be included in determining whether or not a quorum is present. Broker non-votes will not be counted in tabulating the number of votes cast on proposals submitted to stockholders.

        Pursuant to the rules of the New York Stock Exchange ("NYSE"), because of the election contest, if you hold your shares in street name through a broker, your broker is not permitted to vote your shares on Proposal 1 below (election of directors) unless you give your broker specific instructions as to how to vote. If you are a street name holder and do not provide instructions to your broker on Proposal 1 below, your shares that are voted on any other matter will count toward a quorum but your broker cannot vote your shares on the election of directors (a "broker non-vote"). Accordingly, a broker non-vote will not be counted as a vote on Proposal 1.

        The proxy also confers discretionary authority to vote on all matters that may properly come before the Annual Meeting, or any adjournments or postponements thereof, respecting (i) matters of which the Company did not have timely notice but that may be presented at the meeting; (ii) the election of any person as a director if a nominee is unable to serve or for good cause will not serve; and (iii) all matters incident to the conduct of the meeting.

Revoking a Proxy

        Any stockholder giving a proxy may revoke it at any time prior to the voting thereof by:

  •
  mailing a revocation to Mr. Ira Krakower, the Secretary of the Company, at the above address with a later date than any previously completed proxy so long as it is received prior to the Annual Meeting;

  •
  submitting another properly completed proxy dated later than any previously completed proxy so long as it is received prior to the Annual Meeting;

  •
  by filing a written revocation at the Annual Meeting with Mr. Krakower, the Secretary of the Company; or

  •
  by casting a ballot at the meeting.

        If you are an employee stockholder, you may revoke voting instructions given to the Trustee by following the instructions under "Employee Stockholder" in this proxy statement.

        The Board strongly urges you to revoke any white or other proxy card you may have returned which you received from OSS or its affiliates. Even if you have previously completed a proxy card sent by OSS, you have every right to change your vote. You may revoke that proxy and vote as recommended by your Board by either (i) signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided or (ii) if you hold your shares in "street name," voting by telephone or Internet pursuant to the instruction on the GOLD proxy/voting instruction form.

Matters of Business, Votes Needed and Recommendations of the Board of Directors

  Proposal 1—Election of Directors

        Each outstanding share of our stock is entitled to one vote for as many separate nominees as there are directors to be elected. There are ten directors to be elected. The Board of Directors has nominated David E. Berges, Joel S. Beckman, Lynn Brubaker, Jeffrey C. Campbell, Sandra L. Derickson, W. Kim Foster, Jeffrey A. Graves, David C. Hill, David C. Hurley and David L. Pugh for election to Board of Directors. Each of these ten nominees, except Mr. Hill, is currently a director of the Company. Mr. Hill is being nominated by the Board to replace H. Arthur Bellows, Jr., who is not standing for re-election to the Board this year as he has reached our retirement age of 70. A plurality of the votes cast in person or by proxy at the Annual Meeting and entitled to vote is required to elect each of the nominees for director. If you do not wish your shares to be voted for a particular nominee on the enclosed GOLD PROXY CARD, you may withhold your vote as provided on the proxy form. The Board of Directors recommends that you vote FOR the election of each of the Board's nominees for director on the enclosed GOLD PROXY CARD.

  Proposal 2—Ratification of Independent Registered Public Accounting Firm

        Ratification of the appointment of PricewaterhouseCoopers LLP to audit the Company's financial statements for 2008 requires the favorable vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal. The audit committee is directly responsible for appointing the Company's independent registered public accounting firm, regardless of the outcome of this vote. The audit committee is not bound by the outcome of this vote but will, however, consider these voting results when selecting the Company's independent auditor for 2008. The Board of Directors recommends that you vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2008.

How to Vote Your Shares

  Voting shares you hold through a nominee

        If you hold shares through someone else, such as a stockbroker, bank or nominee, you will receive material from that firm asking you for instructions on how your shares should be voted. You can complete that firm's voting instruction form and return it as requested by the firm. If the firm offers Internet or telephone voting, the voting form will contain instructions on how to vote using those voting methods.

  Returning a signed proxy without voting instruction

        If you do return a signed GOLD PROXY CARD without providing voting instructions, your shares will be voted in favor of each of the director candidates nominated by the Board of Directors, in favor of the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditor for 2008, and in the discretion of the proxy holders on any other matters that may come before the Annual Meeting or any adjournments or postponements thereof.

  If You Plan to Attend the Meeting

        Please note that attendance will be limited to stockholders as of the record date. Admission will be on a first-come, first-served basis. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Stockholders holding stock in brokerage accounts or by a bank or other nominee may be required to show a brokerage statement or account statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. You may contact Morrow & Co., LLC at (800) 607-0088 to obtain directions to the site of the Annual Meeting. The doors to the meeting will open at 10:00 a.m. local time and the meeting will begin at 10:30 a.m. local time.

  Voting in person

        If you are a registered stockholder, you may vote your shares in person by ballot at the Annual Meeting.

        If you hold your shares in a stock brokerage account or through a bank or other nominee, you will not be able to vote in person at the Annual Meeting unless you have previously requested and obtained a "legal proxy" from your broker, bank or other nominee and present it at the Annual Meeting along with a properly completed ballot.

  Inspectors of Election

        At the Annual Meeting, IVS Associates, Inc. will count the votes. Its officers or employees will serve as inspectors of election.

  Employee Stockholders

        If you are a participant in at least one of the Company's Employee Stock Ownership Plans or Tax-Deferred Savings Plans, you will receive a separate voting instruction form to instruct the Trustee as to how to vote your shares. All shares of Common Stock for which the Trustee has not received timely directions shall be voted by the Trustee in the same proportion as the shares of Common Stock for which the Trustee received timely directions, except in the case where to do so would be inconsistent with the provisions of Title I of ERISA. If the voting instruction form is returned signed without directions marked for one or more items, your shares will be voted in favor of each of the director candidates nominated by the Board of Directors, in favor of the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditor for 2008, and in the discretion of the proxy holders on any other matters that may come before the Annual Meeting or any adjournments or postponements thereof.

This year's vote at the Annual Meeting is extremely important for the future of Hexcel Corporation

        In addition to voting on the nominees being recommended by your current Board of Directors, you may be solicited for support for a dissident slate of director candidates chosen by OSS. Hexcel Corporation strongly urges you not to support their efforts and, instead, to vote for the Board of Directors' slate of directors on the Company's GOLD proxy card.

ELECTION OF DIRECTORS

        At the 2008 annual meeting, ten directors will be elected to hold office until the 2009 annual meeting and until their successors are duly elected and qualified. All nominees identified in this proxy statement for election to the Board of Directors, except for Mr. Hill, are currently serving as directors of Hexcel. Mr. Hill was unanimously nominated by the incumbent directors to fill the vacancy resulting from the retirement of Mr. Bellows, who has reached our retirement age of 70.

        Shares represented by an executed and returned GOLD proxy card will be voted for the election of the ten nominees recommended by the Board of Directors, unless the proxy is marked to withhold authority to vote. Proxies cannot be voted for more than ten persons. If any nominee for any reason is unable to serve, the shares of common stock represented by the GOLD proxy card will be voted for an alternate person as the Board may nominate. We are not aware of any nominee who will be unable to or will not serve as a director. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

        A plurality of the votes cast in person or by proxy at the Annual Meeting and entitled to vote is required to elect directors. Under the rules of the New York Stock Exchange, brokers who hold shares in "street name" have the authority to vote on some matters when they do not receive instructions from beneficial owners. Because of the election contest, brokers that do not receive instructions are prohibited from voting on the election of directors. Accordingly, a broker non-vote will not be counted as a vote to elect directors.

Information Regarding the Directors

        All of our current directors have been nominated for re-election to the Board of Directors except for Mr. Bellows who is retiring from the Board because he has reached our retirement age of 70. Set forth below is certain information concerning each of our current directors, except for Mr. Bellows, and

Mr. Hill, who is a director nominee but not a current director. There are no family relationships among any of our executive officers and any of the nominees.

Name	Age	Director Since	Position(s) With Hexcel
David E. Berges	58	2001	Chairman of the Board; Chief Executive Officer; Director
Joel S. Beckman	52	2003	Director
Lynn Brubaker	50	2005	Director
Jeffrey C. Campbell	47	2003	Director
Sandra L. Derickson	55	2002	Director
W. Kim Foster	59	2007	Director
Jeffery A. Graves	46	2007	Director
David C. Hill	61	N/A	Director Nominee
David C. Hurley	67	2005	Director
David L. Pugh	59	2006	Director
DAVID E. BERGES has served as Chairman of the Board of Directors and Chief Executive Officer of Hexcel since July 2001, and was President of Hexcel from February 2002 to February 2007. Prior to joining Hexcel, Mr. Berges was President of the Automotive Products Group of Honeywell International Inc. from 1997 to July 2001 and Vice President and General Manager, Engine Systems and Accessories, at AlliedSignal Aerospace from 1994 to 1997. Previously Mr. Berges was President and Chief Operating Officer of Barnes Aerospace, a division of Barnes Group Inc. Mr. Berges spent the first fifteen years of his career in a variety of managerial and technical positions with the General Electric Company.

JOEL S. BECKMAN has been a director of Hexcel since March 2003, and is a member of Hexcel's compensation committee. Mr. Beckman is a Managing Partner of Greenbriar Equity Group LLC, a private equity fund focused exclusively on making investments in transportation and transportation-related companies. Prior to founding Greenbriar in 2000, Mr. Beckman was a Managing Director and Partner of Goldman, Sachs & Co., which he joined in 1981. Mr. Beckman is a member of the board of directors of American Tire Distributors, Inc., Stag-Parkway, Inc., Grakon International, Inc. and Western Peterbilt, Inc. and is active in various civic organizations.

LYNN BRUBAKER has been a director of Hexcel since December 2005, and is a member of the compensation committee and nominating and corporate governance committee of Hexcel. She recently retired after spending over 25 years in the aerospace industry in a variety of executive, operations, sales and marketing and customer support roles. From 1999 until June 2005 she was Vice President/General Manager—Commercial Aerospace for Honeywell International, with her primary focus in that role being on business strategies and customer operations for Honeywell's global commercial markets. From 1997 to 1999, Ms. Brubaker was Vice President Americas for Honeywell, and from 1995 to 1997, prior to AlliedSignal's merger with Honeywell, she was Vice President, Marketing, Sales and Support Operations, for AlliedSignal. Prior to joining AlliedSignal, Ms. Brubaker held a variety of management positions with McDonnell Douglas, Republic (predecessor to Northwest Airlines), and Comair. Ms. Brubaker currently serves on the board of a variety of private companies and other business organizations.

JEFFREY C. CAMPBELL has been a director of Hexcel since November 2003, and is a member of the audit committee of Hexcel. Mr. Campbell has served as Executive Vice President and Chief Financial Officer of McKesson Corporation, a leading healthcare services, information technology and distribution company, since January 2004. Mr. Campbell was Senior Vice President and Chief Financial Officer of AMR Corp, the parent company of American Airlines, from June 2002 to December 2003, served as a Vice President of American Airlines from 1998 to June 2002 and served in various management positions of American Airlines from 1990 to 1998.

SANDRA L. DERICKSON has been a director of Hexcel since February 2002. Ms. Derickson is Chair of the nominating and corporate governance committee and is a member of the compensation committee of Hexcel. Ms. Derickson retired from HSBC in February 2007. She held several management positions at HSBC from September 2000 to February 2007 including President and Chief Executive Officer, HSBC Bank USA; Vice Chairman, HSBC Finance; and Group Executive, HSBC Finance. During her tenure, she was responsible for private label credit cards, insurance services, taxpayer services, auto financing and some of the Group's mortgage businesses. From 1976 to 1999, Ms. Derickson held various management positions with General Electric Capital Corporation, the last of which was President of GE Capital Auto Financial Services. Ms. Derickson was also an officer of the General Electric Company.

W. KIM FOSTER has been a director of Hexcel since May 2007, and is a member of the audit committee of Hexcel. Mr. Foster has served as Senior Vice President and Chief Financial Officer of FMC Corporation, a chemical manufacturer serving various agricultural, industrial and consumer markets, since 2001. Prior to serving in his current role, Mr. Foster held numerous other executive and management positions with FMC, including Vice President and General Manager—Agricultural Products Group from 1998 to 2001; Director, International, Agricultural Products Group from 1996 to1998; and General Manager, Airport Products and Systems Division, 1991 to1996.

JEFFREY A. GRAVES has been a director of Hexcel since July 2007. Dr. Graves has served as President and Chief Executive Officer of C&D Technologies, Inc., a producer of electrical power storage systems, since 2005. From 2001 to 2005 he was employed by Kemet Corporation as Chief Executive Officer (2003 to 2005); President and Chief Operating Officer (2002 to2003); and Vice President of Technology and Engineering (2001 to2002). From 1994 to 2001 Dr. Graves was employed by the General Electric Company, holding a variety of Management positions in GE's Power Systems Division from 1996 to 2001, and in the Corporate Research and Development Center from 1994 to 1996. Prior to General Electric, Dr. Graves was employed by Rockwell International and Howmet Corporation, now a part of Alcoa Corporation. Dr. Graves is also a member of the Board of Directors of C&D Technologies, Inc. and Teleflex, Inc.

DAVID C. HILL has been nominated for election to the Board at the annual meeting. Dr. Hill served as President and Chief Executive Officer of Sun Chemical Corporation, a producer of printing inks and pigments, from 2001 until his retirement in Dec 2007. During this time he was also a Supervisory Board member of Sun Chemical Group B.V. Prior to joining Sun Chemical Corporation in 2001, Dr. Hill spent four years at JM Huber Corporation as President of Engineered Materials. From 1980 to 1997, Dr. Hill served at AlliedSignal Inc., where he was President, Fibers from 1991 to 1994, Chief Technology Officer, Engineered Materials from 1994 to 1995 and President, Specialty Chemicals through 1997. Dr. Hill began his career at Union Carbide Corporation in 1970, and has also been Director of Exploratory and New Ventures Research at Occidental Petroleum Corporation. He holds a Ph.D. in Materials Science and Engineering as well as an M.S. in Engineering and a B.S. in Materials Science and Engineering from Massachusetts Institute of Technology. Dr. Hill is a member of the Board of Directors of Symyx Technologies, Inc., and serves as a member of its Compensation and Governance Committees.

DAVID C. HURLEY has been a director of Hexcel since November 2005, and is a member of the audit committee of Hexcel. He is currently the Vice Chairman of PrivatAir, a corporate aviation services company based in Geneva, Switzerland, where he served as Chief Executive Officer from 2000 to February 2003. Prior to 2000, Mr. Hurley was the Chairman and Chief Executive Officer of Flight Services Group (FSG), a corporate aircraft management and sales company, which he founded in 1984 and was acquired by PrivatAir in 2000. Before founding FSG, Mr. Hurley served as Senior Vice President of Domestic and International Sales for Canadair Challenger. He currently serves on the Boards of Genesee & Wyoming Inc., Genesis Lease Limited, Applied Energetics, Inc., and ExelTech Aerospace, Inc., and is the Chairman of the Board of the Smithsonian Institution's National Air and Space Museum and a variety of private companies.

DAVID L. PUGH has been a director of Hexcel since July 2006, and is a member of the compensation committee of Hexcel. Mr. Pugh has served as the Chairman of Applied Industrial Technologies Inc., one of North America's leading industrial product distributors, since October 2000, and as Applied's Chief Executive Officer since January 2000. He was President of Applied from 1999 to October 2000. Prior to joining Applied, Mr. Pugh was senior vice president of Rockwell Automation and general manager of Rockwell's Industrial Control Group. Prior to joining Rockwell, Mr. Pugh held various sales, marketing and operations positions at Square D. Co. and Westinghouse Electric Corp. Mr. Pugh is a director of OM Group, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

Solicitation of Proxies by Certain of the Company's Stockholders

        In the spring of 2007, in a series of communications with the Board and senior management of the Company, OSS stated its views on Company performance, requested that the Board form a committee of independent directors and retain an investment bank for advice on maximizing shareholder value, and requested that the Board consider an OSS candidate to replace a director who was retiring from the Board. In response, senior management met with OSS to discuss its stated performance concerns, the Nominating Committee duly considered the OSS director candidate, and OSS representatives were invited to present their views at a Board meeting on May 10, 2007. At this meeting, OSS presented its views on the Company's operating performance. The Board carefully reviewed and considered the presentation by OSS and subsequently concluded that the Company should continue with its strategic plan for delivering increased performance and enhancing shareholder value.

        The Company received additional communications from OSS in the summer and fall of 2007.

        On October 22, 2007, our Chairman and CEO, Mr. David Berges, received a telephone call from Oscar S. Schafer, Senior Managing Member of the general partner of OSS, indicating that OSS had three candidates that OSS wanted to be considered for positions on the Board. Shortly thereafter, OSS e-mailed to our Chairman the candidates' resumes, which our Chairman forwarded to the Chair of our Nominating and Corporate Governance Committee ("Nominating Committee").

        On October 29, 2007, the Chair of our Nominating Committee, Ms. Sandra L. Derickson, spoke with Mr. Schafer, during which conversation Ms. Derickson indicated that the Nominating Committee was beginning the process of a search for a candidate to replace a director retiring at the next annual meeting and would be interested in speaking with OSS's candidates. Ms. Derickson said she would personally call the OSS candidates within the next two weeks for a preliminary discussion.

        Three days later, Mr. Schafer called Ms. Derickson to ask why she had not yet spoken with the candidates. At that time, Mr. Schafer informed Ms. Derickson that OSS was withdrawing the name of one of its previous three candidates and would be forwarding the resumes of two additional candidates. Mr. Schafer also indicated that OSS's desire was to have three of his candidates join the Board, which could be accomplished by expanding the size of the Board as permitted by the Company's Bylaws.

        On November 6, 2007, Ms. Derickson received a facsimile from OSS in which OSS requested that all four candidates be interviewed and appropriately vetted and that the Board make a definitive decision on the candidates in eight business days.

        On November 7, 2007, a special meeting of the Board was held at which the Board was apprised of the recent developments with OSS. After careful consideration, the Board affirmed its commitment to the Nominating Committee's established process of assessing whether director candidates possess the requisite skills and are fully qualified to serve as directors, and otherwise fully vetting them before presentation to the full Board. The Board authorized the Nominating Committee to continue its evaluation of the OSS candidates in addition to engaging a professional search firm to assist the Nominating Committee in conducting a search for qualified candidates meeting the needs previously identified by the Board. In light of the significant governance issues presented by OSS's request to expand the size of the Board, the Board deferred any decision on expanding the Board.

        On November 8, 2007, Ms. Derickson wrote a letter to Mr. Schafer summarizing the results of the Board meeting, describing the qualifications of the five directors added in the previous two years and stating a willingness to include all qualified OSS candidates in the search process that was underway for the next Board opening, including having the candidates reviewed by the search firm. Ms. Derickson stated that the request for a definitive decision regarding the addition of three directors for one stockholder in eight business days was unreasonable and contrary to good governance standards.

        On November 26, 2007, the Company received notice from OSS of their intention to nominate the following three candidates for election at the 2008 Annual Meeting of Stockholders: Messrs. J.V. Hirsch, Edward A. Blechschmidt and Timothy D. Leuliette. On November 26, 2007, OSS also made a demand for a stockholder list under Delaware law, with which the Company subsequently complied.

        In an amendment to OSS's Schedule 13D filed on November 27, 2007, OSS indicated that they beneficially owned approximately 5.53% of the Company's outstanding shares and that OSS intended to solicit proxies at the 2008 Annual Meeting in support of their three nominees.

        In December 2007 and January 2008, the Nominating Committee, in accordance with its regular procedures for the review and consideration of director candidates, met with and interviewed each of OSS's director candidates, along with other director candidates identified by the professional search firm engaged by the Nominating Committee.

        On January 8, 2008, Mr. Schafer met briefly with Mr. Berges and Ms. Derickson in the Company's offices. The meeting had been requested by Mr. Schafer. At the meeting, he reiterated his request that the Board be expanded and that three of his candidates be nominated. Ms. Derickson advised him that the Nominating Committee was still conducting interviews with potential candidates and that no decision had been made on altering the size of the Board. She said she expected to complete the process in thirty to forty days and agreed to communicate her conclusions to him at that time. Mr. Schafer indicated that unless all three of his candidates were chosen as nominees, he would likely engage in a proxy contest.

        In late January 2008, prior to the regularly scheduled February Board meeting, our advisors contacted OSS's advisors to ascertain whether OSS was still insisting on three of their nominees being added to the Board. OSS's advisors subsequently responded that OSS required that the Board add three new directors, at least two of which had to be candidates specified by OSS and a third candidate that had to be "mutually acceptable." OSS's advisors also indicated that OSS wanted their candidates seated on the Board in advance of the 2008 Annual Meeting.

        On February 19, 2008, Ms. Derickson sent a letter to OSS to inform them that the full Board had met and, in the interest of avoiding a costly and disruptive proxy contest, was prepared to expand its size by one director immediately to add one OSS candidate, Mr. Edward Blechschmidt, and to nominate Mr. Blechschmidt for election at the 2008 Annual Meeting and offer him a choice of Board committees on which to serve. Ms. Derickson also informed OSS that the Board requested OSS's support to nominate another independent director candidate, Mr. David C. Hill, who had been identified by the Nominating Committee to replace a retiring director, H. Arthur Bellows, for election to the Board at the 2008 Annual Meeting. The letter to OSS indicated that the Board had asked the Nominating Committee to seek out a candidate with strong technical qualifications related to Hexcel's businesses, with particular focus on capital intensive process manufacturing or experience in high performance fiber technology. The letter pointed out that Mr. Hill, being an MIT trained PhD, with a career in large scale chemical and engineered materials companies, met the needs identified by the Board and also had the operational and technical expertise necessary to address the alleged operational performance issues perceived by OSS. Ms. Derickson informed OSS that the Company welcomed the opportunity for OSS to meet Mr. Hill to confirm his outstanding credentials and qualifications.

        On February 19, 2008, less than two hours of receiving the Board's proposal, OSS rejected the proposal and insisted that the Board nominate two of their candidates for election at the 2008 Annual Meeting. On February 25, 2008, OSS sent a letter to Ms. Derickson stating that they would be filing preliminary proxy materials with the SEC that week to support the election of their three candidates to the Board. On February 28, 2008, OSS filed preliminary proxy materials with the SEC indicating that they intended to solicit proxies for the election of their three candidates to the Board.

Independence of Directors

        The Board of Directors affirmatively determined that each of our nominees, other than Mr. Berges, our Chairman and Chief Executive Officer, meets the director independence requirements of the listing standards of the NYSE. In making these determinations our Board considered all relevant facts and circumstances including whether a director has a "material relationship" with Hexcel as contemplated by the NYSE listing standards. One non-employee director has a direct or indirect relationship with Hexcel other than as a director of Hexcel. Ms. Brubaker is a director of a private aerospace company that is a customer of Hexcel. In determining that Ms. Brubaker is independent, our Board considered, among other things, the sales to the private aerospace company as a percentage of Hexcel's total sales, and that Ms. Brubaker has no significant direct or indirect pecuniary interest in the business relationship between Hexcel and the private aerospace company. Under applicable NYSE listing standards, Mr. Berges is not independent by virtue of his being employed by Hexcel.

        Prior to March 15, 2006, Mr. Beckman was on our Board as a result of being nominated for election by certain investment entities controlled by affiliates of Greenbriar Equity Group LLC and

Berkshire Partners LLC (the Berkshire/Greenbriar investors"). Since March 15, 2006 the Berkshire/Greenbriar investors have not had any right to nominate persons to sit on our Board. Our Board determined in February 2008 that Mr. Beckman was independent under the listing standards of the NYSE. Our Board considered, among other things, that Mr. Beckman held a senior management position with the Berkshire/Greenbriar investors, and considered the former relationships and transactions between Hexcel and the Berkshire/Greenbriar investors, including the purchase by the Berkshire/Greenbriar investors of convertible preferred stock along with certain board representation rights and registration rights, and the payment by us to the Berkshire/Greenbriar investors of certain fees and expenses in connection with the investment. In concluding that this relationship and the transactions did not result in a material relationship between Hexcel and Mr. Beckman, our Board considered, among other things, that many of the investors' rights and obligations arose directly as a result of their Hexcel stock ownership, and that the fees and expenses paid with respect to the preferred stock investment made in 2003 and the secondary offerings of common stock in December 2004, August 2005 and March 2006 were not material to the investors.

Meetings and Standing Committees of the Board of Directors

  General

        During 2007 there were ten meetings of the Board of Directors and twenty meetings in the aggregate of the three standing committees of the Board of Directors. The Board of Directors also acted once by written consent. Each of the incumbent directors who served on the Board of Directors and its committees during 2007 attended or participated in at least 75% of the aggregate number of Board of Directors meetings and applicable committee meetings held during 2007 during the time such person was a director. A director is expected to regularly attend and participate in meetings of the Board and of committees on which the director serves, and to attend the annual meeting of stockholders.

        The Board of Directors has established the following standing committees: audit committee; compensation committee; and nominating and corporate governance committee. The Board of Directors may establish other special or standing committees from time to time. Members of committees serve at the discretion of the Board of Directors. Each of our three standing committees operates under a charter adopted by the Board. The charter for each of these committees requires that all members of these committees be independent as required by NYSE listing standards. In addition, our Board of Directors has adopted a set of corporate governance guidelines. All of these documents can be viewed on the investor relations section of our website, www.hexcel.com, under "corporate governance." You may obtain a copy of any of these documents, free of charge, by directing your request to Hexcel Corporation, Attention: Investor Relations Manager, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901, telephone (203) 352-6826.

  Audit Committee

        The audit committee assists the Board's oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent registered public accounting firm's qualifications, independence and performance, and our internal audit function. During 2007 the audit committee held twelve meetings and acted once by written consent. Additional information regarding the audit committee, including additional detail about the functions performed by the audit committee, is set forth in the Audit Committee Report included on page 70 of this proxy statement. The current members of the audit committee are Messrs. Bellows (Chair), Campbell, Foster and Hurley.

        NYSE listing standards require each member of the audit committee to be independent, as described above under "Independence of Directors." Members of the audit committee are also required to satisfy an additional SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Hexcel or any of its subsidiaries other than directors' compensation. NYSE listing standards also require that each member of the audit committee be financially literate and that at least one member of the committee have accounting or related financial management expertise. Finally, SEC rules require that we disclose whether our audit committee has an "audit committee financial expert," which generally means a person with an understanding of financial and accounting matters, including internal controls and audit committee functions, who has acquired this understanding through appropriate professional experience.

        Each member of our audit committee is independent under NYSE listing standards and satisfies the additional SEC independence requirement described above. All members of our audit committee meet the financial literacy requirements of the NYSE and at least one member has accounting or related financial management expertise as required by the NYSE. In addition, our Board has determined that Jeffrey C. Campbell, who currently is Executive Vice President and Chief Financial Officer of McKesson Corporation, is an audit committee financial expert under SEC rules. In making this determination, the Board considered, among other things, Mr. Campbell's extensive knowledge and experience with respect to the financial reporting process for public companies, including his former position as Senior Vice President and Chief Financial Officer of AMR Corp, the parent company of American Airlines, his experience as an auditor for a predecessor of Deloitte & Touche, and his formal education.

        The audit committee has adopted procedures for the receipt, retention and handling of concerns regarding accounting, internal accounting controls and auditing matters by employees, stockholders and other persons. Any person with such a concern should report it to the Board as set forth under "Contacting the Board" on page 14. The audit committee has also adopted procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Employees should consult the Hexcel Code of Business Conduct for information on how to report any such concern.

        The audit committee has established policies and procedures for the pre-approval of all services provided by the independent registered public accounting firm. These policies and procedures are described on page 71 of this proxy statement.

  Nominating and Corporate Governance Committee

        The nominating and corporate governance committee identifies and recommends to the Board individuals qualified to serve as directors and on committees of the Board; advises the Board with respect to Board and committee procedures; developed and recommended to the Board, and reviews periodically, our corporate governance principles; and oversees the evaluation of the Board, the committees of the Board and management. The current members of the nominating and corporate governance committee are Ms. Derickson (Chair), Ms. Brubaker, and Messrs. Bellows and Graves, each of whom is independent under NYSE listing standards. During 2007 the nominating and corporate governance committee held one meeting and acted once by written consent.

        The nominating and corporate governance committee believes that each nominee for director should demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board's oversight of the business and affairs of Hexcel. The committee also considers the following when selecting candidates for recommendation to the Board: knowledge; experience, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, potential conflicts of interest and such other factors that the committee considers appropriate, from time to time, in the context of the needs or stated requirements of the Board.

        The committee will consider director candidates recommended by stockholders, as well as by other means such as our non-management directors, our chief executive officer, and other executive officers.

In considering candidates submitted by stockholders, the committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the committee, a stockholder must submit the recommendation in writing to our corporate secretary at the address listed below under "Contacting the Board" so that it is received at least 120 days prior to the anniversary date of the notice given to stockholders regarding our prior year's annual meeting of stockholders. The stockholder must supply the following information with his or her recommendation:

  •
  The name and record address of the stockholder and evidence of the stockholder's ownership of Hexcel stock, including the class and number of shares owned of record or beneficially and the length of time the shares have been held

  •
  The name, age, business address and residence address of the candidate, a listing of the candidate's qualifications to be a director, and the person's consent to be named as a director if selected by the committee and nominated by the Board

  •
  Any information about the candidate which would be required to be disclosed in a proxy statement or other filing relating to the election of directors

  •
  A representation that the stockholder intends to appear in person at the annual meeting to nominate the candidate

  •
  Any material interest of the stockholder relating to the nomination of the candidate, including a description of all arrangements or understandings between the stockholder and the candidate

  •
  A description of all arrangements or understandings between the stockholder and any other person, naming such other person, relating to the recommendation of such candidate

        The committee's evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although the Board may take into consideration the number of shares held by a recommending stockholder and the length of time that such shares have been held.

        The elections of Messrs. Graves and Hill to our Board are being voted upon by stockholders for the first time at the 2008 Annual Meeting. When we have a vacancy on our Board, we may engage a professional search firm to perform customary services in connection with a director search process, such as identifying and evaluating potential candidates based on criteria provided by the nominating and corporate governance committee. Both Mr. Graves and Mr. Hill were initially recommended by a professional search firm. No member of our Board or of senior management was acquainted with either Mr. Graves or Mr. Hill prior to the search firm's recommendation.

  Compensation Committee

        The compensation committee oversees, reviews and approves our compensation and benefit plans and programs and defines the goals of compensation policy. In this capacity, the compensation committee administers our incentive plans and makes grants of stock options and/or awards of restricted stock units or other equity based compensation to executive officers, other key employees, directors and consultants. The current members of the compensation committee are Mr. Pugh (Chair), Mr. Beckman, Ms. Brubaker and Ms. Derickson, each of whom is independent under NYSE listing standards. During 2007 the compensation committee held seven meetings and acted three times by written consent.

        Additional information regarding the compensation committee, including additional detail about the objectives, policies, processes and procedures of the compensation committee, is set forth in Compensation Discussion and Analysis on page 20 of this proxy statement.

Executive Sessions

        The independent directors are required under our corporate governance guidelines to meet in executive session, without management, a minimum of two times a year. Each executive session is presided over by a "presiding director." If our Chairman of the Board is independent, then our Chairman will be the presiding director. If the chairman is not independent, as is the case with Mr. Berges, then the chairs of our standing committees rotate as the presiding director for these meetings. However, if the chair of any standing committee is not independent under NYSE listing standards then that person will not be included in this rotation.

Contacting the Board

        Stockholders and other interested parties may contact the non-management members of the Board or the presiding director by sending their concerns to: Board of Directors, c/o Corporate Secretary, Hexcel Corporation, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901; facsimile number (203) 358-3972; e-mail address boardofdirectors@hexcel.com. The Corporate Secretary will review all communications and forward them to the presiding director. The Corporate Secretary may, however, filter out communications that do not relate to our business activities, operations or our public disclosures, but will maintain a record of these communications and make them available to the presiding director. Any communications received by the presiding director regarding concerns relating to accounting, internal accounting controls or auditing matters will be immediately brought to the attention of the audit committee and will be handled in accordance with the procedures established by the audit committee to address these matters.

Code of Business Conduct

        It is our policy that all of our officers, directors and employees worldwide conduct our business in an honest and ethical manner and in compliance with all applicable laws and regulations. Our Board of Directors has adopted the Hexcel Code of Business Conduct in order to clarify, disseminate and enforce this policy. The Code applies to all of our officers, directors and employees worldwide, including our chief executive officer, chief financial officer and controller. The Code can be viewed on the investor relations section of our website, www.hexcel.com, under "corporate governance." In addition, you may obtain a free copy of the Code by directing your request to Hexcel Corporation, Attention: Investor Relations Manager, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901, telephone (203) 352-6826. Any amendment to the Code of Business Conduct (other than technical, administrative or non-substantive amendments), or any waiver of a provision of the Code that applies to Hexcel's Chief Executive Officer, Chief Financial Officer or Corporate Controller, will be promptly disclosed on the investor relations section of our website under "corporate governance."

EXECUTIVE OFFICERS

        Set forth below is certain information concerning each of our current executive officers. For additional information concerning Mr. Berges, see "Election of Directors—Information Regarding the Directors" on page 4.

Name	Age	Executive Officer Since	Position(s) With Hexcel
David E. Berges	58	2001	Chairman of the Board; Chief Executive Officer; Director
William Hunt	65	1996	President
Wayne C. Pensky	52	2007	Senior Vice President; Chief Financial Officer
Ira J. Krakower	67	1996	Senior Vice President; General Counsel; Secretary
Robert G. Hennemuth	52	2006	Senior Vice President, Human Resources
Andrea Domenichini	60	2007	Vice President, Operations
Mark I. Clair	47	2007	Corporate Controller; Chief Accounting Officer
Michael J. MacIntyre	47	2003	Treasurer

        WILLIAM HUNT has served as President since February 2007, and served as President of the former Hexcel Composites business unit from November 1998 through January 2007 and as President of the former Hexcel EuroMaterials business unit from February 1996 to October 1998. Mr. Hunt served as President of the EuroMaterials unit of the Composites Business of Ciba-Geigy Ltd. from 1991 to February 1996 and as Managing Director of Ciba-Geigy Plastics from 1990 to 1991. Prior to joining Ciba-Geigy Ltd. in 1990, Mr. Hunt held various other technical and managerial positions, including the position of Managing Director of Illford Limited (Photographic) Co.

        WAYNE C. PENSKY has served as Senior Vice President and Chief Financial Officer since April 2007. Prior to serving in his current role, Mr. Pensky served as Vice President, Finance and Controller of our Composites global business unit since 1998. From 1993 to 1998 Mr. Pensky was our Corporate Controller and Chief Accounting Officer. Prior to joining Hexcel in 1993, Mr. Pensky was a partner at Arthur Andersen & Co., where he had been employed since 1979.

        IRA J. KRAKOWER has served as Senior Vice President, General Counsel and Secretary of Hexcel since September 1996. Prior to joining Hexcel, Mr. Krakower served as Vice President and General Counsel to Uniroyal Chemical Corporation from 1986 to August 1996 and served on the board of directors and as Secretary of Uniroyal Chemical Company, Inc. from 1989 to 1996.

        ROBERT G. HENNEMUTH has served as Senior Vice President, Human Resources since March 2006. Prior to joining Hexcel, Mr. Hennemuth served as Vice President—Human Resources of Jacuzzi Brands, Inc. from July 2003 to September 2005. Previously, he was employed by Honeywell International, formerly known as AlliedSignal Inc., where he served as Vice President of Human Resources & Communications for various businesses from December 1996 to June 2003, including Honeywell Consumer Products Group.

        ANDREA DOMENICHINI has served as Vice President, Operations of Hexcel since January 2007, and served as Vice President, Operations of the former Hexcel Composites business unit from November 2001 through December 2006. Mr. Domenichini served as Head of Hexcel's Matrix Systems Business from October 1997 through October 2001. Prior to joining Hexcel in 1996, Mr. Domenichini held various managerial positions with Hercules Incorporated from 1973 to May 1996, the latest being Managing Director of Hercules Aerospace Spain.

        MARK I. CLAIR has served as Vice President, Corporate Controller and Chief Accounting Officer since July 2007. Mr. Clair served as Assistant Controller—Corporate of Terex Corporation, a diversified global manufacturer of capital equipment, from June 2005 to July 2007. From 1988 to June 2005, Mr. Clair held various positions for United States Steel Corporation, including Director—General and Consolidation Accounting from June 2003 through May 2005, and Controller of US Steel's Minnesota Ore Operations from June 1999 through May 2003.

        MICHAEL J. MACINTYRE has served as Hexcel's Treasurer since December 2002 and was Assistant Treasurer from October 2000 to December 2002. Prior to joining Hexcel, Mr. MacIntyre served as Assistant Treasurer of Hitachi America Capital, Ltd, a US financing subsidiary of Hitachi America, Ltd, a sales and manufacturing company serving the US electronics markets, from 1998 to 2000, and held various treasury management positions with Hitachi America, Ltd. from 1988 to 1998.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Beneficially Owned by Principal Stockholders

        The following table sets forth certain information as of February 29, 2008 with respect to the ownership by any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) known to us to be the beneficial owner of more than five percent of the issued and outstanding shares of Hexcel common stock:

Name and Address	Number of Shares of Common Stock(1)	Percent of Common Stock(1)
Jeffrey L. Gendell(2) 55 Railroad Avenue Greenwich, CT 06830	9,432,617	9.8%
Lord, Abbett & Co. LLC(3) 90 Hudson Street Jersey City, NJ 07302	8,217,337	8.6%
Earnest Partners LLC(4) 1180 Peachtree Street NE, Suite 2300 Atlanta, GA 30309	6,903,437	7.2%
FMR Corp.(5) 82 Devonshire Street Boston, MA 02109	6,487,700	6.8%
O.S.S. Capital Management LP(6) 598 Madison Avenue New York, NY 10022	5,285,900	5.5%
Ingalls & Snyder LLC(7) 61 Broadway New York, NY 10006	5,079,385	5.3%

(1)
"Number of Shares" is based on information contained in a Statement on Schedule 13D, 13D/A, 13G or 13G/A filed with the SEC as indicated in footnotes (2) through (7) below. The "Percent of Common Stock" is based on such number of shares and on 95,834,233 shares of common stock issued and outstanding as of February 29, 2008.

(2)
Based on information contained in a Statement on Schedule 13G/A filed with the SEC on January 25, 2008. This Schedule 13G/A was also filed on behalf of the following entities: Tontine Capital Partners, L.P.; Tontine Capital Management, L.L.C.; Tontine Partners, L.P.; Tontine Management, L.L.C.; and Tontine Overseas Associates, L.L.C.

(3)
Based on information contained in a Statement on Schedule 13G/A filed with the SEC on February 14, 2008.

(4)
Based on information contained in a Statement on Schedule 13G/A filed with the SEC on January 31, 2008.

(5)
Based on information contained in a Statement on Schedule 13G/A filed with the SEC on February 14, 2008. This Schedule 13G/A was also filed on behalf of the following persons or entities: Edward C. Johnson, 3d and members of his family; FMR LLC; Fidelity Management & Research Company; Pyramis Global Advisors Trust Company; and Fidelity International Limited.

(6)
Based on information contained on Schedule 13D/A filed with the SEC on February 25, 2008. The Schedule 13D/A was also filed on behalf of the following persons or entities: Oscar S. Schafer & Partners I LP; Oscar S. Schafer & Partners II LP; O.S.S. Overseas Fund Ltd.; O.S.S. Advisors LLC; Schafer Brothers LLC; Oscar S. Schafer; and Peter J. Grondin.

(7)
Based on information contained in a Statement on Schedule 13G/A filed with the SEC on February 7, 2008.

Stock Beneficially Owned by Directors and Officers

        The following table contains information regarding the beneficial ownership of shares of Hexcel common stock as of February 29, 2008 by our current directors, one director nominee who is not a current director and the executive officers listed in the Summary Compensation Table below, and by all directors (including the director nominee who is not a current director) and executive officers as a group. The information for the "Number of Shares" was supplied to us by the persons listed in the table.

Name	Number of Shares of Common Stock(1)		Percent of Common Stock(2)(3)
David E. Berges	1,568,903		1.6%
Joel S. Beckman	5,090	(4)	*
H. Arthur Bellows, Jr.	58,693		*
Lynn Brubaker	6,303		*
Jeffrey C. Campbell	18,791		*
Sandra L. Derickson	56,343		*
W. Kim Foster	2,132		*
Jeffrey A. Graves	1,658		*
David Hill	0		0%
David C. Hurley	6,261		*
David L. Pugh	9,394		*
William Hunt	273,727		*
Wayne C. Pensky	151,031		*
Ira J. Krakower	456,466		*
Robert G. Hennemuth	24,267		*
Stephen C. Forsyth	95,801		*
Joseph H. Shaulson	251,704		*
All executive officers and directors as a group (20 persons)	3,014,985		3.1%

    (1)
    Includes shares underlying stock-based awards that either were vested as of February 29, 2008, will vest within sixty days of this date or would vest upon retirement of the individual. These shares are beneficially owned as follows: Mr. Berges 1,245,301; Mr. Beckman 5,090; Mr. Bellows 48,693; Ms. Brubaker 3,500; Mr. Campbell 16,593; Ms. Derickson 26,757; Mr. Foster 2,132; Mr. Graves 1,658; Mr. Hill 0; Mr. Hurley 6,261; Mr. Pugh 4,394; Mr. Hunt 170,810; Mr. Pensky 137,135; Mr. Krakower 395,822; Mr. Hennemuth 17,039; Mr. Forsyth 0; Mr. Shaulson 235,755; and all other executive officers and directors as a group 2,344,588. None of our directors or named executive officers has directly pledged any of our common stock as security; however, a total of 10,000 shares are held by Mr. Bellows, and a total of 1,497 shares are held by Mr. Hennemuth, in a margin account.

    (2)
    Based on 95,834,233 shares of common stock issued and outstanding as of February 29, 2008. As required by SEC rules, for each individual person listed in the chart the percentage is calculated assuming that the shares listed in footnote (1) above for such person are outstanding, but that none of the other shares referred to in footnote (1) above are outstanding. In particular, shares underlying stock-based awards are deemed outstanding to the extent they are vested as of February 29, 2008 or will vest within sixty days of this date, or would vest upon retirement of the individual.

    (3)
    An asterisk represents beneficial ownership of less than 1%.

    (4)
    Includes 1,590 shares underlying stock-based awards granted to Mr. Beckman that are held for the benefit of Greenbriar Equity Group LLC. Mr. Beckman disclaims beneficial ownership of these shares.

COMPENSATION DISCUSSION AND ANALYSIS

        This section describes and analyzes the material elements of 2007 compensation for our executive officers identified in the Summary Compensation Table on page 45. We refer to these individuals as the named executive officers, or "NEOs." The Compensation Committee (the "committee") of the Board of Directors is responsible for determining the compensation and benefits of the NEOs, including salary, incentives, equity grants, benefits, perquisites, and other agreements and arrangements that have a compensation component. The committee's approval of the compensation of our CEO is subject to ratification by our independent directors.

Compensation Objectives and Policies

        The committee strives to establish a compensation and benefits program that will enable us to attract, retain and motivate a high caliber of executive talent. The principal guidelines we follow in establishing this program are:

  •
  Our compensation should be competitive in the marketplace in which we compete for talent. We strive to provide total compensation in the mid-range of compensation for executives in a group of companies in similar or related industries, adjusted for size, which we define as a "comparator group" of peer companies.

  •
  Compensation should reflect the level of job responsibility, and be related to individual and company performance. Since the performance of our NEOs greatly impacts our results, a significant portion of their compensation should be variable and based on performance.

  •
  Although our programs tie total compensation to individual and company performance, the twin objectives of pay-for-performance and retention of executive talent must be balanced. We believe competition for executive talent is vigorous, particularly in the commercial aerospace and defense industries. Our compensation programs should ensure that successful, high-achieving executives will remain motivated and committed to us even during periods of temporary downturns in the performance of our business.

  •
  Our compensation program should encourage long-term focus while recognizing the importance of short-term needs. Executives at the highest level should have a significant portion of their compensation dependent upon our long-term performance.

  •
  We establish specific programs where we feel it necessary to remain competitive such as by providing benefits upon retirement or upon other separation from service.

  •
  Our compensation programs are forward-looking. We do not determine current compensation on the basis of prior compensation or gains realized from equity awards. Our compensation-setting processes do, however, include a review of compensation history. We believe it is important to annually review total compensation through the use of tally sheets which include projected payments under existing compensation programs as well as under various termination scenarios such as retirement, involuntary termination and upon a change in control.

  •
  We align executive and shareholder interests by requiring executives to own our stock.

  •
  We provide limited executive perquisites.

The Compensation Committee's Processes

        The committee operates under a written charter approved by the Board and reviewed by the committee annually. The charter provides that the committee is accountable for overseeing, reviewing and approving our compensation and benefit plans and programs and for defining the goals of compensation policy. The committee reviews and approves the compensation of the NEOs on an annual basis, including incentive awards and equity grants. The committee is also the designated body responsible for overseeing the administration of benefit plans applicable to all of our employees, including the NEOs.

        The committee has established a number of procedures to assist it in aligning our executive compensation program to meet its objectives:

        Compensation Consultant.    The committee retains Frederic W. Cook & Co. ("FWC"), a compensation consultant, to assist it in establishing and reviewing executive compensation. The committee has the sole authority to approve FWC's fees and the other terms of FWC's engagement. FWC does not provide any services to us other than consulting regarding our executive compensation. The committee periodically receives written presentations from FWC, and exchanges correspondence and confers with FWC on a variety of compensation matters, both with and without senior management present. The CEO may, with the consent of the committee, confer with FWC when developing recommendations for the other NEOs. On behalf of the committee, senior management periodically confers with FWC on our executive compensation programs and may request FWC's views regarding the advisability of changing programs or adopting new programs. The committee reviews data developed for us by FWC reflecting competitive compensation practices of our comparator group of companies, as well as general industry survey data obtained from other compensation resources which encompasses a broader and larger group of companies.

        Benchmarking.    Each year the committee specifically reviews and authorizes the salaries, incentives and equity grants for the NEOs. In making these determinations the committee considers prevailing compensation practices of the comparator group. The comparator group is comprised of companies which have attributes such that, when viewed as a whole, represent a reasonable comparison to us in a number of relevant respects. The comparator group is selected by the committee based on recommendations by FWC with input from management on the relevance of potential peer companies to our company. The peer companies are reviewed annually for their continued relevance as comparison companies for Hexcel. The comparator group companies considered by the committee in determining NEO compensation for 2007 are:

A. Schulman, Inc.	Crane Co.	H.B. Fuller Company
AAR Corp.	Cytec Industries Inc.	Kaman Corporation
Alliant Techsystems Inc.	Esterline Technologies Corp.	PerkinElmer, Inc.
Barnes Group Inc.	FMC Corporation	Precision Castparts Corp.
BE Aerospace, Inc.	Goodrich Corporation	Rockwell Collins, Inc.
Cabot Corporation

        This comparator group was selected based on the following criteria relevant to us:

  •
  Industry, such as aerospace, defense and specialty chemicals

  •
  Competitor or provider of similar products

  •
  Revenues, net income, and total assets

  •
  Market capitalization and number of employees

  •
  Business complexity and international presence

        The comparator group used for purposes of determining 2006 compensation included Engelhard Corporation, which has since been acquired by BASF. The 2006 comparator group did not include AAR, BE Aerospace or Esterline Technologies. The committee added these three companies for 2007 to replace companies that had been part of our comparator group in prior years but had since been acquired. With FWC's guidance, the committee concluded that a group of sixteen companies would provide an appropriate sampling of executive compensation data to indicate prevailing compensation practices among companies comparable to us.

        The committee compares each NEO's salary, target bonus and long-term incentive compensation, both separately and in the aggregate, to the compensation of similarly situated executives of the comparator group companies. With the aid of FWC, the committee strives to establish an executive compensation program in the mid-range of target compensation of similar executive positions in the comparator group.

        In late 2006, the committee reviewed available comparator group executive compensation data obtained by FWC. FWC's data were adjusted by regression analysis in order to meaningfully compare compensation paid by comparator group companies with substantially higher or lower revenues than ours to the compensation of our NEOs in similar positions. In order to provide comparable compensation data with respect to Mr. Hunt, who is based in the UK, FWC relied upon a UK executive compensation consulting firm, New Bridge Street Consultants, to assist it in developing recommendations with respect to Mr. Hunt's compensation. New Bridge Street is retained directly by FWC and provides no services directly to us. The committee also reviewed a large, multiple-industry compensation survey purchased by the company from Towers Perrin. This market survey was not prepared specifically for us, and included hundreds of companies in various industries, including aerospace, chemicals, automotive and defense. The committee considered the FWC data as most relevant since it reflected the comparator group, but also viewed the Towers Perrin data as relevant to provide assurance that the comparator group data reflects compensation practices similar to those in a broader industry index of companies.

        Assessment of Our Performance.    We provide the opportunity for both cash and stock incentives based on achievement of individual and company performance measures. Annual cash awards are available under the Management Incentive Compensation Plan ("MICP"). Performance Share Awards ("PSAs") are made under our 2003 Incentive Stock Plan ("ISP") and are earned over a cumulative two-year performance cycle followed by a one-year service period. The committee approves performance measures and the formulae that determine the size of cash awards payable under the MICP and the number of shares of our common stock that may be awarded under the PSAs. These performance measures, as well as the levels of attainment of the performance measures that will lead to payout of the award at the threshold, target and maximum levels of performance, are established in consultation with FWC and senior management. They reflect the committee's views on the achievability of the performance measure based on the business plan presented to the Board by senior management. The committee believes that consultation with management is important to understanding the relevance of the performance measure and the specific performance goals to our overall business objectives in the measurement period.

        Assessment of Individual Performance.    At the beginning of each year we establish individual performance objectives for the CEO for the year and we evaluate the CEO's performance against the objectives set for the preceding year. For 2007 we based the CEO's MICP award opportunity solely on company performance which was a departure from past practice where 70% of his MICP award was based on company performance and 30% was based on individual objectives. We made this change to link his MICP award opportunity entirely to company results. However, we consider achievement of his individual objectives in deciding whether to exercise negative discretion to reduce his MICP award, and in setting his target compensation for the subsequent year. Periodically during 2007 the independent directors reviewed the CEO's performance and the Presiding Director discussed the Board's assessment of his performance with the CEO. This performance assessment included a review of overall performance of the company, the degree to which strategic objectives were met, leadership accomplishments and other factors deemed relevant to the CEO's performance. Our compensation committee charter requires that all decisions regarding CEO compensation must be ratified by our independent directors as a group.

        Mr. Berges' employment agreement is evergreen for additional one-year periods unless notice is given by us or Mr. Berges of an intention not to extend for an additional year. Each year the Board, prior to the automatic renewal of the agreement, considers whether or not to extend the term of his employment for an additional year, based on an assessment of his performance as CEO. In 2007 the Board decided to continue Mr. Berges' employment agreement at least to its current expiration date in July 2009.

        At the beginning of each year, in addition to setting financial targets and variable pay formulae for all NEOs, the committee requests that the CEO establish individual performance objectives for the other NEOs and evaluate their attainment of the prior year's objectives as part of an annual review of their performance. Each year the committee receives the CEO's assessment of the degree to which each NEO has attained individual objectives, and of each NEO's overall performance, criticality to business strategy, career potential and retention risk. In addition, the CEO makes a compensation recommendation for each NEO. These recommendations are reviewed by FWC to assure that the recommended compensation for each NEO is reasonable and within competitive norms. While the committee gives appropriate weight to benchmarking data and the CEO's recommendations, the committee also exercises its judgment based on the committee's interactions with the NEOs.

        Total Compensation Review.    As part of the committee's review of the annual target compensation of the NEOs, the committee reviews "tally sheets" for each of the NEOs which reflect other elements of compensation such as deferred compensation, retirement benefits, severance payments and perquisites under various scenarios including termination of employment for death or disability, or by us with or without "cause," or by the executive with or without "good reason," and termination benefits resulting from a change of control (see pages 61-67 for a complete description of benefits and enhancements upon termination). The tally sheets also reflect realized and unrealized amounts from awards of equity incentives.

        Consistent with the committee's views that an executive's annual compensation should reflect individual and company performance and reflect competitive practices, the compensation previously earned by the NEOs, including realized and unrealized gains under equity grants, are not a determinant in setting compensation for subsequent years. However, the committee does consider the tally sheet data to understand the impact that compensation actions under consideration could have on future payments on retirement, termination and change in control scenarios. With the assistance of FWC, the committee also uses the tally sheets to provide assurance that our compensation programs and payments upon termination under various scenarios are reasonable and in line with competitive norms.

Components of Executive Compensation for 2007

        For 2007, executive compensation consisted of four primary components—salary, cash incentive bonus, equity awards and a benefits package. Total target cash compensation, which equals salary and annual cash bonus at target, remained constant for Mr. Berges, and increased an average of 5.5% for the other NEOs, excluding Mr. Pensky, from 2006 to 2007. In 2005 we decided to increase the value of our annual equity awards to the NEOs, determined as a percentage of salary, in two steps over 2006 and 2007. These increases were based on a review of competitive compensation data which indicated that our long-term target incentives for NEOs were below competitive practices. We made the second of these increases effective for 2007. This is discussed on pages 30-31.

        The following chart shows the total target compensation of each of our NEOs in 2007, which includes salary, target cash bonus under the MICP, and the value of 2007 equity awards. The value of an equity award is determined in a manner consistent with the manner used to determine these values for purposes of the summary compensation table on page 45. The percentages shown reflect the percentage of total direct target compensation represented by each compensation component for each NEO.

NEO	Salary	Percentage	Target Cash Bonus		Percentage	Value of 2007 Equity Awards		Percentage
Berges	$837,000	22%	$837,000		22%	$2,092,500		56%
Hunt	$466,206	27%	$279,724		16%	$1,002,765	(1)	57%
Pensky(2)	$325,000	36%	$178,750		20%	$390,000		44%
Krakower	$317,029	34%	$174,366		19%	$443,841		47%
Hennemuth	$300,000	35%	$150,000		17%	$420,000		48%
Forsyth(2)	$392,792	31%	$216,036		17%	$667,746		52%
Shaulson(3)	$298,325	31%	$298,325	(4)	31%	$357,990		38%

(1)
The equity award value for Mr. Hunt reflects one-half of the value of a promotional grant received by Mr. Hunt in 2007 when he became President, which grant will vest in full in April 2009 so long as Mr. Hunt is employed with us as of that date. This value is $227,125. If this amount were excluded, the percentages for Mr. Hunt represented by salary, bonus and equity awards for 2007 would be 31%, 18% and 51%.

(2)
Mr. Pensky was promoted to Senior Vice President and Chief Financial Officer effective April 27, 2007, which date was the last day of Mr. Forsyth's employment with us.

(3)
Mr. Shaulson's last day of employment with us was August 17, 2008.

(4)
The target cash bonus for Mr. Shaulson reflects the opportunity for Mr. Shaulson's bonus to be doubled if the business he was responsible for managing in 2007 met its target EBITDA. If this doubling is ignored, the percentages for Mr. Shaulson represented by salary, bonus and equity awards for 2007 would be 37%, 19% and 44%.

        Each of these compensation components is described in detail below.

        Salary.    The committee sets salaries for NEOs using the comparative data described above under "Benchmarking" as a guide and targets the mid-range of the comparator group, but is also influenced by various other factors. These factors include job responsibilities, internal equity among the NEOs, individual performance, retention risk, and experience.

        At the request of Mr. Berges, the committee did not increase his salary in 2007. In January 2007 the CEO presented the committee his recommendations regarding salary increases for our other NEOs, other than Mr. Pensky who first became an NEO in April 2007. Mr. Berges recommended, and the committee approved, salary increases for the NEOs as follows:

  •
  Mr. Hunt: 10.0%

  •
  Mr. Forsyth: 3.5%

  •
  Mr. Krakower: 3.5%

  •
  Mr. Hennemuth: 7.1%

  •
  Mr. Shaulson: 2.9%

        Mr. Pensky was promoted to CFO in April 2007, at which time the committee approved a salary for him of $325,000.

  Analysis

        Mr. Berges recommended to the committee that his salary remain unchanged from 2006 due to

  •
  Business circumstances. During 2006, a variety of factors, such as an unexpected decline in ballistics sales and production delays announced by Airbus for the A380 aircraft launch, resulted in us not meeting certain internal financial performance targets established prior to 2006.

  •
  The substantial increase in salary Mr. Berges received in 2006, which was partly related to the elimination in January 2006 of perquisites to which Mr. Berges was entitled prior to 2006.

        The committee accepted Mr. Berges' recommendation.

        The committee determined salary increase for the other NEOs, other than Mr. Pensky, based on the following considerations:

  •
  Mr. Hunt received an increase in salary in recognition of his promotion to President which reflected his expanded role as the sole business head of our consolidated business operations that, following the restructuring of our global operations, now included the reinforcements for composites and engineered products businesses.

  •
  Each of Messrs. Forsyth, Krakower and Hennemuth received pay increases based upon the committee's review of the CEO's recommendations on performance, and the relative position of salary to that of peers in the comparator group.

  •
  Mr. Shaulson received a more modest increase, reflecting the committee's decision to provide him with more substantial incentives relating to his primary responsibilities—managing and selling the non-core portions of our former reinforcements business.

        The committee considered the following in determining Mr. Pensky's salary upon his promotion to CFO in April 2007 following the departure of Mr. Forsyth:

  •
  The competitive range of salaries from the FWC data for chief financial officers within the comparator group and as indicated in the Towers Perrin survey

  •
  The fact that this was Mr. Pensky's first experience as the chief financial officer of a publicly traded company

  •
  The salary level of our then current CFO, Mr. Forsyth, who had been our CFO for almost ten years

        Cash Incentive Bonuses.    We maintain the MICP, a shareholder-approved plan, to provide for an annual cash bonus opportunity to select key employees including the NEOs. The MICP aligns employees' incentives with our financial goals for the current year. The bonuses paid for 2007 appear in the Summary Compensation Table under the "Non-equity Incentive Plan Compensation" column. Under the plan, competitively-based bonus target amounts, expressed as a percentage of salary, are established for participants at the beginning of each year by the committee. Bonus awards for the year are determined based on the degree of attainment of predetermined objective financial performance measures, and, except for the CEO, on the satisfaction of individual objectives. The MICP provides for "qualified awards," which are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, and for "non-qualified" awards that are not qualified under Section 162(m). At the end of the performance period, the committee has discretion to adjust a qualified award downward, but not upward, from the objectively determined level of attainment of the performance measure. Non-qualified awards can be adjusted upward or downward. The MICP does, however, give the committee the authority to make appropriate adjustments in all awards to reflect the impact of unusual, non-recurring or extraordinary income or expense not reflected in the performance measures at the time they are set. The following describes the setting of awards for 2007:

  •
  Bonus Targets.  Bonus targets were as follows, based on a percentage of salary: Mr. Berges—100%; Mr. Hunt—60%; Messrs. Pensky, Krakower and Forsyth—55%; Messrs. Hennemuth and Shaulson—50%

    Analysis

    The committee made no adjustments to bonus targets from 2006 to 2007. Mr. Berges' employment contract provides him with an annual target bonus opportunity of at least 100% of his salary, with a maximum opportunity equal to 200% of salary. In approving these percentages for our CEO, the committee concluded that these award opportunities were competitive with the CEO's peers in the comparator group. For each of the other NEOs, the committee considered the FWC data regarding such NEO's peers in the comparator group, internal equity among the NEOs based on the CEO's assessment of performance, the importance of each NEO's position to our strategic goals and tenure in position. The FWC data indicated that target cash awards for these NEOs were below competitive norms. Nevertheless, the committee decided not to increase cash bonus targets for 2007. The committee made this determination because the equity grant targets for these NEOs were being increased in 2007 under a two-year adjustment adopted in 2005 to align their equity compensation with competitive levels, and the committee viewed a stepped approach to achieving competitive compensation as a more appropriate exercise of its discretion.

  •
  Company Performance Measure.  In January 2007 the committee established company objectives for all participants in the MICP including our NEOs (there were 149 participants overall). The committee adopted EBITDA as the sole performance measure to be used for determining MICP awards, other than for Mr. Shaulson and other participants in the US electronics, ballistics and general industrial business ("EBGI") that we were offering for sale. As noted above, the committee determined that 100% of Mr. Berges' award would be tied to company performance, subject to the committee's exercise of negative discretion. For the other NEOs, 70% of the award would be based on the company's attainment of EBITDA and 30% on individual performance measures. Under the MICP, each NEO's award can range from zero to 200% of target.

    EBITDA means operating income plus the sum of depreciation, intangible asset amortization, business consolidation and restructuring expense, expense computed in accordance with Statement of Financial Accounting Standards No. 123(R) Share-Based Payment ("FAS 123(R)") relating to the fair value of equity awards and other non-operating expenses or losses, minus non-operating income or gains.

    The following chart indicates the award that would be paid, as a percentage of target award, at various EBITDA results. The EBITDA results are expressed as a percentage of the target EBITDA. No award is paid if the EBITDA attained is below the threshold amount of $145 million.

2007 MICP Payout Schedule

    The committee determined that Mr. Shaulson would not participate in the 2007 MICP but could earn an award based on the EBITDA of the EBGI business. If the EBGI business was sold during 2007, Mr. Shaulson would be eligible for a cash award based on the year-to-date EBITDA of EBGI measured against the year-to-date EBITDA in the EBGI business plan. In addition, the award for Mr. Shaulson and all other EBGI employees eligible for a 2007 cash bonus award would be doubled if the year-to-date EBITDA of the EBGI business was at or above the year-to-date plan target at the time of sale.

    Analysis

    The committee adopted company EBITDA as the 2007 performance measure because it believed it to be the most meaningful measure of profitability performance which employees could directly relate to results they could influence. EBITDA directly relates to our objective of reducing debt leverage which we measure as the ratio of total debt, net of cash, to EBITDA. With the recent reversal of the majority of our valuation allowance against our US net deferred tax assets, and the volatility introduced by FIN 48 tax accounting, the committee concluded that EBITDA would more meaningfully relate to the operational performance of the business than other key measures of profitability tracked by the company such as operating income and net income.

    In setting the objective performance target we considered the company's target performance under the 2007 business plan reviewed by the Board and the scaling of potential awards at different levels of EBITDA achievement. For EBITDA over target, we believe it is appropriate to provide for leverage in the awards to recognize superior performance. The EBITDA performance target for 2007 required significant year-over-year growth in our business and we determined that performance exceeding target was not easy to achieve. For example, a 14% growth in EBITDA from $160.2 million in 2006 was required in order to achieve the target 2007 EBITDA of $182.2 million, and a 36% increase from 2006 EBITDA was required for a maximum award at 2007 EBITDA of $218.6 million. These EBITDA amounts exclude the results of the discontinued operations sold in 2007.

    The performance measure for Mr. Shaulson, EBITDA of the EBGI business, was chosen because Mr. Shaulson's responsibilities in 2007 were exclusively related to managing this business and the sale process. We set the target level of EBITDA at the same level of EBITDA presented to potential buyers in the sale process. Payout at this target level required significant growth in EBITDA from 2006. The EBITDA performance target for 2007 of $19.4 million required a 23% increase over 2006 EBITDA of $15.8, and a maximum payout required a 47% increase from 2006 to EBITDA of $23.3 million in 2007. The committee provided for doubling awards for all EBGI participants, including Mr. Shaulson, if the target year-to-date EBITDA level was achieved as of the date of sale, recognizing

    •
    that it is difficult to motivate employees to maintain a high level of performance when it is public knowledge that a business is being offered for sale, due to uncertainties such as job stability and how the business might change after a sale

    •
    that it was critical to the sale process to maintain a level of EBITDA consistent with projections presented to potential buyers, which led to the determination to provide for doubling bonus awards if the year-to-date EBITDA level was met or exceeded at the time of sale

  •
  Individual Performance Measure.  In January 2007, individual performance objectives were set for each of our NEOs, other than Mr. Shaulson, as described on page 22 under "Assessment of Individual Performance."

    Analysis

    The committee decided to continue setting individual performance objectives under the MICP for all NEOs. It determined that 30% of the award opportunity of the NEOs, other than the CEO, would be based on achievement of individual objectives because the committee believed that incentivizing individual objectives was important despite the potential loss of tax deductibility under section 162(m) of the Internal Revenue Code. With respect to the CEO, in early 2007 the committee determined to provide an award based solely on attainment of EBITDA since it wanted the CEO to focus on financial objectives, and the committee concluded that individual objectives could still be relevant to negatively impacting the CEO's 2007 MICP award and to setting his compensation for 2008.

    The individual objectives for the NEOs other than the CEO were established by the CEO in early 2008. For each such NEO, individual objectives included key tasks, milestones and scheduled completion dates that were operational or functional, depending on the executive. The committee may consider other measures of performance when ultimately deciding if individual objectives were met, especially if events arise during the year that assume a greater prominence than objectives set at the beginning of the year.

    The process of "management by objectives" is a key performance tool utilized throughout the company for salaried and professional employees, and represents 30% of the potential bonus opportunity for all MICP participants, except the CEO. The company uses this performance tool to ensure alignment between the annual objectives established in the company's business plan or other key objectives, and individual performance of NEOs and other key employees.

  •
  Cash bonuses paid for 2007.  Using the MICP chart described above, in January 2008 the committee certified and approved awards for each of the NEOs. The committee performed appropriate due diligence prior to certifying and approving the awards. Our EBITDA for 2007 was $185 million, which resulted in a 109.1% of target award payout with respect to the portion of our MICP awards that were based on EBITDA. Each NEO, other than Messrs. Forsyth and Shaulson, received a total MICP award equal to 109.1% of target award. Mr. Shaulson received an award equal to 363% of his target, pro-rated for the portion of 2007 he was employed by us, which reflected the doubling of his bonus as discussed above, as the EBGI business met its target year to date EBITDA as of the date of sale. Mr. Forsyth did not receive an MICP award, as he left the company prior to mid-year, and the MICP plan does not provide for payment of an award to an employee who voluntarily leaves the company prior to mid-year.

    Analysis

    The bonus amounts paid for Messrs. Berges and Shaulson, and the financial performance portions of the bonuses for our other NEOs, were objectively determined from the award chart established under the MICP and, for Mr. Shaulson, the attainment of the EBGI EBITDA target. The committee decided that Mr. Berges had met his individual objectives for 2007 set at the start of the year which included business portfolio actions, restructuring projects, investor relations objectives, new aircraft program penetration, R&T product development and organizational planning. The Board also reviewed company performance and stockholder returns for 2007. Accordingly, the committee decided not to exercise negative discretion with respect to his 2007 MICP award. Bonus amounts relating to the individual performance portion for each of Messrs. Hunt, Pensky, Krakower and Hennemuth were paid at 109.1%, which was the target amount available for achievement of individual objectives resulting from the EBITDA level achieved. The committee determined that these NEOs met their individual performance objectives which defined specific goals relating to:

    •
    Mr. Hunt: penetration into existing and new aircraft programs, development of innovative technologies and competitive products on a timely basis, and progress regarding expansion of our global operations

    •
    Mr. Pensky: effective transition into the CFO role in April 2007, including recruitment of key professionals in the corporate finance department, achieving the confidence of the audit committee and Board of Directors regarding external reporting and internal planning activities, and successfully maintaining positive relationships between the company and its investors and lenders.

    •
    Mr. Krakower: effective managing of investigations and litigation, advancing contract negotiations on significant new programs, and implementing the EBGI sale process

    •
    Mr. Hennemuth: improving management development and succession planning processes and developing and implementing new recruiting, compensation, performance management and leadership development processes.

        Equity Incentives.    We make awards of equity incentives to participants in the Incentive Stock Plan ("ISP"), our general plan that provides for the granting of various stock-based awards, on an annual basis. In 2007 there were 161 participants in the ISP. On occasion we make individual awards when special recognition is warranted. In 2007, we used three forms of equity incentives granted to the NEOs under the ISP: non-qualified stock options ("NQOs"), Restricted Stock Units ("RSUs") and PSAs. In its meeting in January 2007, the committee approved the dollar value of an NEO's aggregate equity award for 2007 as a percentage of the NEO's salary for 2007 and the forms in which the awards would be granted: 50% of total award value in NQOs, and 25% of total award value in each of RSUs and PSAs. On January 29, 2007, the grant date for such awards as provided by our equity award policy (which is described below on page 31), the dollar values were converted into a number of NQOs, RSUs and PSAs based on the valuation methodology used by us to determine accounting expense for the fair value of the awards under FAS 123(R). The RSUs and PSAs were valued, for each share they represented, at the closing price of our common stock on the NYSE on January 29, 2007 ($18.17). The

NQOs awarded to NEOs were valued at $8.61 for each share based on a Black-Scholes value determined as 47.4% of the closing price of a share.

        The value of each executive's equity awards, expressed as a percentage of 2007 salary, was 250% for Mr. Berges; 170% for each of Messrs. Forsyth and Hunt; 140% for each of Messrs. Krakower and Hennemuth; and 120% for each of Messrs. Shaulson and Mr. Pensky. Mr. Pensky received equity awards in January based on his position prior to becoming CFO, and then upon becoming CFO received an additional grant of RSUs that, when added together with his prior award, resulted in his total 2007 equity compensation equaling 120% of his new salary. Mr. Hunt received an additional promotional grant of 25,000 RSUs on January 28, 2007 in recognition of his promotion to president of the company and as a special retention grant that will vest if he remains employed by us on April 1, 2009.

  Analysis

        These equity incentives foster the long-term perspective necessary for continued success in our business. They also align the interests of our NEOs with shareholder value and are an important element of our goal to be competitive with peer companies. The committee's overall objective was to set the aggregate grant-date values for all equity awards, determined as a percentage of salary, consistent with the mid-range of the comparator group data and other industry survey data described above under "Compensation Consultants." Consistent with our compensation philosophy NEOs received a greater proportion of total pay in the form of equity than other executives.

        In 2005, the committee reviewed a variety of factors to determine if our long-term target incentive percentages for our NEOs were competitive with our peers. In addition to performing a general review and assessment of the comparator group data presented by FWC, the committee analyzed the aggregate value transferred to equity grant recipients based on FWC's "market value transfer" method which permits a comparison among companies based on the percent of market capitalization transferred. The committee also compared our equity award "overhang" to data supplied by FWC on competitive practices. The committee also reviewed the potential impact of equity awards as a charge to earnings. After evaluating these factors, the committee determined that the long-term target incentive percentages for our NEOs were below market and decided to increase the target value of NEO annual equity awards to competitive levels by 2007 in two annual increments. For 2007, we implemented the second incremental increase to target values.

        For 2007, the committee allocated the total equity award value as follows: 50% to NQOs and 25% each to RSUs and PSAs. This allocation was established after engaging FWC to complete a comprehensive analysis of our compensation programs in 2005. After reviewing that analysis, we concluded that RSUs continued to serve as an important retention vehicle, but starting in 2006 we deemphasized stock options and introduced PSAs as a form of equity grant. These design changes were intended to more closely align our equity grant program with the programs of those in the comparator group, and to place a greater emphasis on performance in our equity grant program. For 2007, the committee determined that this allocation continued to create an acceptable balance between incentivizing shareholder return and retention of key executive talent.

        With respect to Mr. Pensky, his initial 2007 equity award was based on his position as a vice president-finance, in one of our business units. The committee decided to provide Mr. Pensky with a supplemental equity grant upon promotion to CFO in April 2007 to bring his 2007 equity value in line with the lower end of the competitive range within the data from the comparator group provided by FWC and data from the Towers Perrin survey.

        The committee did not increase the value of Mr. Shaulson's equity grant from the level in 2006. This was primarily because of the understanding that Mr. Shaulson's employment with us would terminate once the EBGI business was sold. In addition, Mr. Shaulson was provided with substantial cash incentive opportunities tied to the sale, including his 2007 cash bonus opportunity (see pages 27-29) and a sale incentive bonus (see page 42).

        The awards in 2007, 2006 and 2005 for the NEOs were as follows:

Name	Total value of 2005 equity grants expressed as a percentage of salary		Total value of 2006 equity grants expressed as a percentage of salary		Total value of 2007 equity grants expressed as a percentage of salary
David E. Berges	200%		225%		250%
William Hunt	168	%(1)	170%		220	%(2)
Wayne C. Pensky	50	%(3)	55	%(3)	120%
Ira J. Krakower	90%		120%		140%
Robert G. Hennemuth	n/a		100	%(4)	140%
Stephen C. Forsyth	115%		130%		170%
Joseph H. Shaulson	100%		120%		120%

(1)
The 168% figure for Mr. Hunt for 2005 was calculated by including one-half of a one-time award of 50,000 RSUs granted in February 2004 that vested on the second anniversary of the grant date. Excluding the impact of this award, Mr. Hunt's percentage for 2005 would have been 110%.

(2)
The 220% figure for Mr. Hunt for 2007 was calculated by including one-half of a one-time award of 25,000 RSUs granted in January 2007 that vests if he is employed by us on April 1 2009. Excluding the impact of this award, Mr. Hunt's percentage for 2007 would have been 170%.

(3)
Mr. Pensky was not an executive officer prior to his promotion to Senior Vice President and Chief Financial Officer in April 2007.

(4)
The 100% figure for Mr. Hennemuth for 2006 excluded a sign-on award of 9,606 RSUs.

  Equity Award Policy

        In November 2006 we adopted a policy regarding the granting of all equity awards. Under this policy:

  •
  The grant date for annual equity awards to employees is the third full trading day after we issue our year-end earnings release

  •
  The grant date for equity awards to directors is the date of initial election and/or re-election to the Board

  •
  The grant date of any other award, such as for a new hire award or a special recognition or retention grant to an existing employee or director, is the third trading day following the first date on which financial results for a quarter are publicly disclosed following the date the award was authorized

  •
  The exercise price of a stock option shall not be less than the closing price of our common stock on the NYSE on the date of grant

  •
  Equity awards shall be valued in the same manner for compensation and accounting purposes—in accordance with FAS 123(R) as of the grant date

  •
  All awards must be in the form of a specified number of shares or the approval of an amount or percent of base pay along with a pre-defined algorithm by which the number of shares can be calculated with certainty on the grant date

  •
  Equity awards may only be authorized by the Board or the compensation committee or by an equity grant committee, if specifically authorized by the Board or the compensation committee

  •
  Each authorization of granting authority to the equity grant committee must state the aggregate maximum number of shares, the relevant period, the eligible recipients, and the maximum number of shares that may be granted to any single person; in addition, the compensation committee must be informed of all awards made by the equity grant committee each quarter

        In early 2007 the committee designated the CEO as the equity grant committee and authorized him to grant equity awards to non-executives during 2007 for new hires, retention and special recognition, in aggregate up to 100,000 shares, but no individual award may exceed 10,000 shares.

        We chose to value equity grants and to set the exercise price of an NQO on the third trading day after we next release earnings following a grant authorization. This allows the public market an opportunity to digest our financial results and establish the fair market value of a share of our common stock on the date of grant.

  Stock Options

        Stock options provide for financial gain derived from the potential appreciation in stock price from the date that the option is granted until the date that the option is exercised. The exercise price for our stock option grants is set at the closing price of our common stock on the NYSE on the grant date. Our long-term performance ultimately determines the value of stock options, as gains from stock option exercises are entirely dependent on an increase in our stock price. Stock options granted generally vest and are exercisable at the rate of one-third on each of the first three anniversaries after the grant date and expire ten years from the grant date.

        The income of an NEO attributed to the exercise of our stock options is considered performance-based compensation under Section 162(m) of the Internal Revenue Code, and so we are generally permitted to deduct, on an unlimited basis, the compensation expense associated with any such income.

  Analysis

        Because financial gain from stock options is only possible after the price of our common stock has increased, we believe grants encourage NEOs and other employees to focus on behaviors and initiatives that should lead to an increase in the price of our common stock, which aligns the interests of our NEOs and employees with those of our shareholders.

  Restricted Stock Units

        RSUs represent units that generally vest and convert into shares of our common stock on a one-to-one basis at the rate of one-third on each of the first three anniversaries of the grant date or at some other schedule of vesting. Since RSUs are valued at the closing price of common stock on the date of grant, a grant of equity award value in the form of RSUs results in the issuance of fewer shares and less dilution than would result from providing the same value in the form of NQOs.

        Dividend equivalents are not paid on RSUs. Our annual awards of RSUs do not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, and so may not be deductible to the extent that when they vest, their fair market value, when aggregated with an NEO's other aggregate compensation in the year of vesting which does not qualify as performance-based compensation under Section 162(m), exceeds $1 million.

  Analysis

        Unlike NQOs, which have no value if the stock price does not increase from the date of grant, RSUs always have some value so long as the stock is not worthless. RSUs therefore have a retentive feature that should ensure that successful, high-achieving employees will remain motivated and committed to us despite temporary downturns in our performance. Because a higher stock price increases the value of RSUs, we believe that, similar to the case with NQOs, grants encourage NEOs to focus on behaviors and initiatives that should lead to an increase in the price of our common stock, which aligns the interests of our NEOs receiving RSUs with those of our shareholders.

  Performance Share Awards

        PSAs provide NEOs with an opportunity to receive shares of our common stock depending upon a measure of our performance over a two-year period. After completion of the two-year performance period, provided the threshold level of performance is met, PSAs convert into a number of RSUs which, after an additional one-year service period, convert into shares of our common stock on a one-for-one basis.

  Analysis

        PSAs strengthen the connection between operating performance and equity grants. If we fail to achieve the threshold level of performance, the PSAs have no value. In addition, following the conclusion of the two-year performance period there is a one-year service period before the underlying RSUs vest, which helps us retain and motivate our NEOs and employees, including during temporary downturns in our performance.

        PSA grants encourage NEOs and other employees to focus on improved medium-term financial performance and a long-term increase in the price of our common stock. The medium-term performance determines how many shares are acquired, and our long-term performance increases the value of the shares acquired after the service period. This serves to align the interests of our NEOs and other employees receiving PSAs with those of our shareholders.

  Modification of 2006-2007 PSAs

        For the 2006-2007 period, we used EBITDA as the performance measure. For this purpose, EBITDA was defined exactly as it is defined above with respect to MICP awards for 2007. In January 2008, the committee adjusted the PSA awards earned for the 2006-2007 period by modifying the target EBITDA and actual EBITDA attained to exclude the contributions from discontinued operations, and the one-time charge we took relating to the termination of our previously frozen US pension plan. Once EBITDA was so adjusted, the committee determined the award by following the original scaling of award size to the level of achievement. In modifying EBITDA the committee

  •
  Adjusted the target EBITDA of $432 million to $381 million by excluding $51 million of the target EBITDA of the divested businesses

  •
  Adjusted the attained EBITDA of our continuing operations from $336 million to $345 million by adding back the one-time pension charge of $9 million.

Based on these modifications, all participants, including the NEOs except for Mr. Forsyth, received a number of RSUs equal to 68.5% of their target number of RSUs for the 2006-2007 period. Mr. Forsyth did not receive any RSUs since he terminated his employment with us prior to the end of the vesting period. These RSUs will convert into shares in early 2009 after expiration of a one-year service period, although Mr. Shaulson has already received his shares as his employment was terminated by us during the performance period. The amount of shares received by Mr. Shaulson was reduced pro-rata to reflect the portion of the performance period he was employed by us.

  Modification of 2006-2007 PSAs—Analysis

        The committee adjusted the PSA payout schedule for 2006-2007 because it considered that the sale of the divested business and the termination of the pension plan were in the best interests of the company and the resulting effect on EBITDA was not representative of the performance of the company's continuing operations. In particular, the sale divested the remaining non-core operations of the company and permitted a restructuring of the remaining businesses to focus on our core composites business. The termination of the frozen US pension plan eliminated certain company costs that were being incurred annually. The committee determined that employees who were granted PSAs should not be adversely affected for advancing these corporate interests.

  2007-2008 PSAs

        Since PSAs were first introduced in 2006 for the 2006-2007 performance period, the committee decided to review the design of this incentive in early 2007. In January 2007 the committee adopted Return on Net Capital Employed—or "RONCE"—as the financial measure for the 2007-2008 period. RONCE is defined as the average return for 2008 and 2009 divided by the average capital employed as of December 31, 2007, 2008 and 2009, where:

  •
  Return generally means operating income, adjusted for non-operating gains and losses, and

  •
  Capital employed generally means shareholder equity plus net debt.

        The following chart indicates the scaling of awards for the 2007-2008 period at various levels of attained RONCE. In the chart, RONCE results are expressed as a percentage of target RONCE amount:

2007-2008 PSA
Payout Schedule

        This payout structure is depicted by a straight line, meaning that a fixed increase in RONCE results in the same increase in the payout level regardless of where on the line the increase occurs. Similar to MICP, the structure of the 2007-2008 PSAs require a threshold level of performance before any payout is earned, and establish target and maximum award levels.

  2007-2008 PSAs—Analysis

        The committee adopted RONCE as the performance measure for the 2007-2008 PSAs for two reasons. First, RONCE could be derived directly from the audited financial statements. Second, using RONCE would focus management in operating returns, cash flow and net assets employed, at a time when we anticipate growth in our sales and increased levels of capital expenditure to service this growth. Under these circumstances, it is important, the committee reasoned, to provide an incentive for the efficient utilization of our net assets and to motivate improvement in the return that we earn on these net assets.

        Target levels were established by the committee in early 2007 based on the business plan for 2007 and the company's longer-range planning projections for 2008. The target levels chosen were challenging, yet attainable, giving consideration to

  •
  the expected increase in capital expenditures over the 2007-2008 period, and

  •
  the fact that, in the aerospace industry, there is a substantial time lag between the investment of capital and the realization of return on capital investment.

  Management Stock Purchase Plan

        Through 2007, a select group of senior executives, including all of our NEOs, were eligible to participate in the Management Stock Purchase Plan ("MSPP"), a stockholder approved plan. These senior executives are not permitted to participate in our employee stock purchase plan, which is available to substantially all employees worldwide and permits the purchase of shares of Hexcel stock at a 15% discount through payroll deductions.

        Prior to the beginning of each year, the compensation committee approves the list of executives eligible to participate in the MSPP. We offered these executives the opportunity to elect to receive up to 50% of the cash award under the MICP for that year in the form of restricted stock units ("MSPP RSUs"). MSPP RSUs were issued at a 20% discount from the average of the closing prices of our common stock for the five days preceding the date of grant, which was the date the committee determined MICP awards. The RSUs vest one-third on each of the first three anniversaries of the grant date and convert into shares of our common stock on a one-to-one basis at the end of the three-year vesting period. In January 2008, following the committee's determination of 2007 MICP awards, we issued 6,824 MSPP RSUs valued at $16.03 each to four executives who made an election for 2007. Mr. Pensky was the only NEO who participated in this plan in 2007. MSPP RSUs qualify as performance-based compensation so long as the bonus with respect to which a portion is deferred to purchase the RSUs qualifies as performance-based compensation.

  Analysis

        The committee first authorized the use of this plan to encourage additional ownership in Hexcel stock by our executive team, in order to align the interests of our executives with those of our shareholders, and to assist executives subject to stock ownership requirements to reach their ownership levels. In 2006, we revised our stock ownership guidelines by eliminating any specified time period for compliance and instead requiring executives to retain one-half of any stock received under an equity grant until their ownership target was reached. As a consequence, the strategic value of maintaining the MSPP as designed has decreased, and in accordance with advice from FWC regarding the market prevalence of such plans, we decided to suspend future participation in the plan pending a more comprehensive review of our executive deferred compensation plans. Should the plan be retained, the committee is considering eliminating the discount and making other amendments.

        Benefits and Retirement Plans.    Our employees are offered participation in a variety of retirement, health and welfare, and paid time-off benefit plans which generally are comparable to plans offered by other employers in the markets from which we recruit our workforce. These benefits ensure that we can offer competitive benefits and promote employee well-being and retention. Our NEOs may participate in these plans to the same extent as our other employees. These plans may be tax-qualified or otherwise subject to tax and regulatory regimes of the jurisdiction in which employees are located. These legal requirements may limit benefits payable under the plan or impose adverse consequences if benefits are paid based on compensation above certain levels. We offer to supplement these benefits where these and other considerations are important to maintaining competitive benefits. Our NEOs receive the following supplemental benefits:

  •
  Our US-based NEOs are eligible to participate in the nonqualified deferred compensation plan described on page 60 under "Nonqualified Deferred Compensation in Fiscal Year 2007"

  •
  We have entered into the following supplemental retirement agreements with our NEOs, which are described on page 55 under "Pension Benefits in Fiscal 2007":

  •
  Supplemental executive retirement agreements ("SERPs") with Messrs. Berges, Krakower and Forsyth

  •
  Executive deferred compensation arrangements ("EDCAs") with Messrs. Pensky, Hennemuth and Shaulson

  •
  A supplemental pension arrangement with Mr. Hunt

  •
  We provide a death benefit for each of our US-based NEOs while employed by us equal to two times the sum of (i) the NEO's salary on the date of death and (ii) the average annual cash incentive bonuses paid over the 24 months prior to death. This benefit is in the form of insurance paid by us up to a maximum insured amount of $1,500,000 for Mr. Berges and $750,000 each for Messrs. Pensky, Krakower, Hennemuth, Forsyth and Shaulson. This benefit expired with the termination of employment by Mr. Forsyth and continues for Mr. Shaulson until the first anniversary of his termination of employment under the terms of his severance agreement. With respect to Messrs. Pensky, Krakower, Hennemuth and Shaulson, to the extent the death benefit exceeds the maximum insured amount we will make a payment to the estate of the NEO for the excess amount. Mr. Berges' death benefit is capped at $1,500,000.

  •
  We provide Mr. Hunt with additional life insurance while employed by us that provides for a death benefit equal to $1,601,448, and additional private health insurance and disability/personal accident and illness insurance

Our cost of providing the supplemental death and insurance benefits to our NEOs are reflected in the "All Other Compensation" column of the Summary Compensation Table on page 45 and are described in more detail in footnote (7) to that table with respect to our US based NEOs, and footnote (10) to that table with respect to Mr. Hunt.

        Our qualified 401(k) Plan allows all US employees to contribute up to 20% percent of their cash compensation (salary and bonus under the MICP), up to the compensation limit imposed by the Internal Revenue Code on a pre-tax or after-tax basis (the limit was $45,000 for 2007). The Internal Revenue Code further limits the amount that may be contributed on a pre-tax basis; that amount was $15,500 for 2007 ($20,500 for persons age 50 or older). The plan further provides:

  •
  that Employee contributions and earnings thereon are 100% vested at all times.

  •
  for a 50 percent match on employee contributions, up a maximum of 6% of total cash compensation.

  •
  for a discretionary profit sharing contribution into the plan annually

  •
  for a fixed contribution of an additional 2% of each employee's cash compensation each year, or 4% for employees who were 45 years of age on or before December 31, 2000 and employed by us as of such date

  •
  for all matching, discretionary and fixed contributions and earnings to vest at the rate of 20% for each year of service with us—meaning they are 100% vested when contributed after five years

  •
  for an array of investment options as selected by plan fiduciaries from time to time

  •
  for distributions to be made in a lump sum or in a series of monthly, quarterly or annual installments after termination of service

  •
  for loans and in-service distributions under certain circumstances, such as a hardship, attainment of age 59 1/2 or a disability

One of the investment options in the 401(k) plan is a Hexcel stock fund. Senior executives, including all the NEOs, are not permitted to invest in this fund. Other employees may only invest company contributions, and not their own contributions and earnings, in the Hexcel stock fund. Senior executives, including all NEOs, are also prohibited from taking loans.

        The Hexcel Corporation Pension Plan, a tax-qualified defined benefit plan, was frozen as of December 31, 2000, and no additional benefits were accrued after that date. Messrs. Pensky, Forsyth, Krakower and Shaulson participated in the plan until December 31, 2000, and each had accrued a benefit under the plan. In December 2006, the Board decided to terminate the plan, which required that we fully fund the plan's liabilities and provide each participant with a choice of receiving a lump sum payment or a deferred annuity representing the participant's accrued benefit. In deciding to terminate the plan, the Board considered a variety of factors, including the additional after-tax contribution required to fully fund the plan, and the estimated annual cost savings resulting from plan termination. Final termination of the plan occurred in December 2007. The value of the amount paid to Messrs. Pensky, Forsyth, Krakower and Shaulson is included in the chart under "Pension Benefits in Fiscal 2007" on page 59.

        Mr. Hunt, as a UK-based executive, participates in the Hexcel Composites Limited Pension Scheme, a tax qualified defined benefit plan available to all of our UK employees. We have also entered into a supplemental pension arrangement with Mr. Hunt. The Hexcel Composites Limited Pension Scheme and the supplemental arrangement with Mr. Hunt are described on pages 56-57.

  Amendments to SERP and EDCA Agreements

        On December 31, 2007, we amended the SERPs between us and each of Messrs. Berges and Krakower. The amendment:

  •
  Permitted Messrs. Berges and Krakower to make an election prior to the end of 2007, under the transitional election rules of Section 409A of the Internal Revenue Code, regarding the form of payment of benefits in 2008 in the event the employment of Mr. Berges or Mr. Krakower terminates in 2008. This election would become effective immediately. Absent this amendment, any such election would not have been effective for one year. Messrs. Berges and Krakower have elected to receive lump sum payments of their respective retirement benefits.

  •
  Changes the form of payment in the event of disability from an annuity to an actuarially equivalent lump sum.

        On December 31, 2007, we amended and restated the EDCA between us and each of Messrs. Pensky and Hennemuth. The vast majority of the changes were made to comply with

Section 409A, and relate to matters such as the timing of elections as to forms of payment and the timing of payments. The amendment and restatement also:

  •
  Permits the executive to elect to receive his retirement income payments in the form of an actuarially equivalent lump sum instead of an annuity.

  •
  Converts our obligation to provide health, dental and certain life insurance after termination and until age 75 to a fixed amount, to be paid as part of the benefits under the EDCA in the form of either a lump sum or annuity.

  •
  Provides that the value of the insurance benefits is paid regardless whether the executive receives his retirement income payments in the form of an annuity or a lump sum. Previously, had the executive received his retirement income payments in the form of a lump sum, he would have given up the health, dental and life insurance benefits.

        Most of the changes to the SERPs and EDCAs were made to comply with 409A or to permit the executive to receive a lump sum that is actuarially equivalent to a payment stream to which the executive was entitled under the agreement. Because the cost to the company (and the value to an executive) of an executive receiving an annuity or lump sum is actuarially equivalent, the committee determined that the executive should not forfeit the insurance benefits based on this choice, nor be incentivized by plan design to elect one form of payment over another. Therefore, the committee decided that whether the executive should be entitled to certain insurance benefits under an EDCA should not depend on whether the executive receives an annuity or lump sum which are essentially equivalent in value.

Perquisites

        In 2006, at the request of Mr. Berges the committee eliminated Mr. Berges' perquisites allowance, which provided him with approximately $37,000 of additional benefits. The committee considered the elimination of Mr. Berges' perquisites allowance when setting his salary for 2006.

        For each of Messrs. Pensky, Forsyth, Krakower, Hennemuth and Shaulson our perquisites program provides for an annual car allowance of $12,000, and an additional annual allowance of $10,600 (for Messrs. Pensky, Forsyth and Krakower), and $5,600 (for Messrs. Hennemuth and Shaulson). The additional allowance may be used for:

  •
  reimbursement of club membership dues

  •
  expenses incurred for financial counseling and tax preparation

  •
  premiums for supplemental life and health insurance beyond the standard life and health insurance available to our executives

  •
  to reimburse the NEO for taxes due on the income recognized by the NEO as a result of receiving these reimbursements

        As a non-US based executive, Mr. Hunt does not participate in the same perquisites program as our US executives. Mr. Hunt is entitled to the following perquisites:

  •
  An annual allowance of $24,022 for reimbursement of housing expenses for housing in Duxford, England, where Hexcel Composites Limited's offices are located, and for travel expenses between Duxford and Mr. Hunt's residence in Cheshire, England. This arrangement existed between Mr. Hunt and his former employer, Ciba-Geigy Ltd, and was continued by us when we purchased Ciba-Geigy's composites business in 1996 and Mr. Hunt became employed by us. A portion of the allowance is intended to be used to cover tax liabilities related to the income realized by Mr. Hunt as a result of receiving this reimbursement.

  •
  A company car and related expenses

  •
  Club dues for one club

        Our cost of providing these perquisites to our NEOs is reflected in the "All Other Compensation" column of the Summary Compensation Table on page 45. The cost is described in more detail in footnote (7) to that table with respect to our US-based NEOs, and footnote (10) to that table with respect to Mr. Hunt.

  Analysis

        These perquisites are not part of an executive's base compensation, and therefore are not a factor in calculating pay increases, bonus payouts, equity awards, retirement benefits or any other program tied to base compensation. We believe that the perquisites we offer to our NEOs are reasonable in amount. FWC reviews our perquisites program annually, and has indicated that it agrees with this view.

Stock Ownership Guidelines

        Based on a review of prevailing practices provided by FWC, the committee modified our stock ownership guidelines for senior executives and directors in 2006. Under these guidelines:

  •
  the target for compliance is stated in dollar amounts

  •
  the executive or director is required to reach the target dollar value through ownership of shares of unrestricted common stock and to retain those shares until termination of service

  •
  the target dollar value is as follows:

CEO	5x Salary
Executive Officers other than CEO	2x Salary
Directors	3x Annual Retainer Fee
  •

  until the target dollar value is reached, an executive must retain 50%, and a director must retain 100%, of all "net" shares received under any company equity compensation program

  •
  "net" shares means all shares remaining after the sale by the executive or director, or the withholding by us of shares to pay the exercise price (in the case of options) and any taxes due in respect of the shares received

  •
  once an executive or director acquires the target amount of shares, he is deemed to be in compliance with the policy so long as he continues to hold at least the target amount of shares

In 2007 the guidelines were amended so that restricted stock units that are vested, but have not yet converted into shares, count toward reaching the guideline dollar value.

        Under these guidelines, Messrs. Berges, Hunt and Krakower hold shares with a value greater than the target dollar value, while Messrs Pensky and Hennemuth, both of whom became an executive officer in the last two years, do not. Messrs. Bellows, Campbell, Hurley and Pugh, and Ms. Brubaker and Ms. Derickson, hold shares with a value greater than the target dollar value; the remaining three non-employee directors do not. For our NEOs and directors who do not hold shares with the requisite target value, until the target value is reached, they are restricted from selling 50% (in the case of our NEOs) and 100% (in the case of our directors) of the "net" shares received from their equity grants. We monitor compliance with the guidelines by all NEOs and directors at least annually.

        Employees are not permitted to "sell short" Hexcel stock or to otherwise hedge their economic exposure to the Hexcel stock they own.

Potential Impact on Compensation from Executive Misconduct

        If we determine that an executive officer has engaged in fraudulent or intentional misconduct, we would take action to remedy the misconduct, prevent its recurrence, impose appropriate discipline on the individual who engaged in the misconduct and report the misconduct to the audit committee. Discipline would vary depending on the facts and circumstances, and may include:

  •
  termination of employment

  •
  initiating an action for breach of fiduciary duty

  •
  if the misconduct resulted in inaccurate reporting of our financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded that is greater than would have been paid or awarded if calculated based on the accurate reporting of our financial results

These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

The Impact of Tax Regulations on our Executive Compensation

        Deductibility of Compensation—Section 162(m).    Under Section 162(m) of the Internal Revenue Code there is a $1.0 million annual limit on the deductibility of nonperformance-based compensation paid to NEOs. Section 162(m) contains a number of requirements for qualifying an award for deductibility, including the adoption of a plan containing performance criteria approved by stockholders, the authorizing of awards by a committee consisting solely of "outside directors," the certification of performance results and other requirements. We consider deductibility as one factor along with others that are relevant in setting compensation. The ISP is a qualified plan, and NQOs and PSAs issued under the ISP generally qualify for deductibility. As noted on page 32, we also grant RSUs without any performance requirement as one of the mechanisms we employ to foster retention of key employees. The MICP is a qualified performance-based plan, and provides for both performance-based qualified awards, and for non-qualified awards. We have, at times, made cash awards based on subjective evaluations of performance, which do not qualify for unlimited deductibility under 162(m) (see page 22). RSUs issued under the MSPP qualify as performance-based so long as the bonus with respect to which a portion was deferred to purchase the RSUs was performance-based.

        We were able to deduct all expense associated with the compensation paid to our US-based NEOs in 2007 except for $2,193,000 out of $6,196,000 total expense associated with compensation to Mr. Berges, primarily because the following portions of compensation were not performance-based: Mr. Berges' salary, 2006 MICP award (which was paid in 2007), and RSUs that converted in 2007.

        The expense associated with the income realized from the exercise of options in 2007 and with Mr. Shaulson's sale incentive award was performance-based under 162(m).

        Deferred Compensation Rules—Section 409A.    Section 409A of the Internal Revenue Code generally changes the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005. Deferred compensation plans and arrangements are required to be amended by the end of 2008 to be in full compliance with 409A. We have revised some of our deferred compensation arrangements to be in compliance with 409A, and will complete the remaining necessary amendments prior to the end of 2008. We administer all of our compensation arrangements in accordance with our good faith interpretation of the final regulations under the new rules.

Severance and Change in Control Arrangements

        As described on pages 61-67 of this proxy statement, we provide certain payments, benefits, or enhancements to our NEOs as a result of certain types of termination of employment or a change in control transaction. In addition, as described on pages 62-63, we accelerate vesting and/or conversion of many of our equity grants upon certain types of terminations and upon a change of control. We have also provided a modified gross-up for taxes incurred by our US-based NEOs on so-called "excess parachute payments" under 280G of the Internal Revenue Code. The amounts of all of these additional or enhanced payments and benefits are reflected in the table on page 66.

  Analysis

        These severance and change of control benefits enhance our ability to attract and retain executives as we compete for talented individuals in a competitive marketplace.

        In approving arrangements that provide for payments and enhancements upon termination by us without cause or by the NEO for good reason other than in connection with a change of control, the committee considered the following:

  •
  the need to have competitive benefits to attract and retain talented executives in a competitive marketplace

  •
  the desire to ease the consequences to an NEO of an unexpected termination of employment by providing the NEOs with a guaranteed level of financial protection upon loss of employment

  •
  the likelihood that it will take more time for an executive-level employee to find comparable new employment, and therefore that an enhanced level of benefit is appropriate

        In adopting a "single-trigger" for vesting for most of our equity awards—which means the equity awards vest upon a change in control regardless of whether the NEO's employment is terminated—the committee considered the following:

  •
  a single trigger on equity vesting can be an especially powerful retention device for senior executives during change in control discussions, as equity represents a significant portion of the total pay package

  •
  the desire to provide employees with the same opportunities as shareholders, who are free to sell their equity at the time of the change in control event and thereby realize the value created at the time of the deal

  •
  Hexcel will no longer exist after a change in control and employees should not be required to have the fate of their outstanding equity tied to the new company's future success

        With respect to approving the enhanced benefits to be provided to our NEOs under their SERP and severance agreements following a termination in connection with a change of control, the committee determined that it is important to motivate executives to consider corporate transactions that are in the best interests of Hexcel and its shareholders without undue concern over whether the transactions may jeopardize the NEO's own employment.

        With respect to the modified gross-up with respect to "excess parachute payments," we were specifically guided in providing this modified benefit by FWC and believe that it serves to support the general principle of preserving the benefits intended to be delivered to the NEO and removing personal interests from decisions that enhance stockholder value. The effects of Section 280G are unpredictable and can have widely divergent and unexpected effects based on an NEO's personal compensation history (such as whether options have been exercised or not in prior years). As described on pages 61-62, Mr. Berges' employment agreement and the severance agreements with each of Messrs. Forsyth, Krakower and Shaulson include post-termination obligations on these executives, principally an obligation to not compete over a period whose duration is tied to the amount of severance payments received. FWC has recommended that the appropriateness of providing this gross-up be reviewed periodically.

Additional Agreements and Arrangements

        Agreement with Mr. Forsyth.    On April 27, 2007, in connection with Mr. Forsyth's termination, we agreed to extend the period during which Mr. Forsyth could exercise options that were vested to December 31, 2007. This represented an approximate five month extension beyond the standard ninety day post termination period of exercisability for vested options. In return, Mr. Forsyth agreed not to engage in the solicitation for employment or hiring by his new employer of any of our officers or management level employees for two years. The committee believed that securing Mr. Forsyth's agreement not to solicit our senior employees was a fair and reasonable benefit to be received by the company in return for a five-month extension of the period to exercise options after termination of employment.

        Sales Incentive Agreement with Mr. Shaulson.    In July 2006 we announced our intention to explore selling certain portions of our reinforcements businesses. We wanted Mr. Shaulson, the president of the former reinforcements business, to continue as general manager and also to lead our divestiture efforts. In order to retain and motivate Mr. Shaulson throughout this process, the committee authorized a sales incentive agreement with Mr. Shaulson, the principal terms of which were

  •
  Mr. Shaulson would be entitled to a sales incentive payment, the amount of which would be determined by a formula based on the consideration received by us for the business we were selling (other than a joint venture interest). The incentive would be no less than $100,000 and no greater than $1,000,000.

  •
  Mr. Shaulson would assist in any reorganization within the company, including any reorganization of the former Reinforcements business, and would use reasonable efforts to maintain the goodwill and operations of the reinforcements businesses.

  •
  We modified the terms of certain of Mr. Shaulson's equity awards to provide that, upon termination of Mr. Shaulson's employment by us other than for cause, his outstanding stock incentive awards that would have vested within 180 days of the termination date would immediately vest, and the exercise period for any vested stock options would be extended to the first anniversary of termination.

In considering this arrangement with Mr. Shaulson, the committee consulted with both FWC and the investment bankers retained to manage the sale, both of which advised that, while there are no consistent industry standards for such arrangement, the design of the incentive and the potential payments that could be made were reasonable.

        We closed the sale of the EBGI business on August 6, 2007, and Mr. Shaulson's last day of employment with us was August 17, 2007. The amount of the sales incentive payment to Mr. Shaulson is reflected in the summary compensation table on page 45.

        Additional Relocation Assistance to Messrs. Hennemuth and Pensky.    Mr. Hennemuth agreed to relocate from southern Florida to Connecticut when he accepted the position of Senior Vice President—Human Resources in March 2006. Due to the soft housing market in southern Florida, the process of Mr. Hennemuth relocating to Connecticut took longer than expected, and resulted in additional costs to Mr. Hennemuth. In order to help defray Mr. Hennemuth's costs related to his relocation, the committee authorized an additional payment of $100,000 to Mr. Hennemuth. This $100,000 payment was in addition to the reimbursement of expenses to which Mr. Hennemuth was entitled in accordance with our standard relocation policy. The $100,000 payment, as well as all other relocation expenses of Mr. Hennemuth paid by us, are reflected in the summary compensation table on page 45.

        Mr. Pensky relocated from the San Francisco area to Connecticut when he accepted the position of Senior Vice President and Chief Financial Officer. As part of his offer of employment, Mr. Pensky received a promotional bonus of $100,000, which was payable upon the closing of the purchase of his home in the Stamford, Connecticut area. The committee offered this promotional bonus to provide an additional incentive for Mr. Pensky to accept a new position that would require him to relocate to Connecticut, as well as to encourage Mr. Pensky to promptly complete the relocation process.

Compensation Committee Interlocks and Insider Participation

        The following directors were members of the compensation committee during 2007: Joel S. Beckman, Lynn Brubaker, Sandra L. Derickson, David L. Pugh and Martin L. Solomon. Mr. Solomon served on the committee until our annual stockholder's meeting in May 2007, at which time Mr. Beckman joined the committee. Mr. Solomon did not stand for re-election to our Board in 2007, as he had reached our retirement age of 70.

Equity Compensation Plan Information

        The following information is provided as of December 31, 2007:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(1)
	(a)		(b)		(c)
Equity compensation plans approved by security holders	3,700,247	(2)	$10.65	(3)	3,433,702	(4)
Equity compensation plans not approved by security holders(5)	736,521		$10.50		0

Total	4,436,768		$10.62	(3)	3,433,702	(4)

(1)
All numbers in these columns refer to shares of Hexcel common stock.

(2)
Includes 422,107 shares of common stock issuable upon the vesting and conversion of restricted stock units, and 303,960 shares of common stock issuable as a result of outstanding PSA. With respect to PSAs for the 2006-2007 performance period, reflects shares to be issued at 68.5% of the target number of shares in early 2009, based on our EBITDA performance during the 2006-2007 period. With respect to the 2007-2008 period, assumes that we will attain the maximum level of the performance measure (RONCE) under the PSAs for the 2007-2008 performance period, which would result in the PSAs converting into the maximum number of RSUs in early 2010. This is an assumption required by SEC rules.

(3)
Excludes the restricted stock units referred to in note 2 above.

(4)
Includes (i) 3,108,984 shares of common stock available for future issuance under the Hexcel Corporation 2003 Incentive Stock Plan, which shares of common stock could be issued in connection with awards other than options, warrants or rights; (ii) 158,676 shares reserved for issuance under the Management Stock Purchase Plan; (iii) 2,680 shares of common stock subject to options as of December 31, 2007 under, and purchased in January 2008 pursuant to, the terms of the Hexcel Corporation 1997 Employee Stock Purchase Plan; and (iv) 163,362 shares of common stock that could after December 31, 2007 become subject to options under, and therefore purchased under, the terms of the Hexcel Corporation 1997 Employee Stock Purchase Plan.

(5)
The only equity compensation arrangements in which equity securities were authorized that have not been approved by stockholders are two option agreements with Mr. Berges entered into in connection with his employment agreement, as described under the heading "Employment Agreement with Mr. Berges" on page 51.

COMPENSATION COMMITTEE REPORT

        The compensation committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our 2008 proxy statement and incorporated by reference into our Annual Report on Form 10-K for 2007. This report is provided by the following independent directors who comprise the committee (Mr. Beckman became a member of the compensation committee on May 10, 2007):

        David L. Pugh (Chair)

        Joel Beckman

        Lynn Brubaker

        Sandra L. Derickson

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the compensation paid to, or accrued by us for

  •
  our Chief Executive Officer

  •
  each person who served as Chief Financial Officer during 2007

  •
  our next three most highly compensated executive officers who were employed by us on December 31, 2007

  •
  one additional person who, but for the fact that he was not employed by us as on December 31, 2007, would have been included as one of the next three most highly compensation executive officers

We refer to these individuals as the named executive officers, or NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)(2)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)		All Other Compensation ($)		Total ($)
David E. Berges; Chairman and CEO	2007 2006	837,000 837,000			1,221,197 876,459	1,527,605 1,644,919	913,167 700,000		2,278,909 819,644	(6) (6)	78,414 103,495	(7)	6,856,292 4,981,517
William Hunt; President(8)	2007 2006	466,206 390,189			738,336 268,388	462,130 403,387	305,179 206,441		96,881 163,007	(9) (9)	121,328 103,828	(10)	2,190,060 1,535,240
Wayne C. Pensky; SVP and CFO(11)	2007	289,320	100,000	(12)	197,006	64,609	195,016	(13)	100,670	(14)	254,878	(7)	1,201,499
Ira J. Krakower; SVP; General Counsel; Secretary	2007 2006	317,029 306,013			164,733 179,725	277,832 305,050	190,234 126,567		600,234 35,356	(15) (15)	58,749 74,363	(7)	1,608,811 1,027,074
Robert G. Hennemuth; SVP—Human Resources	2007	300,000			186,959	109,277	163,646		48,500	(16)	356,905	(7)	1,165,287
Stephen C. Forsyth; former EVP and CFO(17)	2007 2006	128,774 379,143			139,457 147,150	272,755 242,899	0 161,819		694,771 10,620	(18) (18)	117,646 82,167	(7)	1,353,403 1,023,798
Joseph H. Shaulson; former President, Reinforcements business(19)	2007 2006	185,038 289,636			143,263 96,832	115,328 276,492	516,924 131,567		144,882 21,379	(20) (20)	616,027 54,172	(7)	1,721,462 870,078

(1)
Reflects the expense recognized in accordance with FAS 123(R) in the financial statements of the Company for the year indicated with respect to all outstanding RSUs and PSAs held by the NEO during such year. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based conditions. As Messrs. Berges, Hunt and Krakower already meet the criteria for continued vesting after retirement under the terms of our RSUs, under FAS 123(R) the fair value of their RSUs is fully expensed in the year of grant. Under the PSAs, a retirement-eligible employee who retires during the two-year performance period receives a pro rata award of RSUs based on the portion of the performance period for which he was employed and on the extent to which the performance target is attained; retirement during the one-year service period results in conversion of the RSUs into shares of common stock.

For additional information regarding the assumptions made in calculating these amounts, see Note 13, "Share-Based Compensation," to the consolidated financial statements, and the discussion under the heading "Critical Accounting Policies—Share-Based Compensation" in Management's Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended December 31, 2007. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be realized by the

  NEO. Under FAS 123(R), performance conditions do not reduce the grant date fair value of PSAs, but changes in operating performance may result in adjustments to recognized expense in subsequent reporting periods.

When Mr. Forsyth terminated his employment, he forfeited all unvested RSUs and PSAs. He forfeited a total of 16,130 RSUs. He forfeited 3,837 PSAs from his 2006 PSA, based on the payout percentage of 68.5% of target for the 2006-2007 performance period. He also forfeited 9,187 PSAs from his 2007 PSA, assuming payout at 100% of target. If the payout is at the maximum rate, which is 150% of target, Mr. Forsyth will have forfeited 13,781 PSAs from his 2007 PSA.

When Mr. Shaulson terminated his employment, he forfeited all unvested RSUs, except that the RSUs that were scheduled to vest in January and February of 2008 vested upon Mr. Shaulson's termination of employment, as set forth in his sales incentive agreement which is described on page 42. Mr. Shaulson forfeited a total of 4,600 RSUs. He also forfeited a portion of the PSAs he would have otherwise been entitled too; such forfeiture was based on the pro rata portion of each of the two relevant performance periods he worked prior to his termination of employment. He forfeited 512 PSAs from his 2006 PSA, based on the payout percentage of 68.5% of target for the 2006-2007 performance period. He also forfeited 3,394 PSAs from his 2007 PSA, assuming payout at 100% of target. If the payout is at the maximum rate, which is 150% of target, Mr. Shaulson will have forfeited 5,091 PSAs from his 2007 PSA.

(2)
The expense recognized in accordance with FAS 123(R) in the financial statements for the year ended December 31, 2007 for equity awards granted to each NEO in 2007 is set forth in the chart below. All of these grants are reflected in the "Grants of Plan-Based Awards in 2007" table below. Except for one grant to Mr. Pensky on April 26, 2007, all of these grants were made on January 29, 2007. Messrs. Berges, Hunt and Krakower meet the criteria for continued vesting after retirement under the terms of our NQOs and RSUs, and therefore under FAS 123(R) the fair value of their NQOs and RSUs is fully expensed in the year of grant. This principle regarding fully expensing the fair value on the date of grant does not apply to the PSAs, as described above in footnote (1).

	NQOs ($)	RSUs ($)	PSAs ($)
David E. Berges	1,046,158	470,822	359,654
William Hunt	387,786	513,697	133,313
Wayne C. Pensky	22,547	66,481	16,856
Ira J. Krakower	221,897	110,964	76,288
Robert G. Hennemuth	64,374	32,191	48,127
Stephen C. Forsyth	0	0	0
Joseph H. Shaulson	59,659	27,440	24,241
(3)
Reflects the expense recognized in accordance with FAS 123(R) in the financial statements of the Company for the year indicated with respect to all outstanding NQOs held by the NEO during such year. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based conditions. As Messrs. Berges, Hunt and Krakower already meet the criteria for continued vesting after retirement under the terms of our NQOs, under FAS 123(R) the fair value of their NQOs is fully expensed in the year of grant. With respect to Mr. Shaulson, includes expense recognized as a result of a modification to the post-termination periods of exercisability for all of his outstanding NQOs on August 17, 2007, the date of his termination (see footnote 6 to the "Grant of Plan-Based Awards in 2007" table below). For information regarding the assumptions made in calculating these amounts, see Note 13, "Share-Based Compensation," to the consolidated financial statements, and the discussion under the heading "Critical Accounting Policies—Share-Based Compensation" in Management's Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended December 31, 2007. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be realized by the NEO.

When Mr. Forsyth terminated his employment, he forfeited 64,636 NQOs, representing all of his unvested NQOs. When Mr. Shaulson terminated his employment, he forfeited 19,090 NQOs, which represented all of his unvested NQOs except for the NQOs that were scheduled to vest in January and February of 2008, which vested upon Mr. Shaulson's termination of employment as set forth in his sales incentive agreement which is described on page 42.

(4)
Reflects amounts awarded under the MICP with respect to 2007 and 2006 for all NEOs except Mr. Shaulson. Such amounts were paid in 2008 and 2007, respectively. For Mr. Shaulson, includes payment of $193,750 under a sales incentive agreement entered into in September 2006 (see page 42), and $323,174 under the EBGI cash bonus plan in which Mr. Shaulson participated in 2007 (see page 27).

(5)
Represents the change in pension value in 2007 and 2006 for each NEO. The amounts in this column were calculated assuming retirement at age 65 (except for Messrs. Forsyth and Shaulson), the normal retirement age under the relevant pension plans and arrangements, and using the interest rate and mortality assumptions consistent with those used in the preparation of Hexcel's financial statements. See Note 9, "Retirement and Other Postretirement Benefit Plans" to the consolidated financial statements, and the discussion under the heading "Retirement and Other Postretirement Benefit

  Plans" in Management's Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended December 31, 2007, for a description of these interest rate and mortality assumptions.

Substantially all of the increase in pension value for the US NEOs is due to two factors. First, in December 2007, in light of the limited transitional period to make elections as to forms of payment under Section 409A of the Internal Revenue Code, all the US NEOs elected to receive their benefits under the SERPs and EDCAs in the form of a lump sum. The lump sum is based in part on the use of the interest rate in the applicable plan document. Second, the increase in pension value reflects an additional year of service and, in the case of the SERPs, higher average compensation, and in the case of the EDCAs, additional earned compensation.

(6)
For 2007, represents the difference between the actuarial present value of Mr. Berges' accumulated benefit under his SERP as of December 31, 2007 and December 31, 2006. For 2006, represents the difference between the actuarial present value of Mr. Berges' accumulated benefit under his SERP as of December 31, 2006 and December 31, 2005. See footnote (5) for an explanation of the increase.

(7)
The amounts in the "All Other Compensation Column" for 2007 for all NEOs except Mr. Hunt include the following:

Name	Hexcel Contributions to 401(K) Retirement Savings Plan	Hexcel Contributions to Nonqualified Deferred Compensation Plan	Cash in Lieu of 401(K) Contributions on Earnings Exceeding ERISA Limits	Premiums for Life Insurance in excess of $50,000	Premiums for Long-Term Disability Insurance	Perquisites Allowance(a)	Other(b)
David E. Berges	$16,750	—	$57,443	$3,741	$480	—	—
Wayne C. Pensky	$21,250	$16,781	—	$1,806	$480	$22,600	$191,961
Ira J. Krakower	$21,250	—	$12,613	$1,806	$480	$22,600	—
Robert G. Hennemuth	$16,750	$6,540	—	$1,806	$480	$17,600	$313,729
Stephen C. Forsyth	$21,250	$24,797	—	$602	$160	$9,078	$61,759
Joseph H. Shaulson	$23,500	$46,873	—	$1,204	$320	$14,600	$529,530

(a)
The perquisites allowance consists of a car allowance of $12,000 and an additional amount of $10,600 (in the case of Messrs. Pensky, Krakower and Forsyth) and $5,600 (in the case of Messrs. Hennemuth and Shaulson). The additional amount may be used for reimbursement of club membership dues, expenses incurred for financial counseling and tax planning and preparation, premiums for supplemental life and health insurance beyond the standard life and health insurance available to our executives, and to reimburse the NEO for taxes due on the income recognized by the NEO as a result of receiving reimbursements pursuant to the perquisite allowance ("tax gross-up"). Messrs. Pensky, Krakower and Hennemuth received the entire $12,000 car allowance; Messrs. Forsyth and Shaulson received $4,000 and $9,000, respectively, of the car allowance. Each NEO used the entire additional amount except Mr. Forsyth, who used $5,078 of the additional amount. The additional amount was used by the NEOs for the following benefits: Mr. Pensky—supplemental life insurance; Mr. Krakower—tax planning, tax preparation and supplemental disability insurance, and $2,771 in tax gross up; Mr. Hennemuth—supplemental life insurance and $445 in tax gross up; Mr. Forsyth—supplemental life insurance and $1,598 in tax gross up; Mr. Shaulson—supplemental life and disability insurance. While the compensation committee always has the discretion to authorize additional perquisites for an NEO, our perquisites allowance has remained unchanged since 2000, except that all perquisites were eliminated for our CEO in 2006.

(b)
With respect to Mr. Pensky, consists of expenses incurred in connection with Mr. Pensky's relocation from the San Francisco area to Stamford, Connecticut in the amount of $167,285, a tax gross-up of $12,647 to Mr. Pensky on certain taxable relocation expenses reimbursed by the company, and a discount received by Mr. Pensky upon purchase of RSUs under the Management Stock Purchase Plan in the amount of $12,029 (see footnote 13). With respect to Mr. Hennemuth, consists of expenses incurred in connection with Mr. Hennemuth's relocation from Florida to Stamford, Connecticut in the amount of $208,356, an additional payment of $100,000 to Mr. Hennemuth to help defray additional costs incurred by Mr. Hennemuth in connection with his relocation, and a tax gross-up of $5,373 to Mr. Hennemuth on certain taxable relocation expenses reimbursed by the company. With respect to Mr. Forsyth, consists primarily of accrued vacation of $61,384. With respect to Mr. Shaulson, consists of accrued vacation of $45,303 and a severance payment of $484,227. The severance payment to Mr. Shaulson was due as a result of his termination on August 17, 2007, but payment was delayed until February 2008 to comply with Section 409A of the Internal Revenue Code.

(8)
For Mr. Hunt, certain amounts included in the table and in the footnotes, including the amounts in the "Salary" columns, are paid in his local currency, pounds sterling, and converted to dollars. The rates used are, for 2007, £1 = $2.00181, and for 2006, £1 = $1.84295. These rates are the average of the average ask prices for each day in the years 2007 and 2006.

  Mr. Hunt's salary in pounds sterling was £232,892 in 2007 and £211,720 in 2006, each of which includes a guaranteed 4% Christmas Bonus received by all Hexcel UK employees.

(9)
For 2007, represents the sum of (a) the difference between the actuarial present value of Mr. Hunt's supplemental pension arrangement as of December 31, 2007 and December 31, 2006 ($84,182), and (b) the difference between the actuarial present value of Mr. Hunt's accumulated benefit in connection with the retirement payment due to Mr. Hunt as of December 31, 2007 and December 31, 2006 ($12,699). The actuarial present value of Mr. Hunt's accumulated benefit under the Hexcel Composites Limited Pension Scheme decreased from December 31, 2006 to December 31, 2007 (by an amount of $7,285), and therefore is not reflected in the table, as required by SEC rules. For 2006, represents the sum of (a) the difference between the actuarial present value of Mr. Hunt's accumulated benefit under the Hexcel Composites Limited Pension Scheme as of December 31, 2006 and December 31, 2005 ($156,632), and (b) the difference between the actuarial present value of Mr. Hunt's accumulated benefit in connection with the retirement payment due to Mr. Hunt as of December 31, 2006 and December 31, 2005 ($6,375). The actuarial present value of Mr. Hunt's accumulated benefit under the supplemental pension arrangement between Hexcel and Mr. Hunt decreased from December 31, 2005 to December 31, 2006 (by an amount of $190,148), and therefore is not reflected in the table, as required by SEC rules.

(10)
As a non-US based executive, Mr. Hunt does not participate in the same plans as the other NEOs. For Mr. Hunt, the amounts in the "All Other Compensation" column consist of a life insurance premium of $27,425, a private health insurance premium of $875, a disability/personal accident and illness insurance premium of $41,206, an annual allowance in the amount of $24,022 for reimbursement of housing and travel expenses (Mr. Hunt commutes each week from his hometown of Cheshire, England to Hexcel's offices in Duxford, England) and for the tax liability he incurs as a result of reimbursement for the housing and travel expenses, the annual cost of a car and related incidental expenses equal to $24,076, use of a pool car while Mr. Hunt is at the Duxford facility valued at $2002, and club dues in the amount of $1,722.

(11)
Mr. Pensky was promoted to Senior Vice President and Chief Financial Officer effective April 27, 2007. Effective on such date, Mr. Pensky's salary was $325,000.

(12)
Mr. Pensky received a signing bonus of $100,000, which was payable upon the closing of the purchase of his home in the Stamford, Connecticut area. It was a condition to Mr. Pensky's promotion that he relocate from the San Francisco area upon his promotion to Senior Vice President and Chief Financial Officer.

(13)
Mr. Pensky elected to defer $68,256 of this amount to purchase RSUs under the Management Stock Purchase Plan (MSPP). This plan is described on page 35. Mr. Pensky purchased 4,259 RSUs at a price of $16.0256 per RSU on January 22, 2008. Under the MSPP, the purchase price is 80% of the average of the closing price of Hexcel common stock for the five trading days preceding the date of grant. The RSUs vest at the rate of one-third per year for three years, and convert to shares of Hexcel common stock on a one-to-one basis on the third anniversary of the grant date. The difference between the price paid by Mr. Pensky for the RSUs and the fair market value of the RSUs on the date of grant is $12,029, and is reflected in the "All Other Compensation Column." For this purpose, the fair market value of an RSU on the grant date is deemed to be equal to the closing price of a share of Hexcel common stock on the grant date. The closing price on January 22, 2008 was $18.85.

(14)
Represents the sum of (a) the difference between the actuarial present value of the Mr. Pensky's accumulated benefit under his EDCA as of December 31, 2007 and December 31, 2006 ($96,431), and (b) the difference between the actuarial present value of the Mr. Pensky's accumulated benefit under the Pension Plan as of December 31, 2007 and December 31, 2006 ($4,239). See footnote (5) for an explanation of the increase.

(15)
For 2007, represents the sum of (a) the difference between the actuarial present value of Mr. Krakower's accumulated benefit under his SERP as of December 31, 2007 and December 31, 2006 ($577,686), and (b) the difference between the actuarial present value Mr. Krakower's accumulated benefit under the Pension Plan as of December 31, 2007 and December 31, 2006 ($22,548). For 2006, represents the sum of (a) the difference between the actuarial present value of Mr. Krakower's accumulated benefit under his SERP as of December 31, 2006 and December 31, 2005 ($25,036), and (b) the difference between the actuarial present value Mr. Krakower's accumulated benefit under the Pension Plan as of December 31, 2006 and December 31, 2005 ($10,320). See footnote (5) for an explanation of the increase.

(16)
Represents the difference between the actuarial present value of the Mr. Hennemuth's accumulated benefit under his EDCA as of December 31, 2007 and December 31, 2006. See footnote (5) for an explanation of the increase.

(17)
Mr. Forsyth's last day of employment with Hexcel was April 27, 2007. His annualized salary during 2007 was $392,792.

(18)
For 2007, represents the sum of (a) the difference between the actuarial present value of the Mr. Forsyth's accumulated benefit under his SERP as of December 31, 2007 and December 31, 2006 ($692,764), and (b) the difference between the actuarial present value of the Mr. Forsyth's accumulated benefit under the Pension Plan as of December 31, 2007 and December 31, 2006 ($2,007). For 2006, represents the sum of (a) the difference between the actuarial present value of the Mr. Forsyth's accumulated benefit under his SERP as of December 31, 2006 and December 31, 2005 ($1,234), and (b) the difference between the actuarial present value of the Mr. Forsyth's accumulated benefit under the Pension Plan as of

  December 31, 2006 and December 31, 2005 ($9,386). Since we recently agreed with Mr. Forsyth to amend his SERP to provide for payment of a lump sum at age 60, the amount as of December 31, 2007 was calculated assuming that Mr. Forsyth would receive a lump sum at age 60. See note (5) for an explanation of the increase in the SERP amount.

(19)
Mr. Shaulson's last day of employment with Hexcel was August 17, 2007. His annualized salary during 2007 was $298,325

(20)
For 2007, represents the sum of (a) the difference between the actuarial present value of the Mr. Shaulson's accumulated benefit under his EDCA as of December 31, 2007 and December 31, 2006 ($143,843), and (b) the difference between the actuarial present value of the Mr. Shaulson's accumulated benefit under the Pension Plan as of December 31, 2007 and December 31, 2006 ($1,039). For 2006, represents the sum of (a) the difference between the actuarial present value of the Mr. Shaulson's accumulated benefit under his EDCA as of December 31, 2006 and December 31, 2005 ($15,862), and (b) the difference between the actuarial present value of the Mr. Shaulson's accumulated benefit under the Pension Plan as of December 31, 2006 and December 31, 2005 ($5,517). We amended Mr. Shaulson's EDCA to provide for a lump sum payment to him six months after his termination of employment, which payment has since been made. Therefore, the amount as of December 31, 2007 assumes that this lump sum would be paid in February 2008. See note (5) for an explanation of the increase in the EDCA amount.

Grants of Plan-Based Awards in 2007

        The following table provides the following information about equity and non-equity awards granted to the NEOs in 2007: (1) the grant date (for equity awards); (2) the date the compensation committee authorized the grant (for equity awards); (3) the estimated future payouts under non-equity incentive plan awards, which for each NEO except for Mr. Shaulson consists of potential payouts under the MICP for 2007 (for Mr. Shaulson it is with respect to the EBGI bonus plan); (4) estimated future payouts under equity incentive plan awards, which consist of the potential shares to be awarded to each NEO resulting from the PSAs granted in 2007; (5) the number of shares underlying all other stock awards, which consist of RSUs awarded to each NEO; (6) all other option awards, which consist of the number of shares underlying stock options awarded to each NEO; (7) the exercise price of the stock option awards, which reflects the closing price of our common stock on the date of grant; and (8) the grant date fair value of each equity award computed in accordance with the provisions of FAS 123(R).

									All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)
		Date Compensation Committee took Action to Grant Such Award(3)	Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date		Thre- shold ($)	Target ($)	Maxi- mum ($)	Thre- shold (#)	Target (#)	Maxi- mum (#)
David E. Berges	—	—	418,500	837,000	1,674,000	—	—	—	—	—	—	—
	01/29/2007	01/24/2007	—	—	—	14,396	28,791	43,187	—	—	—	523,132
	01/29/2007	01/24/2007	—	—	—	—	—	—	28,791	—	—	523,132
	01/29/2007	01/24/2007	—	—	—	—	—	—	—	121,505	18.17	1,046,158

William Hunt	—	—	139,862	279,724	559,447	—	—	—	—	—	—	—
	01/29/2007	01/24/2007	—	—	—	5,336	10,672	16,008	—	—	—	193,910
	01/29/2007	01/24/2007	—	—	—	—	—	—	25,000	—	—	454,250
	01/29/2007	01/24/2007	—	—	—	—	—	—	10,672	—	—	193,910
	01/29/2007	01/24/2007	—	—	—	—	—	—	—	45,039	18.17	387,786

Wayne C. Pensky	—	—	89,375	178,750	357,500	—	—	—	—	—	—	—
	01/29/2007	01/24/2007	—	—	—	1,012	2,024	3,036	—	—	—	36,776
	01/29/2007	01/24/2007	—	—	—	—	—	—	2,024	—	—	36,776
	01/29/2007	01/24/2007	—	—	—	—	—	—	—	8,542	18.17	73,547

Ira J. Krakower	—	—	87,183	174,366	348,732	—	—	—	—	—	—	—
	01/29/2007	01/24/2007	—	—	—	3,054	6,107	9,161	—	—	—	110,964
	01/29/2007	01/24/2007	—	—	—	—	—	—	6,107	—	—	110,964
	01/29/2007	01/24/2007	—	—	—	—	—	—	—	25,772	18.17	183,596

Robert G. Hennemuth	—	—	75,000	150,000	300,000	—	—	—	—	—	—	—
	01/29/2007	01/24/2007	—	—	—	2,890	5,779	8,669	—	—	—	105,004
	01/29/2007	01/24/2007	—	—	—	—	—	—	5,779	—	—	105,004
	01/29/2007	01/24/2007	—	—	—	—	—	—	—	24,388	18.17	209,981

Stephen C. Forsyth	—	—	108,018	216,036	432,071	—	—	—	—	—	—	—
	01/29/2007	01/24/2007	—	—	—	4,594	9,187	13,781	—	—	—	166,928
	01/29/2007	01/24/2007	—	—	—	—	—	—	9,187	—	—	166,928
	01/29/2007	01/24/2007	—	—	—	—	—	—	—	38,774	18.17	333,844

Joseph H. Shaulson	—	—	74,581	298,325	596,650	—	—	—	—	—	—	—
	01/29/2007	01/24/2007	—	—	—	2,463	4,926	7,389	—	—	—	89,505
	01/29/2007	01/24/2007	—	—	—	—	—	—	4,926	—	—	89,505
	01/29/2007	01/24/2007	—	—	—	—	—	—	—	20,787	18.17	178,976

(1)
For all NEOs except Mr. Shaulson, the amounts shown reflect the range of potential awards for 2007 under the MICP, which is Hexcel's annual cash bonus plan. For Mr. Shaulson, the amounts shown reflect the range of potential awards under the EBGI bonus plan (see page 27). The actual awards paid for 2007 are shown in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table above. If the threshold performance measure related to payment of an MICP award is not attained, no MICP award is paid.

(2)
Reflects PSAs granted under the ISP, which will convert into RSUs and then shares of Hexcel common stock after a two-year performance period and a one-year service period, if Hexcel achieves the required performance. The terms of the PSAs are described in more detail on page 33.

(3)
The committee approved the algorithm under which annual equity awards would be determined at its meeting on January 24, 2007. In accordance with our equity grant policy, the grant date for the 2007 annual equity awards was January 29, 2007, the third trading day following the release of fourth-quarter and year-end earnings. Similarly, the committee approved the algorithm under which Mr. Pensky's promotional grant would be determined at its meeting on April 5, 2007. In accordance with our equity grant policy, the grant date for Mr. Pensky's promotional award was April 26, 2007, the third trading day following the release of second-quarter earnings.

(4)
Reflects RSUs granted under the ISP, which, for all awards except the grant of 25,000 RSUs to Mr. Hunt, will vest and convert into shares at the rate of one-third on each of the first three anniversaries of the grant date. The grant of 25,000 RSUs to Mr. Hunt will vest and convert into shares in full on April 1, 2009. The terms of the RSUs are described in more detail on page 32.

(5)
Reflects NQOs granted under the ISP, which will vest ratably over three years beginning on February 7, 2007, one year after the grant date. The terms of the NQOs are described in more detail on page 32.

(6)
Reflects the full grant date fair value of PSAs, RSUs and NQOs as computed in accordance with the provisions of FAS 123(R) granted to the NEOs in 2007. Generally, the full grant date fair value is the amount that we will expense in our financial statements over the award's vesting schedule. As Messrs. Berges, Hunt and Krakower are eligible for continued vesting after retirement, the fair value of their awards is fully expensed upon grant. For RSUs, fair value is calculated using the closing price of our common stock on the grant date (on January 29, $18.17; on April 26, $21.70). For stock options, fair value is calculated using the Black-Scholes value on the grant date which was $8.61. For additional information on the valuation assumptions, see Note 13, "Share-Based Compensation," to the consolidated financial statements, and the discussion under the heading "Critical Accounting

  Estimates—Share-Based Compensation" in Management's Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended December 31, 2007. These amounts reflect the company's accounting expense, and do not correspond to the actual value that will be realized by the NEOs.

Employment Agreement with Mr. Berges

        We entered into an employment agreement with Mr. Berges when he began his employment with us on July 30, 2001 for an initial term of four years. The agreement provides for Mr. Berges to be our Chairman and Chief Executive Officer for the initial term. The agreement will automatically be extended for successive one-year terms unless either Mr. Berges or the company gives at least one year's prior notice to the other that the agreement shall not be extended. As no notice has been given, the agreement is currently in force to July 30, 2009. Mr. Berges may terminate the agreement for good reason or upon 30 days' notice to us. The agreement provides that Mr. Berges is entitled to:

  •
  an annual base salary of not less than his current salary, subject to annual review by the compensation committee;

  •
  a target annual bonus opportunity of not less than 100% of annual base salary, and a maximum annual bonus opportunity of not less than 200% of annual base salary; and

  •
  participation in all other employee benefit plans generally available to senior executives.

        Under the employment agreement, on July 30, 2001 we granted Mr. Berges separate options to purchase 550,000 and 275,000 shares of Hexcel common stock. Each of the options has a term of ten years and an exercise price of $10.50 per share. The option to purchase 550,000 shares vested over four years at a rate of one-sixteenth of the shares at the end of each three-month period beginning with the three-month period ending October 31, 2001. The option to purchase 275,000 shares becomes exercisable in full on July 29, 2011, subject to earlier vesting, in whole or in substantially equal one-third parts, if the price of a share of Hexcel common stock reaches $15.75, $21.00 and $26.25 over consecutive thirty-day trading periods. The option vested as to one-third of the underlying shares in 2005 as Hexcel stock closed at $15.75 or higher for thirty consecutive days, and vested as to an additional third of the underlying shares in 2006 as Hexcel stock closed at $21.00 or higher for thirty consecutive days.

        Mr. Berges' employment agreement also provides that we will make payments to Mr. Berges upon his termination of employment with us under various circumstances, and imposes certain obligations on Mr. Berges following termination. These terms and provisions are described on pages 61-67.

Service Agreement with Mr. Hunt

        In January 1992 Mr. Hunt entered into a service agreement with Ciba-Geigy PLC. We purchased Ciba's composites business in February 1996, at which time Mr. Hunt became an employee of Hexcel and we assumed Mr. Hunt's agreement. The agreement provides that he will receive an annual salary of at least £92,667, an annual Christmas bonus of 4% of his salary and a performance bonus in our discretion. The agreement also provides for the use of a company car, and provides that Mr. Hunt will be provided with life insurance and private health insurance at the company's cost. Either party may terminate the agreement on twelve months prior notice, but it may be terminated earlier in accordance with the employer's disciplinary procedures. The agreement prohibits Mr. Hunt from working for a business that competes with us for a period of twelve months after his employment with Hexcel terminates. If Mr. Hunt receives an offer of employment during this period then we must either permit Mr. Hunt to accept such employment or pay him for the period for which he forgoes such employment, based on his salary at the time of termination with Hexcel. The agreement also contains customary terms regarding our ownership of, and the protection and confidentiality of, our trade secrets, proprietary information, and processes, technologies, designs and inventions.

Outstanding Equity Awards at 2007 Fiscal Year-End

        The following table provides information on the holdings of outstanding stock options and unvested stock awards held by the NEOs as of December 31, 2007:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
David E. Berges								54,808	1,330,738	50,192		1,218,661
			121,505			18.17	01/29/2017
	28,353		56,705			22.00	02/07/2016
	80,722		40,360			14.51	01/06/2015
	145,257					7.38	01/06/2014
	280,713					3.13	01/06/2013
	403,047					10.50	07/30/2011
	183,334	(5)				10.50	07/30/2011
				91,666	(5)	10.50	07/30/2011

William Hunt								42,814	1,039,524	17,299		420,020
			45,039			18.17	01/29/2017
	8,780		17,559			22.00	02/07/2016
	18,716		9,357			14.51	01/06/2015
	27,000					7.38	01/06/2014
	18,321					3.13	01/06/2013
	40,046					11.00	12/20/2010
	16,700					9.9375	12/20/2010

Wayne C. Pensky								14,933	362,573	3,391		82,334
			8,542			18.17	01/29/2017
	1,811		3,621			22.00	02/07/2016
	5,502		2,750			14.51	01/06/2015
	15,937					7.38	01/06/2014
	37,466					3.13	01/06/2013
	17,500					9.9375	12/20/2010
	810					9.0625	02/03/2009
	40,000					12.00	10/30/2008
	10,700					8.75	10/13/2008

Ira J. Krakower								10,916	265,040	10,280		249,598
			25,772			18.17	01/29/2017
	5,529		11,056			22.00	02/07/2016
	13,926		6,962			14.51	01/06/2015
	47,129					7.38	01/06/2014
	107,885					3.13	01/06/2013
	44,000					2.74	01/10/2012
	50,613					11.00	12/20/2010
	31,800					9.9375	12/20/2010
	71,000					5.75	12/02/2009

Robert G. Hennemuth								14,424	350,215	9,141		221,943
			24,388			18.17	01/29/2017
	4,455		8,908			20.82	03/20/2016

Stephen C. Forsyth	—		—	—		—	—	—	—	—		—

Joseph H. Shaulson								0	0	4,759	(6)	115,549
	6,929					18.17	01/29/2017
	10,466					22.00	02/07/2016
	21,967					14.51	01/06/2015
	33,707					7.38	01/06/2014
	30,186					11.00	12/20/2010
	22,400					9.9375	12/20/2010
	96,000					12.00	10/30/2008
	14,100					8.75	10/13/2008
	5,400					24.00	01/02/2008

(1)
See footnote (5) below for an explanation as to the vesting of the option held by Mr. Berges to purchase 275,000 shares, which is separated into a vested option to purchase 183,334 shares and an unvested option to purchase 91,666 shares. All other options listed in this table vest at a rate of one-third per year on each of the first three anniversaries of the grant date. The grant date for each option is the date ten years prior to the option expiration date, as all options have a ten year option term.

(2)
This column reflects RSUs granted under the ISP, which generally vest and convert into shares at the rate of one-third per year on each of the first three anniversaries of the grant date. However, Mr. Hunt received a grant of 25,000 RSUs on January 29, 2007 that vests in full on April 1, 2009. The terms of the RSUs are described in more detail on page 32.

In addition to the unvested stock units reflected in the "Outstanding Equity Awards at 2007 Fiscal Year-End" table above, as of December 31, 2007:

•
Mr. Shaulson held 4,157 vested RSUs that were issued under the MSPP, which as of December 31, 2007 had a market value of $100,932. The MSPP RSUs which were issued at the election of Mr. Shaulson in lieu of a portion of his bonus for 2004. MSPP RSUs vest at the rate of one-third per year on each of the first three anniversaries of the grant date, and convert into shares at the end of the three year vesting period. The terms of the MSPP RSUs are described in more detail on page 35. The MSPP RSUs with respect to the bonus for 2004 were issued on January 25, 2005 at a purchase price of $11.91 per MSPP RSU.

•
Mr. Forsyth held 11,318 vested PARS, which as of December 31, 2007 had a market value of $274,801. PARS are Performance Accelerated Restricted Stock Units. The PARS held by Mr. Forsyth on December 31, 2007 were awarded in December 2000, and were to vest and convert into shares on a one-to-one basis in full on January 1, 2008, subject to accelerated vesting in the event Hexcel common stock closed above $20 per share for ten trading days out of any consecutive thirty day trading period. The PARS vested in full on February 7, 2006 as a result of the performance condition being met. However, the PARS provided that if Hexcel would be precluded from deducting the compensation expense associated with the conversion of the PARS into shares of Hexcel common stock and the distribution of the shares to the grantee, then the conversion and distribution would be delayed until January 1 of the first year in which Hexcel would not be precluded from deducting this compensation expense. This provision operated to delay the issuance of 11,318 PARS to Mr. Forsyth until January 2008.

(3)
Values were computed using a price of $24.28 per share, the closing price of Hexcel common stock on December 31, 2007.

(4)
This column reflects the shares that each NEO would receive under the NEO's PSA granted on February 7, 2006 and January 29, 2007 if the target levels of the performance measures were attained. These grants, including the number of shares that will be awarded to each NEO if the threshold, target or maximum levels of the performance measure were obtained, are included in the "Grants of Plan-Based Awards in 2007" table above under the column "Estimated Possible Payouts Under Equity Incentive Plan Awards." In early 2008, the compensation committee determined that the extent to which the performance criteria for the PSAs granted on February 7, 2006 was met resulted in each NEO receiving an amount of RSUs equal to 68.5% of the target amount under that award. These RSUs will vest on January 1, 2009 if the service condition is met. In early 2009, if the compensation committee determines that the threshold level for the performance criteria has been met for the PSAs granted on January 29, 2007, then each NEO will automatically receive a number of RSUs based on the extent to which the threshold level is met or exceeded. These RSUs will then vest on January 1, 2010 if the service condition is met.

(5)
On July 30, 2001, Mr. Berges' hire date with Hexcel, he was granted an option to purchase 275,000 shares of common stock. The option provided that it would become exercisable in full on July 29, 2011, subject to earlier vesting, in whole or in part, if the price of a share of Hexcel common stock reached $15.75, $21.00 and $26.25 over a consecutive thirty-day trading period. The option vested as to one-third of the underlying shares in 2005 as Hexcel stock closed at $15.75 or higher for thirty consecutive trading days, and vested as to an additional one-third of the underlying shares in 2006 as Hexcel stock closed at $21.00 or higher for thirty consecutive trading days. The option will vest immediately as to the remaining one-third of the underlying shares if Hexcel stock closes at above $26.25 for thirty consecutive trading days.

(6)
This number is pro-rated for the portion of the performance periods during which Mr. Shaulson was employed by Hexcel, in accordance with the terms of the PSAs granted to Mr. Shaulson.

Option Exercises and Stock Vested in 2007

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
David E. Berges	139,166	3,002,450	51,147	(2)	906,909	(2)
William Hunt	103,600	1,174,950	7,396		131,257
Wayne C. Pensky	21,100	350,146	2,711		47,334
Ira J. Krakower	175,640	1,207,932	8,536	(3)	76,209	(3)
Robert G. Hennemuth	—	—	4,323		86,892
Stephen C. Forsyth	499,630	7,444,420	13,394	(4)	235,703	(4)
Joseph H. Shaulson	139,034	3,079,593	15,713	(5)	305,798	(5)

(1)
Reflects RSUs and MSPP RSUs that vested during 2007, as follows:

	RSUs	MSPP RSUs
David E. Berges	32,134	19,013
William Hunt	7,396	—
Wayne C. Pensky	2,711	—
Ira J. Krakower	7,716	820
Robert G. Hennemuth	4,323	—
Stephen C. Forsyth	10,403	2,991
Joseph H. Shaulson	11,613	4,100
(2)
Mr. Berges received 38,027 shares resulting from RSUs issued under the MSPP that converted into shares in 2007 but vested prior to 2007. RSUs issued under the MSPP vest one-third a year for three years, but convert into shares on the third anniversary of grant. These 38,027 shares are not reflected in the "Option Exercises and Stock Vested in 2007" table above. The value of these shares based on the closing stock price on the date of receipt was $684,106.

(3)
Mr. Krakower received 4,299 shares resulting from RSUs issued in 2004 that converted into shares in 2007. He elected at the time of grant to defer vesting of the portion of his 2004 annual RSU grant that would have otherwise vested in January 2005, to January 2007. Mr. Krakower also received 1,641 shares resulting from RSUs issued under the MSPP that converted into shares in 2007 but vested prior to 2007. These 5,940 shares are not reflected in the "Option Exercises and Stock Vested in 2007" table above. The value of these shares based on the closing stock price on the date of receipt was $102,992.

(4)
Mr. Forsyth received 5,983 shares resulting from RSUs issued under the MSPP that converted into shares in 2007 but vested prior to 2007. These shares are not reflected in the "Option Exercises and Stock Vested in 2007" table above. The value of these shares based on the closing stock price on the date of receipt was $107,634.

(5)
2,771 of the 15,713 RSUs listed vested in 2007 but were received by Mr. Shaulson in 2008. The value of these shares on the date of vesting was $55,432. In addition, Mr. Shaulson received 2,658 shares resulting from RSUs issued under the MSPP that converted into shares in 2007 but vested prior to 2007. These shares are not reflected in the "Option Exercises and Stock Vested in 2007" table above. The value of these shares based on the closing stock price on the date of receipt was $47,817.

Pension Benefits in Fiscal 2007

        Our NEOs participate in the following pension plans and arrangements:

        Supplemental Executive Retirement Agreements with Messrs. Berges, Krakower and Forsyth.    In May 2000 we entered into a supplemental executive retirement agreement (SERP) with each of Messrs. Forsyth and Krakower, and in July 2001, upon Mr. Berges commencing employment with us, we entered into a SERP with Mr. Berges. The SERP provides for a retirement benefit intended to supplement the executive's retirement income from our other retirement plans. On December 31, 2007, we amended the SERPs with Messrs. Berges and Krakower. These amendments are described on page 37. We recently agreed with Mr. Forsyth to amend his SERP to provide for a lump sum payment to Mr. Forsyth when he reaches age 60, and to comply with Section 409A of the Internal Revenue Code. This amendment will be effected shortly. The material features of the SERPs, as amended, are as follows:

  •
  The monthly normal retirement benefit at age 65 is equal to the product of the executive's final average pay, benefit percentage and vesting percentage, offset by certain qualified pension benefits

  •
  Final average pay equals the average monthly compensation of the executive for the highest paid 36 months out of the final 60 months of employment, and includes salary and bonus, but not equity compensation. Bonus is deemed to be earned ratably over the period in which it was earned.

  •
  The current vesting percentage for each of Messrs. Berges, Krakower and Forsyth is 100%.

  •
  The benefits percentage for Mr. Berges is 1/2 of 1% for each of the first 96 months of service, and 1/6 of 1% for each of the next 60 months of service.

  •
  The benefits percentage for Mr. Forsyth is 5/24 of 1% for each of the first 180 months of service, and 1/8 of 1% for each of the next 180 months of service. Mr. Forsyth's benefit percentage was 55% at the time his employment with us terminated in April 2007, at which time his benefit percentage was frozen.

  •
  The benefits percentage for Mr. Krakower is 5/12 of 1% for each of the first 60 months of service, 1/4 of 1% for each of the next 60 months of service, and 1/6 of 1% for each additional month of service.

  •
  Qualified pension benefits are benefits accrued under the pension plan, and any vested contributions made by us under our 401(k) and supplemental 401(k) plans. In the case of Mr. Forsyth, there is an additional offset based on pension benefits due to him under a UK pension plan resulting from his years of service with an affiliate of ours in the UK.

  •
  The normal retirement benefit is payable starting the month after employment terminates on or after age 65 and ending on death, but is guaranteed to be at least 120 monthly payments; any payments after death are made to a surviving beneficiary or the executive's estate

  •
  If the executive's employment terminates prior to age 65, he may choose to start receiving payments at any time, but no earlier than age 55. The benefit is reduced by 3% for each year by which the date of the first payment precedes age 65.

  •
  The executive may choose to receive a lump sum upon termination of employment. This lump sum would be actuarially equivalent to the present value of the monthly benefits he would have otherwise received.

  •
  The executive may choose to have benefits paid to a designated beneficiary after his payments have ended. If the executive chose this option, he may chose for the benefit to be paid to the beneficiary to be equal to, or one-half of, the benefit formerly received by the executive. If the executive chooses this option, the benefit payable to the executive shall be reduced such that the actuarial value of the overall benefits payable to the executive and to his beneficiary after his payments have ended is equal to the actuarial value of the payments to the executive had such selection not been made.

    Both Mr. Berges and Mr. Krakower have elected to receive a lump sum upon termination.

  •
  Upon certain other types of termination, the amount and form of benefit is different

  •
  Upon termination for cause, no benefits are payable.

  •
  Upon termination without cause or by the executive for good reason, 12 months of service are added for purposes of computing the benefits percentage, and the default form of payment is a lump sum. The executive can choose to receive an actuarially equivalent monthly benefit instead.

  •
  Upon termination without cause or by the executive for good reason within two years of a change in control, 36 months of service are added for purposes of computing the benefits percentage, and the default form of payment is a lump sum. The executive can choose to receive an actuarially equivalent monthly benefit instead.

  •
  Upon termination due to disability, the executive receives a lump sum, and there is no reduction if the payment is received prior to age 65.

  •
  If the executive dies while employed by us, his beneficiary or estate will receive benefits as described above for normal retirement.

    The enhanced benefits payable upon termination are quantified in the table on page 66.

Retirement Plans in which Mr. Hunt participates

  UK Pension Scheme and Supplemental Pension Agreement

        Mr. Hunt participates in the Hexcel Composites Limited Pension Scheme, a United Kingdom pension plan, which includes limitations on the earnings that can be included for determination of a pension. The UK Pension Plan requires that the employee contribute 7.5% of his salary into the plan, and provides an annual benefit based on following formula:

[1/60 * final salary * years of service prior to January 1, 2003]	+	[1/62 * final salary * years of service from January 1, 2003 to March 31, 2007]	+	[1/80 * final salary * years of service since April 1, 2007]

Salary means the employee's regular salary plus the fixed 4% Christmas bonus. For service prior to January 1, 2003, final salary means the employee's average salary over the final 12 months before retirement, and for service since January 1, 2003, final salary means the employee's average salary over the final 24 months before retirement. Benefits are payable as a life annuity, although a participant is permitted, upon retirement, to take part of his benefit as a lump sum, generally up to four times the initial annual benefit, in which case the annual pension payment will be actuarially reduced. An employee is permitted to start taking his pension benefits upon reaching age 65, the retirement age under the UK Pension Plan, even if he continues working past age 65. Mr. Hunt reached age 65 in January 2008 and has begun taking his pension benefits under the UK Pension Plan. If an employee retires prior to age 65 there will be an actuarial reduction to reflect that the employee starts receiving payments earlier than if he had stayed until the normal retirement age. An employee's annual pension payment is increased each year by the lesser of a fixed percentage (5% until March 31, 2007; 3% after that) and the Retail Price Index, a standard cost of living measure in the UK. An employee is permitted to start taking his pension benefits at age 65, even if he continues working for us beyond age 65.

        We have agreed to give Mr. Hunt an additional pension designed to provide, when combined with the UK Pension Scheme, a pension that Mr. Hunt would receive if there were no earnings limitation under the UK Pension Scheme. Mr. Hunt reached age 65 in January 2008 and has begun taking his pension benefits under the UK Pension Scheme. We agreed to base Mr. Hunt's total pension payments on 2/3 of his salary over his final year prior to retirement without any actuarial reduction if he retired prior to age 65. Mr. Hunt's pension obligation will be funded through three sources: (i) a Standard Life Personal Pension in Mr. Hunt's name, purchased by Hexcel; (ii) the UK Pension Scheme; and (iii) direct payments from Hexcel. We have agreed that the annual increase to Mr. Hunt's pension payment will be equal to the lower of 5% and the Retail Price Index. In the event of disability or death, to the extent Mr. Hunt or his beneficiary receives benefits from disability or life insurance policies paid for by Hexcel, any benefits due under Mr. Hunt's pension will be reduced to reflect the receipt of these insurance proceeds. Mr. Hunt is entitled, upon retirement, to take a portion of his additional pension in the form of a lump sum up to the limit that would be permitted if the additional pension were governed by the UK Pension Scheme. If Mr. Hunt takes a portion of his additional pension in the form of a lump sum upon retirement, his annual pension payments provided for by his additional pension will be actuarially reduced.

  Retirement Payment

        Upon retirement, Mr. Hunt is also entitled to a retirement payment in accordance with a policy applicable to all Hexcel employees in the UK. This payment is equal to 0.5% of salary at the time of retirement multiplied by the number of years of continuous service with Hexcel. The retirement payment is only available if the employee retires at or after the normal retirement age, which is 65.

        Retirement Agreements with Messrs. Pensky, Hennemuth and Shaulson.    We entered into an Executive Deferred Compensation and Consulting Agreement (EDCA) with each of Messrs Pensky, Shaulson and Hennemuth in June, 1995, March 1996 and March 2006, respectively. On December 31, 2007, we amended the EDCAs with Messrs. Pensky and Hennemuth. These amendments are described on pages 37-38. We also amended the EDCA with Mr. Shaulson on December 31, 2007 to provide for payment to Mr. Shaulson in the form of a lump sum. The material terms of the EDCAs, as amended, are as follows:

  •
  The executive is entitled to receive a monthly benefit upon retirement equal to 1/12th of his accrued benefit. The accrued benefit is equal to 1.5% of the executive's aggregate salary and cash bonuses earned while employed by us multiplied by a fraction of X/67, with X=the number of months the executive has been employed by us since entering into his EDCA, subject to a maximum of 67 months.

  •
  The normal monthly retirement benefit is payable starting the month after employment terminates on or after age 65 and ending on death, but is guaranteed to be at least 120 monthly payments; any payments after death are made to a surviving beneficiary or the executive's estate.

  •
  If the executive's employment terminates prior to age 65, then

  •
  the payments will be actuarially reduced to reflect commencement prior to age 65

  •
  the executive's monthly retirement benefit will start the calendar month after he terminates employment and will end on death, but is guaranteed to be at least 120 monthly payments; any payments after death are made to a surviving beneficiary or the executive's estate.

  •
  If the executive dies prior to commencement of payments to him, a benefit is payable to his beneficiary for the duration of the beneficiary's life, and is based on the actuarial equivalent of the early retirement benefit described above, as if the executive had retired immediately prior to his death.

  •
  Upon a change in control, the executive's benefits become payable.

  •
  Upon termination for cause, no benefits are payable.

  •
  Each executive has agreed to consult with us at our request for up to ten days a year for a period of ten years following his termination of employment with Hexcel.

  •
  Each executive has agreed not to solicit our employees and not to engage in any activity competitive with our business for ten years after termination of his employment with us, unless he can show that such actions were taken without the use of confidential information regarding Hexcel.

  •
  Messrs. Pensky and Hennemuth are entitled to an additional amount based on the value of Hexcel providing medical, dental and life insurance from termination of employment to age 75

  •
  the value of the medical and dental insurance is based on the group insurance provided by Hexcel to its employees at the time of termination of the executive's employment

  •
  the amount gets added to the value of the lump sum or increases the annuity, depending on the form of payment chosen by the executive.

  •
  The executive may elect to receive his benefit in the form of a lump sum upon termination of employment that is actuarially equivalent to the annuity to which the executive is entitled.

  •
  Provided we consent in our sole discretion, the executive may elect to receive his benefit in the form of any type of life annuity that is actuarially equivalent to the monthly benefit provided for in the EDCA.

  •
  The elections described above, as well as all other elections as to forms of payment, and the timing of payments, must be made in compliance with Section 409A of the Internal Revenue Code

        Messrs. Pensky and Hennemuth have elected to receive their EDCA benefit in the form of an actuarially equivalent lump sum. In January 2001, following a transaction that qualified as a "change in control" as defined in the EDCA, we paid Mr. Shaulson a lump sum equal to the actuarial value of the benefits he had accumulated up to that time. In February 2008, we paid Mr. Shaulson the lump sum due to him under his EDCA. Because of the payment made in January 2001, the lump sum paid to Mr. Shaulson in February 2008 was based on his salary and cash bonuses earned after December 31, 2000. Payment of Mr. Shaulson's EDCA benefits was delayed for six months after his termination of employment with Hexcel to comply with Section 409A.

        Hexcel Corporation Pension Plan.    Prior to December 31, 2000, Messrs. Pensky, Krakower, Forsyth and Shaulson participated in the Hexcel Corporation Pension Plan, a funded, tax qualified defined benefit plan formerly available to substantially all US employees. The Pension Plan provided for an annual benefit to be paid upon retirement equal to 1% of the covered compensation for each year of participation in the plan, which included only salary and cash bonus. The Pension Plan was frozen as of December 31, 2000, and no additional benefits have been earned since that date. As discussed on page 37, in 2007 we terminated the plan and provided each participant with a choice of receiving a lump sum payment or a deferred annuity representing the participant's accrued benefit. In accordance with their elections, each of Messrs. Pensky, Krakower, Forsyth and Shaulson received a lump sum in satisfaction of their benefits in December 2007.

        Pension Benefits Table.    The table below shows the present value of accumulated benefits payable to each NEO as of December 31, 2007, including the number of years of service credited to each NEO, under each pension and retirement plan listed below, determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. The table also shows payments made to the NEOS under the plans indicated during 2007.

Name	Plan Name	Number of Years Credited Service(#)		Present Value of Accumulated Benefit ($)(1)		Payments During Last Fiscal Year($)
David E. Berges	Supplemental Executive Retirement Agreement	6.42		6,039,048	(2)	0

William Hunt	Hexcel Composites Limited Pension Scheme	N/A	(3)	3,048,695		0
	Supplemental Pension Agreement	N/A	(3)	2,664,948		0
	Retirement Payment	49.63		116,267		0

Wayne C. Pensky	Executive Deferred Compensation Agreement	14.42		485,813	(2)	0
	Hexcel Corporation Pension Plan(4)	5		0		50,558

Ira J. Krakower	Supplemental Executive Retirement Agreement	11.25		2,489,798		0
	Hexcel Corporation Pension Plan(4)	4.33		0		93,888

Robert G. Hennemuth	Executive Deferred Compensation Agreement	1.75		178,664	(2)	0

Stephen C. Forsyth(5)	Supplemental Executive Retirement Agreement	26.58		1,873,223		0
	Hexcel Corporation Pension Plan(4)	5.00		0		51,172

Joseph H. Shaulson(6)	Executive Deferred Compensation Agreement	6.67		249,088		0
	Hexcel Corporation Pension Plan(4)	5		0		23,239

(1)
The amounts in this column were calculated assuming retirement at age 65 (except with respect to Mr. Krakower, who was over age 65 at December 31, 2007), the normal retirement age under the relevant pension plans and arrangements, and using the interest rate and mortality assumptions consistent with those used in the preparation of Hexcel's financial statements. See Note 9, "Retirement and Other Postretirement Benefit Plans" to the consolidated financial statements, and the discussion under the heading "Retirement and Other Postretirement Benefit Plans" in Management's Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended December 31, 2007, for a description of these interest rate and mortality assumptions.

(2)
These amounts represent the amounts required to be disclosed by SEC rules, and assume that each currently active executive will retire at the normal retirement age under the plan, which is age 65 (except with respect to Mr. Krakower, who was over age 65 at December 31, 2007), and reflect a discount rate of 6.5% to determine the present value of the lump sum payable at age 65, which rate is used for purposes of pension calculations in our financial statements. The actual amount that would have been paid to Mr. Berges under his SERP had he terminated his employment as of December 31, 2007 is $8,529,752. The actual amount that would have been paid to Mr. Pensky under his EDCA had he terminated his employment as of December 31, 2007 is $870,815. The reason these amounts are higher than the amounts reflected above in the table is because the SERP and EDCA documents specify a different interest rate to be used. The actual amount that would have been paid to Mr. Hennemuth under his EDCA had he terminated his employment as of December 31, 2007 is $31,593. This amount is lower than the amounts specified in the table above because, until Mr. Hennemuth has been employed by us for five years, he is not entitled to the value of certain continuing medical and life insurance benefits, as described above.

(3)
"Number of Years Credited Service" under the Hexcel Composites Limited Pension Scheme and the Supplemental Pension Agreement is not relevant for Mr. Hunt, as we have promised to provide him an aggregate pension based on 2/3 of his salary over his final year prior to retirement.

(4)
Payments were made under the Hexcel Corporation Pension Plan because it was terminated, as discussed on page 37.

(5)
Mr. Forsyth's last day of employment with us was April 27, 2007. We recently agreed with Mr. Forsyth to amend his SERP to provide for a lump sum payment to Mr. Forsyth when he reaches age 60; therefore the figures relating to Mr. Forsyth's SERP assume that he will receive a lump sum payment at age 60.

(6)
Mr. Shaulson's last day of employment with us was August 17, 2007. We amended Mr. Shaulson's EDCA to provide for a lump sum payment to him six months after his termination of employment, which payment has since been made. Therefore, the figures relating to Mr. Shaulson's EDCA assumes that this lump sum would be paid in February 2008.

Nonqualified Deferred Compensation in Fiscal Year 2007

        All information in the table below is with respect to our Nonqualified Deferred Compensation Plan ("NDCP"). The NDCP is an unfunded plan that permits a select number of highly compensated employees to defer a percentage of their pay and receive Hexcel matching and profit sharing contributions above the IRS limits permitted under our qualified 401(k) plan. Terms of the plan are as follows:

  •
  participants can defer any amount of their cash compensation (salary and bonus) on a pre-tax basis

  •
  all of our matching contributions are made on the same 50% basis as described on pages 36-37 with respect to the qualified 401(k) plan, but only with respect to the first 6% of the participant's compensation deferred under the NDCP, including any portion of the participant's compensation in excess of the amount used for purposes of determining contributions to the qualified 401(k) plan

  •
  all of our other contributions—discretionary profit-sharing, and fixed weekly contributions—are made on the same basis as described on pages 36-37 with respect to the qualified 401(k) plan, but only with respect to the amount of the participant's compensation in excess of the amount used for purposes of determining contributions to the qualified 401(k) plan

  •
  employee and company contributions are 100% vested at all times.

  •
  the investment options generally mirror those available in our qualified 401(k) plan, except that the Hexcel stock fund is not an option

  •
  distributions are in a lump sum or in a series of monthly, quarterly or annual installments after termination of service, as elected by the employee

  •
  in-service distributions are generally prohibited except in the case of an unforeseeable emergency

  •
  loans from the NDCP are prohibited

        Messrs. Pensky, Hennemuth, Forsyth and Shaulson participated in this plan in 2007. As a non-US based executive, Mr. Hunt is not eligible to participate in the NDCP. Each of Mr. Berges and Mr. Krakower elected not to participate in the NDCP in 2007, and instead received a taxable cash payment equal to the contributions he would have received if he participated. Hexcel's contributions to this plan for the NEOs or related payments to the NEOs in 2007 are included in "All Other Compensation" in the Summary Compensation Table on page 45.

	Executive Contributions in Last FY($)(1)	Registrant Contributions in Last FY($)(2)	Aggregate Earnings in Last FY($)(3)	Aggregate Balance at Last FYE($)
David E. Berges	—	—	18,771	358,388
William Hunt	—	—	—	—
Wayne C. Pensky	23,479	16,871	4,791	93,460
Ira J. Krakower	—	—	—	—
Robert G. Hennemuth	6,952	6,540	427	13,517
Stephen C. Forsyth	26,288	24,797	21,750	334,810
Joseph H. Shaulson	45,971	46,873	10,580	199,985

(1)
The NEO's contributions to the NDCP are included in the "Salary" column in the Summary Compensation Table on page 45.

(2)
Hexcel's contributions to the NDCP are included in the "All Other Compensation" column in the Summary Compensation Table on page 45.

(3)
The aggregate annual earnings in 2007 are not reported in the Summary Compensation Table, as SEC rules provide that only above-market or preferential earnings be reported in that table.

Potential Payments upon Termination or Change in Control

  Severance Agreements and Arrangements

        Under Mr. Berges' employment agreement, we have agreed to make certain payments to Mr. Berges upon termination of his employment under certain circumstances. In particular:

  •
  in the event that we terminate Mr. Berges for any reason other than for disability or cause, or if Mr. Berges terminates his employment for good reason, then Mr. Berges will receive

  •
  an annual bonus prorated for the portion of the year he was employed

  •
  a lump sum payment equal to two times the sum of his then current base salary and his average bonus over the prior three years

  •
  participation for two years after termination in all medical, dental, life insurance and other welfare and perquisite plans and programs in which Mr. Berges was participating on the date of termination

  •
  in the event that we terminate Mr. Berges for any reason other than for disability or cause, or if Mr. Berges terminates his employment for good reason, in each case during a period which qualifies as a potential change in control period or within two years after a change in control, Mr. Berges will receive the same payments and benefits as described above except that

  •
  the lump sum payment will be equal to three times the sum described above

  •
  participation in health, welfare and perquisite plans and programs will be for three years beyond termination

  •
  Mr. Berges will also receive a modified gross-up payment for any excise tax incurred under Section 280G of the Internal Revenue Code, but only if the total "parachute payments" exceed Mr. Berges' untaxed safe harbor amount by 10% or more. We have agreed to reimburse Mr. Berges for the excise tax as well as any income tax and excise tax payable by Mr. Berges as a result of any reimbursements for the excise tax.

  •
  in the event of termination due to death or disability, Mr. Berges will receive an annual bonus prorated for the portion of the year he was employed

        Mr. Berges has agreed that, in consideration for these payments, he will not compete with us in any capacity for a period of two years following the termination of his employment. This includes, for example, any situation in which Mr. Berges is an employee of, consultant to, or owner of a business. If Mr. Berges' termination is in connection with change in control, the period is extended to three years. However, this restriction would not apply if Mr. Berges' duties and responsibilities with a company that competes with us do not relate to the business segment of that company that competes with us. Mr. Berges also agreed to customary terms regarding our ownership of, and the protection and confidentiality of, our trade secrets, proprietary information, and processes, technologies, designs and inventions.

        We have entered into severance agreements with each of Messrs. Pensky, Krakower, Hennemuth, Forsyth and Shaulson that contain terms substantially similar to the severance terms described above for Mr. Berges, except that:

  •
  if we terminate the executive for any reason other than for disability or cause, or if the executive terminates his employment for good reason, then the lump sum payment will be equal to one times the sum of his then current base salary and his average bonus over the prior three years described above (rather than two times the sum)

  •
  the non-compete term in the circumstances described in the immediately preceding bullet will be one year instead of two

  •
  upon the executive's death, if the amount received by the executive's estate as payment under the insurance policy that we provide to the executive is less than two times the sum of the executive's then current base salary and his average bonus over the prior three years, then we will pay the difference to the executive's estate

        In August 2007, following the sale of the EBGI business, Mr. Shaulson terminated his employment for good reason, and received a payment in accordance with the terms of his severance agreement. As Mr. Forsyth left our employment voluntarily, he received no payment under his severance agreement.

        As described on page 51, Mr. Hunt's service agreement generally requires that we provide him 12 months' notice if we wish to terminate his employment. If we do not provide the full 12 months notice, then under UK law we are generally required to pay Mr. Hunt his final salary, and provide the benefits he received prior to termination, for that period equal to the difference between 12 and the number of months' notice we did provide.

  Retirement Agreements

        As described on pages 55-58, our NEOs are party to various arrangements that provide for benefits payable upon retirement. As described on pages 55-56, the SERP agreements that we entered into with each of Messrs. Berges, Krakower and Forsyth provide for enhanced benefits upon our termination of the executive without cause, the executive's termination for good reason or the executive's termination during a potential change of control or within two years after a change in control. None of our other retirement programs provide for any form of enhanced or accelerated benefit upon termination of the executive for any reason.

  Equity Awards

        Each of our NEOs have various NQOs, RSUs, PSAs and, in some cases, MSPP RSUs outstanding. Upon termination of employment of an NEO, the treatment of the equity award depends on the nature of the termination. Below is a description of what happens to the NEO's outstanding equity awards upon each different type of termination and upon a change in control.

  NQOs

  •
  Voluntary departure or termination without cause—upon any termination other than retirement, disability, death, or cause, the NEO has 90 days to exercise the option to the extent vested; to the extent not vested, the option terminates.

  •
  Disability/Death—all options vest and remain exercisable for one year.

  •
  Retirement—any unvested NQOs continue to vest on the schedule set forth in the option agreement, and the NEO has three years from the date of retirement to exercise the NQOs.

  •
  Cause—all options are forfeited.

  •
  Change in control—all options vest, and if the NEO is terminated without cause or terminates his employment for good reason within two years after the change in control, the option remains exercisable for three years.

  RSUs

  •
  Voluntary departure or termination without cause—all RSUs are forfeited.

  •
  Disability/Death—all RSUs vest and convert to stock.

  •
  Retirement—all RSUs continue to vest on the schedule set forth in the RSU agreement.

  •
  Cause—all RSUs are forfeited.

  •
  Change in control—all RSUs vest and convert to common stock.

  MSPP RSUs

  •
  Voluntary departure or termination for cause—vested MSPP RSUs convert to shares of common stock; unvested MSPP RSUs are forfeited and the NEO receives back the cash deferred to purchase the unvested MSPP RSUs

  •
  Termination without cause, or due to death or disability, or as a result of retirement—all MSPP RSUs vest and convert to shares of common stock.

  •
  Change in control—all MSPP RSUs vest and convert to common stock.

  PSAs

  •
  Voluntary departure or termination for cause—the entire award is forfeited.

  •
  Termination without cause, or due to disability, death or retirement, or for good reason—the NEO is entitled to a pro rata award based on the portion of the performance period for which he was employed, and also based on the extent to which the performance target is attained.

  •
  Change in Control during performance period—the PSA is paid out at target immediately, unless an acquiring company exchanges the PSA for the right to receive a comparable publicly traded security, in which case the PSA is paid out at target at the end of the service period.

  •
  Change in Control during service period—the PSA is paid out immediately based on the number of RSUs into which the PSA was converted at the beginning of the service period, unless an acquiring company exchanges the PSA for the right to receive a comparable publicly traded security, in which case the PSA is paid out at the end of the service period.

An employee generally qualifies for retirement if, upon termination of employment for any reason other than for cause, he is age 65 or age 55 with five or more years of service with Hexcel.

        All of our agreements relating to NQOs granted since 2005 provide the employee must comply with any obligation of confidentiality to us contained in any written agreement signed by the employee, and must refrain from competing with Hexcel. The non-compete provision is substantially similar to that contained in the severance arrangements of Messrs. Berges, Pensky, Krakower, Forsyth and Shaulson described above. If the employee fails to comply with this requirement, then any options that remain exercisable after termination of employment are immediately canceled.

  Change in Control; Good Reason; Cause

        A "Change in Control" is generally defined in our plans and agreements to mean any of the following:

  •
  the acquisition by any third party of 40% or more of our common stock

  •
  a majority of the directors as of the date of the plan or agreement are replaced with persons who are not either (i) approved by the existing directors or (ii) approved by persons who were approved replacements of the existing directors

  •
  a merger of Hexcel or a sale of all or substantially all the assets of Hexcel, except if (i) the stockholders of Hexcel prior to the transaction own the company resulting from the transaction in substantially the same proportion as they owned Hexcel prior to the transaction and (ii) the directors of Hexcel before the transaction comprise at least a majority of the directors of the company resulting from the transaction

  •
  the approval by our stockholders of a liquidation or dissolution of Hexcel

By the end of 2008 we will make any amendments to our compensation plans and arrangements necessary to comply with Section 409A of the Internal Revenue Code. These amendments have already been made to our EDCA agreements. As part of these amendments, the change of control definition will change in two ways:

  •
  the first bullet point above will be changed such that a change of control is triggered if a third party acquires over 50% of our common stock, or over 40% in any twelve month period

  •
  the triggering event set forth in the fourth bullet will be eliminated

        "Good reason" is generally defined in our plans and agreements to mean:

  •
  A diminution in the executive's position, duties, responsibilities or authority

  •
  A reduction in the executive's base salary

  •
  Failure by us to continue any compensation plan in which the executive participates which is material to the executive's total compensation, unless replaced with a plan of substantially equivalent value

  •
  Failure by us to continue to provide the executive with the benefits enjoyed by the executive under our pension, savings, life insurance, medical, health, accident, and disability plans in which the executive was participating, except for across-the-board changes similarly affecting all executives, or failure by us to continue to provide the executive with at least twenty paid vacation days per year (or more if the executive is entitled to more under our vacation policy)

  •
  Failure to provide facilities or services which are suitable to the executive's position

  •
  Failure of any successor to Hexcel to assume our obligations under the relevant plan or agreement hereunder or failure by us to remain liable to the executive after such assumption

  •
  In the case of the severance or SERP agreements, any termination by us of the executive's employment which is not effected pursuant to a notice that complies with the relevant agreement

  •
  The relocation of the executive's principal place of employment to a location more than fifty (50) miles from the executive's place of employment as at the date of the relevant agreement

  •
  Failure to pay the executive any portion of compensation within seven (7) days of the date such compensation is due

        "Cause" is generally defined in our plans and agreements applicable to NEOs to mean (1) the willful and continued failure by the NEO to substantially perform his duties after we have notified the executive in writing with specificity of the nonperformance or (ii) the willful engagement by the NEO in misconduct that materially harms us. Before we can terminate an NEO for cause, our Board must give the NEO notice describing the reasons we intend to terminate the NEO for cause and must pass a resolution approved by at least two-thirds of the Board determining that the NEO is guilty of the improper conduct, and must provide the NEO with the opportunity to be heard before the Board with counsel present.

  Benefits Payable Upon Termination of Employment on December 31, 2007

        As described above, the following agreements and arrangements with our NEOs provide for severance or enhanced benefits upon termination of employment or a change in control:

  •
  severance benefits payable to Mr. Berges under his employment agreement and to Messes. Pensky, Krakower, Hennemuth, Forsyth and Shaulson under their severance agreements;

  •
  enhanced benefits payable under the SERP agreements we entered into with Messrs. Berges and Krakower upon certain terminations; and

  •
  the treatment of our various equity awards upon certain types of termination, as described on pages 62-63

In addition, as described on page 36 we provide additional life insurance for each of our NEOs and additional disability insurance for Mr. Hunt. Other than these benefits and enhancements, there are no agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment that are not available to salaried employees generally.

        The table below describes the potential benefits and enhancements under the company's compensation and benefit plans and arrangements to which the named executive officers, other than Messrs. Forsyth and Shaulson, would be entitled upon termination of employment or a change in control as of December 31, 2007. However, the following items are excluded from the table:

  •
  The amounts reflected in the middle column of the "Pension Benefits" table on page 59, all of which are vested; however, see note 2 to the "Pension Benefits" table for the actual amount that each of Messrs. Berges, Pensky and Hennemuth would have been paid had the executive voluntarily terminated his employment with us on December 31, 2007

  •
  The balances under the NDCP listed in the "Nonqualified Deferred Compensation" table on page 60, all of which are vested

  •
  Benefits provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as accrued salary, vacation pay and distributions under an employee's 401(k) plan

  •
  The retirement payment payable to Mr. Hunt upon his retirement at or after age 65, described on page 57. This payment is based on a policy applicable to all UK employees; in addition, Mr. Hunt would not have been entitled to this payment if he retired on December 31, 2007, as he was not age 65 as required by the policy, although Mr. Hunt reached age 65 in January 2008

        None of the payments or benefits reflected in the chart below would be payable solely in the event of a change of control without a subsequent termination, except for payment to Mr. Pensky or Mr. Hennemuth of his EDCA benefit and vesting and conversion of the equity awards (and the related values) reflected below.

        During 2007, each of Mr. Forsyth and Mr. Shaulson terminated his employment with us. Mr. Forsyth terminated his employment voluntarily. Mr. Shaulson's termination was due to "good reason." Mr. Forsyth received no payments or enhancements as a result of his termination of employment with us. The actual benefits and enhancements received by Mr. Shaulson are set forth in the chart below.

Benefits Payable Upon Termination of Employment on December 31, 2007

		Cash Severance ($)(1)	Incremental Benefit under SERP or EDCA ($)(2)	Continuation of Welfare/Medical Benefits (present value) ($)(3)	Accelerated Vesting of Equity Awards (value based on 12/29/2006 share price)($)(4)		Excise Tax Gross-Up ($)(5)	Total Termination Benefits ($)
David E. Berges
•	Voluntary retirement	—	—	—	—		—	—
•	Involuntary or good reason termination	3,477,803	1,380,788	14,572	—		—	4,873,163
•	Involuntary or good reason termination after change in control	5,216,704	2,838,534	21,858	458,637		4,739,903	13,275,636
•	Death	1,500,000	—	—	—		—	1,500,000
•	Disability	—	2,132,438	—	—		—	2,132,428

William Hunt
•	Voluntary retirement	—	—	—	—		—	—
•	Involuntary or good reason termination	466,206	—	32,323	—		—	498,529
•	Involuntary or good reason termination after change in control	466,206	—	32,323	770,356		—	1,268,885
•	Death	1,601,448	—	—	607,000		—	2,208,448
•	Disability	438,396	—	—	607,000		—	1,045,396

Wayne C. Pensky
•	Voluntary retirement	—	—	—	—		—	—
•	Involuntary or good reason termination	422,766	—	12,264	39,722		—	474,752
•	Involuntary or good reason termination after change in control	1,268,298	—	36,792	521,150	(6)	751,384	2,577,624	(6)
•	Death	796,511	—	—	489,610		—	1,286,121
•	Disability	—	—	—	489,610		—	489,610

Ira J. Krakower
•	Voluntary retirement	—	—	—	—		—	—
•	Involuntary or good reason termination	495,860	134,263	5,351	—		—	635,474
•	Involuntary or good reason termination after change in control	1,487,579	402,629	16,053	95,408		—	2,001,669
•	Death	886,849	—	—	—		—	886,849
•	Disability	—	—	—	—		—	—

Robert G. Hennemuth
•	Voluntary retirement	—	—	—	—		—	—
•	Involuntary or good reason termination	415,360	—	12,264	107,427		—	535,051
•	Involuntary or good reason termination after change in control	1,246,080	—	36,792	724,773		656,996	2,664,641
•	Death	830,720	—	—	637,474		—	1,468,194
•	Disability	—	—	—	637,474		—	637,474

Stephen C. Forsyth
•	Voluntary termination on April 27, 2007	—	—	—	—		—	—

Joseph H. Shaulson
•	Good reason termination on August 17, 2007	484,227	—	12,264	357,305		—	853,796

(1)
Involuntary or good reason termination, with or without a change in control.    In the case of Mr. Berges, represents the lump sum cash payment that would have been paid to Mr. Berges under his employment agreement. In the case of

  Messrs. Pensky, Krakower and Hennemuth, represents the lump sum cash payment that would have been paid to the NEO under his severance agreement. For Mr. Hunt, assumes that no notice was given to Mr. Hunt prior to December 31, 2007 under his service agreement and equals one year's salary plus 4% guaranteed Christmas bonus. For Mr. Shaulson, represents the amount that was paid to him under his severance agreement as a result of his termination for good reason.

  Death.    With respect to Messrs. Berges and Hunt, represents the payment due under the supplemental life insurance policy provided to the executive. With respect to Messrs. Pensky, Krakower and Hennemuth, represents the death benefit we agreed to provide to the executive which, as described on page 36, is in the form of an insurance policy maintained by us; to the extent the death benefit exceeds the maximum insured amount, we have agreed to make a payment directly to the executive's estate for the excess amount.

  Disability.    Represents the total payments that would be due Mr. Hunt over a 12 month period had Mr. Hunt become disabled on December 31, 2007 within the meaning of the supplementary disability policy we provide for Mr. Hunt.

(2)
Represents the difference between (a) the actual lump sum the NEO would have received upon the indicated type of termination on December 31, 2007, and (b) the lump sum the NEO would have received had he voluntarily terminated his employment on December 31, 2007. For Messrs. Berges, Pensky and Hennemuth, the actual lump sum such executive would have received had he voluntarily terminated his employment on December 31, 2007 is set forth in footnote (2) to the Pension Benefits Table on page 59. The actual lump sum Mr. Krakower would have received had he voluntarily terminated his employment on December 31, 2007 is equal to the amount set forth under the column titled "Present Value of Accumulated Benefit" in the Pension Benefits Table on page 59. The closest benefit Mr. Hunt has that is analogous to a SERP or EDCA is his pension benefits, including his supplemental pension agreement. Neither Mr. Hunt (with respect to his pension benefits) nor Messrs. Pensky or Hennemuth (with respect to their EDCAs) would receive any enhancement to these benefits as a result of any type of termination of employment or a change of control.

(3)
Represents the value of welfare/medical benefits for (a) two years (in the case of Mr. Berges) or one year (in the case of Messrs. Hunt, Pensky, Krakower and Hennemuth), upon involuntary or good reason termination without a change in control, and (b) three years (in the case of Messrs. Berges, Pensky, Krakower and Hennemuth) and one year (in the case of Mr. Hunt) in the event of involuntary or good reason termination following a change in control.

(4)
Reflects the value of equity awards that were unvested on December 31, 2007, and that would have vested as a result of the indicated type of termination of employment of the NEO. RSUs are valued at $24.28 per RSU, the closing price of Hexcel common stock on December 31, 2007. Unvested NQOs are valued at the difference between $24.48 and the exercise price of the option; vested NQOs are not reflected in the table. PSAs are valued at $24.48, the closing price of Hexcel common stock on December 31, 2007. With respect to 2006-2007 PSAs, reflects a payout of 68.5% of target. With respect to 2007-2008 PSAs, it is assumed that the target level of the performance measure is attained. It is also assumed that, in the event of a change of control, the acquiring company does not exchange the PSAs for the right to receive a comparable publicly traded security, and therefore that the PSAs are paid out immediately at target. With respect to unvested MSPP RSUs, reflects the difference between the value of the unvested MSPP RSUs as of December 31, 2007 based on a price of $24.48 a share, and the cash bonus amount under the MICP originally deferred by the NEO to acquire the unvested MSPP RSUs. Vested MSPP RSUs are not reflected in the table.

  The value of an equity award is not included in this chart if the NEO could have retired on December 31, 2007 and either received the equity award immediately or on the schedule set forth in the applicable equity award agreement after retirement. With the exception of an RSU agreement issued in 2007 to Mr. Hunt for 25,000 RSUs, Messrs. Berges, Hunt and Krakower qualified for retirement under the terms of their NQO, RSU, MSPP RSU and PSA agreements, and therefore, with respect to Messrs. Berges, Hunt and Krakower (i) no value is reflected for their NQOs, RSUs and MSPP RSUs, other than with respect to the RSU Agreement issued in 2007 to Mr. Hunt for 25,000 RSUs, and (ii) for the PSAs, there is no value reflected in any termination scenario except for a change in control, in which case the value represents the difference between the value of the PSAs that would have been received upon a change in control on December 31, 2007 and the value of the PSAs the NEO would have received if he retired on December 31, 2007. Under Mr. Hunt's 2007 agreement for the grant of 25,000 RSUs, there is no retirement provision—Mr. Hunt must still be working for Hexcel on April 1, 2009 to receive these shares, subject to early vesting and conversion in the event of a termination due to death, disability of a change of control.

(5)
The vesting schedules of these equity grants are described in footnotes (1) and (2) to the "Outstanding Equity Awards at 2007 Fiscal Year-End" table on page 52. The full values of the unvested portions of these equity awards, using the methodologies discussed in the two paragraphs above, are reflected in the table regardless of when the unvested portions of these equity awards are scheduled to vest.

(6)
Upon a change in control, a US-based NEO may be subject to certain excise taxes under Section 280G of the Internal Revenue Code. We have agreed to reimburse the affected employees for those excise taxes if they are over a certain amount, as well as any income and excise taxes payable by the NEO as a result of any reimbursements for the 280G excise taxes. The amounts in the table are based on a 280G excise tax rate of 20 percent, a statutory 35 percent federal income tax rate, a 1.45 percent Medicare tax rate, a 7.7 percent New York state income tax rate and a 5.0 percent Connecticut state tax rate.

(7)
The amounts for accelerated vesting of equity awards and total termination benefits for Mr. Pensky in the event of a termination for good reason would be $0 and $435,030, respectively.

Director Compensation

        Our director compensation program is comprised of a mix of cash and stock-based incentive compensation designed to attract and retain qualified candidates to serve on our Board. The program provides for:

  •
  an annual retainer of $30,000 payable quarterly

  •
  an additional annual retainer amount of $10,000 paid to the audit committee chairman

  •
  an additional annual retainer amount of $5,000 paid to committee chairmen other than the audit committee chairman

  •
  attendance fees of $1,500 for each in-person Board meeting and $750 for each telephonic Board meeting and each in-person or telephonic committee meeting

  •
  a grant of RSUs upon initial election to the Board and on each re-election thereafter

  •
  equal to such value as determined by the compensation committee on the advice of its independent compensation consultant and other relevant factors; the value used in 2007 was $50,000, which resulted in a grant of 2,198 RSUs to each non-employee director on the date of our 2007 annual meeting, and a grant of 2,078 RSUs to Mr. Graves on July 12, 2007, the date he joined our Board

  •
  the RSUs vest daily over the twelve months following the date of grant, and convert into an equal number of shares of Hexcel common stock on the first anniversary of grant unless the director elects to defer conversion until termination of service as a director

  •
  prior to 2007, the RSUs vested one-third on grant and one-third on each of the next two anniversaries of grant, and converted into an equal number of shares of Hexcel common stock on the second anniversary of grant unless the director elected to defer conversion until termination of service as a director

        This program is for our outside directors only. Mr. Berges, our Chairman and Chief Executive Officer, receives no additional compensation for serving on our Board.

        Our stock ownership guidelines, which are described on page 39, apply to outside directors in a similar manner as they apply to executive officers. Directors are expected to own shares of our common stock that have a value equal to at least three times their annual cash retainer.

        The table below summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended December 31, 2007.

Name(1)	Fees Earned or Paid in Cash($)	Stock Awards($)(2)(3)(4)	Total($)
Joel S. Beckman	43,500	61,832	105,332
H. Arthur Bellows, Jr.	59,500	61,832	121,332
Lynn Brubaker	45,750	81,802	127,552
Jeffrey C. Campbell	48,000	61,832	109,832
Sandra L. Derickson	50,750	61,832	112,582
W. Kim Foster(5)	30,417	32,106	62,523
Jeffrey A. Graves	19,500	23,495	42,995
David C. Hurley	46,500	80,978	127,478
David. L. Pugh	48,750	57,071	105,821
Martin L. Solomon(6)	20,889	22,248	43,137

(1)
Mr. Berges, our Chairman and Chief Executive Officer, is not listed in this table as he receives no additional compensation for his service as a director. Mr. Berges' compensation is shown in the Summary Compensation Table on page 45.

(2)
Reflects the expense recognized in the Company's financial statements for the year ended December 31, 2007 for the fair value in accordance with FAS 123(R) of RSUs granted to each director in 2007 and prior years. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service based conditions. For additional information regarding the assumptions made in calculating these amounts, see Note 13, "Share-Based Compensation," to the consolidated financial statements, and the discussion under the heading "Critical Accounting Policies—Share-Based Compensation" in Management's Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended December 31, 2007. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the director.

(3)
Each director listed in the table other than Mr. Solomon received a grant of RSUs in 2007 with a grant date fair value of $50,000, computed in accordance with FAS 123(R). Mr. Solomon did not stand for re-election to the Board in 2007, as he had reached our mandatory retirement age of 70 prior to the 2007 annual meeting of stockholders. For each director other than Mr. Graves who received a grant of RSUs in 2007, the expense recognized with respect to the 2007 grant only for financial statement reporting purposes for the year ended December 31, 2007 in accordance with FAS 123(R) was $32,106; for Mr. Graves, such amount was $23,495.

(4)
Prior to 2004, we granted NQOs to our outside directors as part of our director compensation program. As of December 31, 2007, our outside directors had RSUs and NQOs outstanding as follows:

	RSUs		Shares Underlying Unexercised NQOs
Joel S. Beckman	5,839	(a)	—
H. Arthur Bellows, Jr.	17,337		32,105
Lynn Brubaker	4,249		—
Jeffrey C. Campbell	7,342		10,000
Sandra L. Derickson	13,673		13,833
W. Kim Foster	2,198		—
Jeffrey A. Graves	2,078		—
David C. Hurley	7,010		—
David L. Pugh	5,590		—
Martin L. Solomon	0		2,000

    (a)
    Includes 1,590 RSUs held for the benefit of Greenbriar Equity Group LLC. Mr. Beckman disclaims beneficial ownership of these RSUs.

(5)
Mr. Graves joined our Board on July 12, 2007.

(6)
Mr. Solomon did not stand for re-election to the Board in 2007, as he had reached our mandatory retirement age of 70 prior to the 2007 annual meeting of stockholders.

AUDIT COMMITTEE REPORT

        The audit committee is responsible for assisting the Board's oversight of the integrity of Hexcel's financial statements, Hexcel's exposure to risk and mitigation of those risks, Hexcel's independent registered public accounting firm's qualifications, independence and performance, and Hexcel's internal audit function. We also recommend to the Board of Directors, subject to stockholder ratification, the selection of Hexcel's independent registered public accounting firm. We operate under a written charter adopted and approved by the Board of Directors, which was last amended on December 14, 2006.

        Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles in the United States. Hexcel's independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States. Our responsibility is to monitor and review these processes.

        We held twelve meetings in 2007, held numerous discussions with management and met in executive session, without management, with PricewaterhouseCoopers LLP, Hexcel's independent registered public accounting firm. We also met in executive session, without management present, with Hexcel's Director of Internal Audit. We have reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. We discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        Hexcel's independent registered public accounting firm also provided the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and we discussed with the independent registered public accounting firm their independence.

        Based on our review and the discussions referred to above, we recommended that the Board of Directors include Hexcel's audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC. We have also selected PricewaterhouseCoopers LLP as Hexcel's independent registered public accounting firm for 2008, subject to stockholder ratification.

                      H. Arthur Bellows, Jr., Chair
                      Jeffrey C. Campbell
                      W. Kim Foster*
                      David C. Hurley
                          The Members of the Audit Committee

*
Mr. Foster became a member of the audit committee on May 10, 2007, the date he was elected to the Board of Directors. Joel S. Beckman was a member until May 10, 2007 when he was replaced by Mr. Foster.

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

General

        We are asking the stockholders to ratify the audit committee's appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008. In the event the appointment of PricewaterhouseCoopers LLP is not ratified, the audit committee will consider the appointment of another independent registered public accounting firm.

        PricewaterhouseCoopers LLP has audited our financial statements annually since 1997. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if she desires to do so and will be available to answer appropriate questions from stockholders.

Fees

  Audit Fees

        The aggregate fees billed by PricewaterhouseCoopers LLP for 2007 for professional services rendered for the audit of our annual financial statements and review of the financial statements included in our Forms 10-Q and services provided in connection with foreign statutory and regulatory filings and engagements were approximately $2,625,000. With respect to 2006, the aggregate amount of such fees was approximately $2,528,000.

  Audit-Related Fees

        There were approximately $156,000 in fees billed by PricewaterhouseCoopers LLP in 2007 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and which are not included in the amount for 2007 under "Audit Fees" above. With respect to 2006, the amount of such fees was approximately $665,000. Substantially all of these fees for 2007 and 2006 related to completion of the separate audit of the stand-alone financial statements of the electronics, ballistics and general industrial components of our US reinforcements business.

  Tax Fees

        The aggregate fees billed by PricewaterhouseCoopers LLP in 2007 and 2006 for professional services rendered for tax compliance, tax advice and tax planning were approximately $249,000 and $267,000, respectively. For 2007 and 2006 these fees related primarily to European tax compliance, transfer pricing within our business units and expatriate tax planning and compliance.

  All Other Fees

        The aggregate amount of all other fees billed by PricewaterhouseCoopers LLP for professional services rendered to us during 2006 was approximately $1,700. These fees related to research software purchased by us. There were no other fees billed by PricewaterhouseCoopers LLP for professional services rendered to us during 2007.

Audit Committee Pre-Approval Policies and Procedures

        Our audit committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the firm in accordance with this pre-approval.

        Rule 2-01(c)(7)(i) under SEC Regulation S-X provides that a company's independent registered public accounting firm can provide certain non-audit services without the prior approval of the audit committee if certain conditions are met, including that the services are brought promptly to the attention of, and approved by, the audit committee. In accordance with our policy requiring pre-approval of all services to be rendered by our independent registered public accounting firm, none of the services described above under "Audit Fees," "Audit-Related Fees," "Tax Fees" and "All Other Fees" were approved by the audit committee pursuant to this rule.

Vote Required

        The ratification of the appointment of PricewaterhouseCoopers LLP requires the vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. Abstentions will be counted and will have the same effect as a vote against the proposal. The audit committee is directly responsible for appointing the Company's independent registered public accounting firm, regardless of outcome of this vote. The audit committee is not bound by the outcome of this vote but will, however, consider these voting results when selecting the Company's independent auditor for 2008.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

        We have adopted a written policy that requires the review and pre-approval of all potential transactions valued at greater than $10,000 in which Hexcel and any of our directors and executive officers or their immediate family members participates or otherwise has an interest. The audit committee is responsible for evaluating and authorizing any transaction with a value greater than $120,000, although any member of the audit committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction in question. The Chief Financial Officer is responsible for evaluating and authorizing any transaction with a value between $10,000 and $120,000, unless the Chief Financial Officer is a related person with respect to the transaction under review, in which case the General Counsel shall be responsible for such evaluation and possible authorization.

        The factors to be considered in determining whether or not to authorize a transaction brought to the attention of the audit committee or the Chief Financial Officer under this policy include the following:

  •
  the terms of the transaction, and whether the terms are no less favorable to Hexcel than would be obtained in the transaction were entered into with a party other than a related person

  •
  the benefits to Hexcel

  •
  the availability of other sources for the product or service that is the subject of the transaction

  •
  the timing of the transaction

  •
  the potential impact of the transaction on a director's independence

  •
  any other factors deemed relevant

Related Person Transactions

        The Company had no related person transactions during 2007, and is not currently aware of any proposed related party transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Hexcel common stock. Executive officers, directors, and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, for the year ended December 31, 2007, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent stockholders were complied with.

OTHER MATTERS

        As of the date of this proxy statement, the Board of Directors does not know of any other matters to be presented for action by the stockholders at the Annual Meeting. However, if any other matters not known are properly brought before the Annual Meeting, proxies will be voted at the discretion of the proxy holders and in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

        Stockholder proposals intended for inclusion in our proxy materials for the 2009 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing not later than November 26, 2009 to the Corporate Secretary at Hexcel Corporation, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, CT 06901-3238. If a stockholder wishes to submit a proposal outside of the process of Rule 14a-8, in order for such proposal to be considered "timely" for the purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received at the above address not later than November 26, 2009. In addition, our Bylaws require that proposals of stockholders made outside of Rule 14a-8 under the Exchange Act and nominations for the election of directors at the 2009 Annual Meeting of Stockholders must be submitted, in accordance with the requirements of our Bylaws, not later than November 26, 2009. Stockholders are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION OF PROXIES

        Under applicable SEC regulations, members of the Company's Board of Directors are "participants" and certain executive officers and employees may be deemed to be "participants" in the Company's solicitation of proxies in connection with the Annual Meeting. Certain required information regarding these "participants" is set forth in Annex A to this proxy statement.

COST OF SOLICITATION

        As a result of the proxy contest initiated by OSS, we will incur substantial additional costs in connection with our solicitation of proxies. We have retained Morrow & Co., LLC ("Morrow") to assist in the solicitation of proxies for a fee of up to $400,000 plus out-of-pocket expenses. We have also retained Goldman Sachs & Co. to provide financial advice in connection with the proxy contest and we have agreed to pay them a customary fee. Morrow expects that approximately fifty of its employees will assist in the solicitation. Our expenses related to the solicitation of proxies from stockholders this year will substantially exceed those normally spent for an annual meeting. Such additional solicitation costs are expected to include the increased fee payable to our proxy solicitor; fees of our financial advisor and outside counsel to advise us in connection with a contested solicitation of proxies; increased mailing costs, such as the costs of additional mailings of solicitation material to stockholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of our common stock, as described above; and the costs of retaining an independent inspector of election. To date, we have incurred approximately $950,000 of costs in connection with the solicitation. The total amount estimated to be spent in connection with the solicitation is $1.7 million.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 8, 2008

        The proxy statement, annual report to security holders and related materials are available at
http://phx.corporate-ir.net/phoenix.zhtml?c=75598&p=proxy.

ANNUAL REPORT

        Our Annual Report to Stockholders containing audited financial statements for the year ended December 31, 2007, is being mailed herewith to all stockholders of record. Additional copies are available without charge on request. Requests should be addressed to the Corporate Secretary, Hexcel Corporation, Two Stamford Plaza, 281 Tresser Boulevard, Stamford Connecticut, 06901-3238.

Stamford, Connecticut
March 26, 2008

ANNEX A

INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION
OF PROXIES BY HEXCEL CORPORATION

        Under applicable SEC rules and regulations, members of our Board of Directors, our Board nominees and certain executive officers and other employees of Hexcel may be deemed to be "participants" with respect to Hexcel's solicitation of proxies in connection with the 2008 Annual Meeting. The following sets forth certain information about the persons who may be deemed to be "participants."

DIRECTORS AND NOMINEES

        The following table sets forth the names and business addresses of Hexcel's current directors and one director nominee who is not a current director; these directors and nominee may be deemed to be "participants." Also provided for each director and nominee is the name and principal business address of the corporation or other organization in which the principal occupation or employment of the director or nominee is carried on. The principal occupation or employment of each director or nominee who may be deemed to be a "participant" is set forth under "Election of Directors" in this proxy statement.

Name	Business Address
David E. Berges	Hexcel Corporation Two Stamford Plaza 281 Tresser Boulevard Stamford, Connecticut 06901-3238
Joel S. Beckman	Greenbriar Equity Group LLC 555 Theodore Fremd Avenue, Suite A-201 Rye, NY 10580
H. Arthur Bellows	Braeburn Associates 41 West Putnam Avenue Greenwich, CT 06830
Lynn Brubaker	c/o Hexcel Corporation Two Stamford Plaza 281 Tresser Boulevard Stamford, Connecticut 06901-3238
Jeffrey C. Campbell	McKesson Corporation One Post Street, Suite 37 San Francisco, CA 94104
Sandra L. Derickson	c/o Hexcel Corporation Two Stamford Plaza 281 Tresser Boulevard Stamford, Connecticut 06901-3238
W. Kim Foster	FMC Corporation 1735 Market Street Philadelphia, PA 19103
Jeffrey A. Graves	C&D Technologies, Inc. 1400 Union Meeting Road Blue Bell, PA 19422-0858

David Hill	c/o Hexcel Corporation Two Stamford Plaza 281 Tresser Boulevard Stamford, Connecticut 06901-3238
David C. Hurley	c/o Hexcel Corporation Two Stamford Plaza 281 Tresser Boulevard Stamford, Connecticut 06901-3238
David L. Pugh	Applied Industrial Technologies Inc. One Applied Plaza Cleveland, OH 44115-5015

OFFICERS AND OTHER EMPLOYEES

        The following table sets forth the name and principal occupation of Hexcel's officers and other employees (who are not otherwise directors) who may be deemed "participants." The principal business address of each such person is c/o Hexcel Corporation, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut 06901-3238.

Name	Principal Occupation
Michael Bacal	Communications and Investor Relations Manager
William Hunt	President
Ira J. Krakower	Senior Vice President, General Counsel and Secretary
Wayne C. Pensky	Senior Vice President and Chief Financial Officer

INFORMATION REGARDING OWNERSHIP OF HEXCEL'S SECURITIES BY PARTICIPANTS

        Except as described in this Annex A or this proxy statement, none of the persons listed above under "Directors and Nominees" or "Officers and Other Employees" owns any Hexcel securities of record which they do not own beneficially. The number of shares of Hexcel common stock beneficially owned by directors, the director nominee who is not a current director and the named officers, as of February 29, 2008, is set forth in the "Security Ownership of Certain Beneficial Owners and Management" section of this proxy statement. The number of Hexcel securities beneficially owned by Michael Bacal as of February 29, 2008 is set forth below.

Name	Shares of Common Stock Beneficially Owned
Michael Bacal	1,636

INFORMATION REGARDING TRANSACTIONS IN HEXCEL'S SECURITIES BY PARTICIPANTS

        The following table sets forth purchases and sales during the past two years of Hexcel's securities by the persons listed above under "Directors and Nominees" and "Officers and Other Employees." None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Common Stock Purchased or Sold (March 1, 2006 through March 1, 2008)

Name	Date	Number of Shares, Stock Options and RSUs Acquired or (Disposed of)	Notes
Michael Bacal	5/4/2006	848	(3)
Michael Bacal	5/4/2006	(848)	(9)
Michael Bacal	5/5/2006	1,034	(3)
Michael Bacal	5/5/2006	(1,034)	(9)
Michael Bacal	5/25/2006	1,666	(3)
Michael Bacal	5/25/2006	(1,666)	(9)
Michael Bacal	1/6/2007	331	(4)
Michael Bacal	1/6/2007	(111)	(6)
Michael Bacal	2/7/2007	137	(4)
Michael Bacal	2/7/2007	(54)	(6)
Michael Bacal	1/6/2008	132	(4)
Michael Bacal	1/6/2008	(52)	(6)
Michael Bacal	1/29/2008	226	(4)
Michael Bacal	1/29/2008	(90)	(6)
Michael Bacal	2/7/2008	137	(4)
Michael Bacal	2/7/2008	(54)	(6)
Joel S. Beckman	3/15/2006	(4,303,892)	(10)
Joel S. Beckman	3/21/2006	(351,407)	(10)
Joel S. Beckman	5/9/2006	(78,983)	(10)
Joel S. Beckman	5/10/2006	(12,000)	(11)
Joel S. Beckman	5/10/2006	12,000	(3)(11)
Joel S. Beckman	5/11/2006	2,051	(2)
Joel S. Beckman	5/10/2007	2,198	(2)
H. Arthur Bellows, Jr.	5/11/2006	2,051	(2)
H. Arthur Bellows, Jr.	5/10/2007	2,198	(2)
David E. Berges	1/6/2007	25,000	(4)
David E. Berges	1/6/2007	(7,963)	(6)
David E. Berges	1/27/2007	57,040	(4)
David E. Berges	1/27/2007	(19,844)	(6)
David E. Berges	1/29/2007	121,505	(1)
David E. Berges	1/29/2007	28,791	(2)
David E. Berges	2/7/2007	7,134	(4)
David E. Berges	2/7/2007	(2,918)	(6)
David E. Berges	10/18/2007	5,000	(7)(12)
David E. Berges	10/18/2007	(5,000)	(9)(12)
David E. Berges	10/29/2007	70,000	(3)
David E. Berges	10/29/2007	(70,000)	(8)
David E. Berges	10/30/2007	69,166	(3)
David E. Berges	10/30/2007	(69,166)	(8)

David E. Berges	12/11/2007	(4,000)	(9)(13)
David E. Berges	1/6/2008	11,750	(4)
David E. Berges	1/6/2008	(3,816)	(6)
David E. Berges	1/22/2008	14,660	(2)
David E. Berges	1/29/2008	74,599	(1)
David E. Berges	1/29/2008	35,232	(2)
David E. Berges	1/29/2008	9,597	(4)
David E. Berges	1/29/2008	(3,926)	(6)
David E. Berges	2/7/2008	7,134	(4)
David E. Berges	2/7/2008	(2,918)	(6)
Lynn Brubaker	5/11/2006	2,051	(2)
Lynn Brubaker	5/10/2007	2,198	(2)
Lynn Brubaker	12/27/2007	2,803	(4)
Jeffrey C. Campbell	5/11/2006	2,051	(2)
Jeffrey C. Campbell	5/10/2007	2,198	(2)
Sandra L. Derickson	5/11/2006	2,051	(2)
Sandra L. Derickson	11/16/2006	1,590	(4)
Sandra L. Derickson	5/10/2007	2,198	(2)
Sandra L. Derickson	5/19/2007	1,503	(4)
Kim W. Foster	5/10/2007	2,198	(2)
Jeffrey A. Graves	7/12/2007	2,078	(2)
William Hunt	12/4/2006	4,300	(3)
William Hunt	12/4/2006	(4,027)	(5)
William Hunt	1/6/2007	5,186	(4)
William Hunt	1/6/2007	(2,127)	(6)
William Hunt	1/29/2007	45,039	(1)
William Hunt	1/29/2007	35,672	(2)
William Hunt	2/7/2007	2,209	(4)
William Hunt	2/7/2007	(906)	(6)
William Hunt	8/15/2007	25,000	(3)
William Hunt	8/15/2007	(25,000)	(8)
William Hunt	8/21/2007	25,000	(3)
William Hunt	8/21/2007	(25,000)	(8)
William Hunt	9/26/2007	5,400	(3)
William Hunt	9/26/2007	(5,400)	(8)
William Hunt	10/9/2007	16,300	(3)
William Hunt	10/9/2007	(16,300)	(8)
William Hunt	10/10/2007	3,300	(3)
William Hunt	10/10/2007	(3,300)	(8)
William Hunt	10/24/2007	25,000	(3)
William Hunt	10/24/2007	(25,000)	(8)
William Hunt	12/3/2007	3,600	(3)
William Hunt	12/3/2007	(3,498)	(5)
William Hunt	1/6/2008	2,724	(4)
William Hunt	1/6/2008	(1,117)	(6)
William Hunt	1/22/2008	4,539	(2)
William Hunt	1/28/2008	24,298	(1)
William Hunt	1/28/2008	11,476	(2)

William Hunt	1/29/2008	3,558	(4)
William Hunt	1/29/2008	(1,459)	(6)
William Hunt	2/7/2008	2,209	(4)
William Hunt	2/7/2008	(906)	(6)
David D. Hurley	5/11/2006	2,051	(2)
David D. Hurley	5/10/2007	2,198	(2)
Ira J. Krakower	12/5/2006	15,000	(3)
Ira J. Krakower	12/5/2006	(13,844)	(5)
Ira J. Krakower	1/6/2007	10,624	(4)
Ira J. Krakower	1/6/2007	(3,899)	(6)
Ira J. Krakower	1/27/2007	2,461	(4)
Ira J. Krakower	1/27/2007	(819)	(6)
Ira J. Krakower	1/29/2007	25,772	(1)
Ira J. Krakower	1/29/2007	6,107	(2)
Ira J. Krakower	2/6/2007	(8,108)	(9)
Ira J. Krakower	2/7/2007	1,391	(4)
Ira J. Krakower	2/7/2007	(471)	(6)
Ira J. Krakower	2/12/2007	8,400	(3)
Ira J. Krakower	2/12/2007	(8,159)	(5)
Ira J. Krakower	3/13/2007	(120,140)	(9)
Ira J. Krakower	3/13/2007	120,140	(3)
Ira J. Krakower	3/14/2007	(35,500)	(9)
Ira J. Krakower	3/14/2007	35,500	(3)
Ira J. Krakower	10/26/2007	(11,600)	(9)
Ira J. Krakower	10/26/2007	11,600	(3)
Ira J. Krakower	1/6/2008	2,027	(4)
Ira J. Krakower	1/6/2008	(811)	(6)
Ira J. Krakower	1/22/2008	2,859	(2)
Ira J. Krakower	1/28/2008	15,433	(1)
Ira J. Krakower	1/28/2008	19,289	(2)
Ira J. Krakower	1/29/2008	2,036	(4)
Ira J. Krakower	1/29/2008	(689)	(6)
Ira J. Krakower	2/7/2008	1,391	(4)
Ira J. Krakower	2/7/2008	(471)	(6)
Wayne C. Pensky	8/7/2007	16,300	(3)
Wayne C. Pensky	8/7/2007	(11,197)	(5)
Wayne C. Pensky	10/26/2007	(4,800)	(9)
Wayne C. Pensky	10/26/2007	4,800	(3)
Wayne C. Pensky	1/6/2008	800	(4)
Wayne C. Pensky	1/6/2008	(297)	(6)
Wayne C. Pensky	1/22/2008	5,195	(2)
Wayne C. Pensky	1/28/2008	19,950	(1)
Wayne C. Pensky	1/28/2008	9,422	(2)
Wayne C. Pensky	1/29/2008	675	(4)

Wayne C. Pensky	1/29/2008	(209)	(6)
Wayne C. Pensky	2/7/2008	456	(4)
Wayne C. Pensky	2/7/2008	(141)	(6)
David L. Pugh	7/18/2006	3,392	(2)
David L. Pugh	5/10/2007	2,198	(2)
David L. Pugh	5/17/2007	5,000	(7)

(1)
Represents a non-qualified stock option grant.

(2)
Represents a Restricted Stock Unit grant.

(3)
Represents shares acquired upon the exercise of non-qualified stock options.

(4)
Represents shares acquired upon the conversion of Restricted Stock Units.

(5)
Represents shares withheld or delivered in payment of the exercise price due and required tax withholding upon the exercise of non-qualified stock options.

(6)
Represents shares withheld as payment of tax withholding required upon conversion of Restricted Stock Units.

(7)
Represents open market or private purchase.

(8)
Represents shares sold pursuant to a 10b5-1 trading plan.

(9)
Represents shares sold other than pursuant to a 10b5-1 trading plan.

(10)
Represents shares sold by certain affiliates of Greenbriar Equity Group LLC, of which Mr. Beckman is a Managing Partner, and certain affiliates of Berkshire Partners LLC pursuant to a registered public offering or private placement. Mr. Beckman disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(11)
Represents shares and non-qualified stock options held for the benefit of Greenbriar Equity Group LLC, of which Mr. Beckman is a member, pursuant to an understanding between Mr. Beckman and Greenbriar Equity Group LLC. Mr. Beckman disclaims beneficial ownership of these shares and options except to the extent of his pecuniary interest therein.

(12)
Represents transfer of shares to the Berges Family Trust.

(13)
Represents charitable gift.

MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

        Except as described in this Annex A or this proxy statement, neither any participant nor any of their respective associates or affiliates (together, the "Participant Affiliates"), is either a party to any transaction or series of transactions since January 1, 2007, or has knowledge of any current proposed transaction or series of proposed transactions, (i) to which Hexcel or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000, and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Annex A or elsewhere in this proxy statement, (i) no participant or Participant Affiliate directly or indirectly beneficially owns any securities of Hexcel or any securities of any subsidiary of Hexcel and (ii) no participant owns any securities of Hexcel of record but not beneficially. Mr. Bacal serves as Hexcel's Communications and Investor Relations Manager and earned approximately $148,613 in salary, bonus and equity awards in 2007.

        Except as described in this Annex A or this proxy statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to any future employment by Hexcel or any of its affiliates or any future transactions to which Hexcel or any of its affiliates will or may be a party.

        Except as described in this Annex A or in this proxy statement, no participant or Participant Affiliate is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of Hexcel, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. Messrs. Berges and Hunt have established written sales plans or arrangements as permitted under Rule 10b5-1 of the Securities Exchange Act of 1934.

        Except as described in this Annex A or in this proxy statement, and excluding any director or executive officer of Hexcel acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting.

GOLD PROXY

HEXCEL CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

To be held on May 8, 2008

This Proxy is Solicited by the Board of Directors of Hexcel Corporation

The undersigned stockholder of Hexcel Corporation (“Hexcel”) hereby appoints David E. Berges, Wayne C. Pensky and Ira J. Krakower and each of them, the lawful attorneys and proxies of the undersigned, each with powers of substitution, to vote all shares of common stock of Hexcel held of record by the undersigned on March 19, 2008 at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held in Community Room, Two Stamford Plaza, 281 Tresser Boulevard, Stamford, Connecticut, on May 8, 2008 at 10:30 a.m., local time, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if personally present, upon all matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 26, 2008, receipt of which is hereby acknowledged.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of Hexcel held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.

Shares represented by all properly executed proxies will be voted in accordance with the instructions appearing on the proxy and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting. PROXIES WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED OR IN THE ABSENCE OF INSTRUCTIONS, WILL BE VOTED FOR EACH OF THE NOMINEES SET FORTH IN ITEM 1 AND FOR ITEM 2 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(Continued and to be signed on the reverse side)

PROXY

SEE REVERSE SIDE

TO VOTE BY MAIL, PLEASE DETACH HERE

ANNUAL MEETING OF STOCKHOLDERS OF

HEXCEL CORPORATION

May 8, 2008

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.	Please mark vote as indicated in this example	☒

1.	Election of directors (check one box only):			2.	Ratification of PricewaterhouseCoopers LLP as	FOR	AGAINST	ABSTAIN
					Independent Registered Public	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES:			Accounting Firm.
		01 - David E. Berges	06 - W. Kim Foster
☐	WITHHOLD AUTHORITY	02 - Joel S. Beckman	07 - Jeffrey A. Graves	3.	To transact such other business
	FOR ALL NOMINEES	03 - Lynn Brubaker	08 - David C. Hill		as may properly come before the
		04 - Jeffrey C. Campbell	09 - David C. Hurley		Annual Meeting and any
☐	FOR ALL EXCEPT	05 - Sandra L. Derickson	10 - David L. Pugh		adjournments or postponements
	(See instructions below)				thereof.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number of each nominee for which you wish to withhold your vote:

Date:	, 2008

Signature

Signature (if held jointly)

Title

Note: Please sign exactly as your name or names appear on this
Proxy. When shares are held jointly, each holder should sign.
When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

TO VOTE BY MAIL, PLEASE DETACH HERE

QuickLinks

TABLE OF CONTENTS
ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
2007-2008 PSA Payout Schedule
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
  ANNEX A
Shares of Common Stock Purchased or Sold (March 1, 2006 through March 1, 2008)